J.P. Morgan Mortgage Acquisition Corp. Trust 2006-CW1

Asset Backed Pass-Through Certificates, Series 2006-CW1

$266,400,000 (Approximate)

Subject to Revision

May 18, 2006 – Free Writing Prospectus for Class A-1A and A-1B

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$266,400,000

(Approximate)

J.P. Morgan Mortgage Acquisition Trust 2006-CW1

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

Countrywide Home Loans, Inc.

Originator

Countrywide Home Loans Servicing LP

Servicer

Asset Backed Pass-Through Certificates, Series 2006-CW1

May 18 2006

Expected Timing:	Pricing Date:	On or about May [19], 2006
	Closing Date:	On or about May [31], 2006
	First Payment Date:	June 25, 2006, or first business day thereafter

Structure:	Bond Structure	$864,170,000 (approximate) senior/subordinate structure, floating rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Free Writing Prospectus for

JPMAC 2006-CW1

Preliminary Term Sheet

Date Prepared: May 18, 2006

$266,400,000 (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Trust 2006-CW1

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate Type /
Class(2,3,4)	Amount ($)(1)	Call/Mat(2)(5)	(Months) Call/Mat(2)(5)	(Moody’s/S&P/Fitch)	Distribution Date(6)	Certificate Rate(3)
A-1A	213,081,000	2.09 / 2.22	1 – 80 / 1 – 164	Aaa/AAA/AAA	May 2036	Fltg Rate Group I Senior
A-1B	53,319,000	2.09 / 2.22	1 – 80 / 1 - 164	Aaa/AAA/AAA	May 2036	Fltg Rate Group I Senior Mezz
A-2	237,874,000	Not Marketed Hereby		Aaa/AAA/AAA	July 2028	Fltg Rate Group II Senior Sequential
A-3	38,072,000	Not Marketed Hereby		Aaa/AAA/AAA	May 2036	Fltg Rate Group II Senior Sequential
A-4	103,118,000	Not Marketed Hereby		Aaa/AAA/AAA	May 2036	Fltg Rate Group II Senior Sequential
A-5	51,937,000	Not Marketed Hereby		Aaa/AAA/AAA	May 2036	Fltg Rate Group II Senior Sequential
M-1	32,551,000	Not Marketed Hereby		Aa1/AA+/AA+	May 2036	Fltg Rate Mezzanine
M-2	30,322,000	Not Marketed Hereby		Aa2/AA/AA	May 2036	Fltg Rate Mezzanine
M-3	17,836,000	Not Marketed Hereby		Aa3/AA-/AA	May 2036	Fltg Rate Mezzanine
M-4	15,161,000	Not Marketed Hereby		A1/AA-/AA-	May 2036	Fltg Rate Mezzanine
M-5	14,715,000	Not Marketed Hereby		A2/A+/A+	May 2036	Fltg Rate Mezzanine
M-6	13,377,000	Not Marketed Hereby		A3/A/A	May 2036	Fltg Rate Mezzanine
M-7	13,377,000	Not Marketed Hereby		Baa1/A-/BBB+	May 2036	Fltg Rate Mezzanine
M-8	11,594,000	Not Marketed Hereby		Baa2/BBB+/BBB	May 2036	Fltg Rate Mezzanine
M-9	8,918,000	Not Marketed Hereby		Baa3/BBB/BBB	May 2036	Fltg Rate Mezzanine
M-10 (7)	8,918,000	Not Publicly Offered		Ba1/BBB-/BBB-	May 2036	Fltg Rate Subordinate
Total:	864,170,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class A-1A and A-1B Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(3)

The margins on the Senior Certificates will double, and the margins on the Mezzanine and Subordinate Certificates will increase to [1.5] times the original margin on the first Distribution Date after the first possible Optional Termination Date.

(4)

The Offered Certificates will be subject to the applicable rate cap as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The final scheduled distribution date for each class of offered certificates, other than the Class A-2 Certificates, is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution date for the Class A-2 Certificates is calculated assuming a prepayment assumption of 0% and adding one month.

(7)

The Class M-10 Certificate will be privately placed and will not be offered pursuant to the prospectus.  Information presented herein for the Class M-10 Certificate is solely to assist purchasers of the Offered Certificates.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

#

Issuing Entity:

J.P. Morgan Mortgage Acquisition Trust 2006-CW1, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Originator:

 Countrywide Home Loans, Inc.

Servicer:

Countrywide Home Loans Servicing LP

Lead Manager:

J.P. Morgan Securities Inc.

Securities Administrator:

JPMorgan Chase Bank, National Association

Trustee:

U.S. Bank National Association

Swap Provider:

JPMorgan Chase Bank, National Association

Custodian:

J.P. Morgan Trust Company, National Association

Senior Certificates:

The Class A-1A and Class A-1B Certificates (collectively, the “Group I Certificates”) and the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the “Group II Certificates”).

Mezzanine Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificate:

The Class M-10 Certificate.

Floating Rate Certificates:

The Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

Offered Certificates:

The Class A-1A and Class A-1B Certificates.

Non-Offered Certificates:

The Group II Certificates, the Mezzanine Certificates, the Subordinate Certificates, the Class C Certificates, the Class P Certificates and the Residual Certificates.

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

May 1, 2006

Expected Pricing Date:

On or about May [19], 2006

Expected Closing Date:

On or about May [31], 2006

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day) beginning in June 2006.

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible, provided the investors meet the requirements of certain investor-based exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

[0.50]% per annum of the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Securities Administrator

Fee:

Approximately 0.004% per annum on the aggregate principal balance of the Mortgage Loans, subject to a monthly minimum of $500, together with the Servicing Fee and the Custodian Fee, the “Administrative Fee”.

Administrative Fee Rate:

The rate at which the Administrative Fees are calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:

100% PPC (100% PPC: 20HEP, or 2% - 20% CPR over 10 months, and remaining constant at 20% CPR in month 11 and thereafter)

ARM Loans:

100% PPC (100% PPC: 6% in month 1, an additional 1/11th of 26% CPR for each month thereafter, building to 32% CPR in month 12 and remaining constant at 32% CPR until month 24, increasing to and remaining constant at 50% CPR from month 25 until month 28, decreasing 1/6th of 15% CPR for each month thereafter, decreasing to 35% CPR in month 34 and remaining constant at 35% CPR from month 35 and thereafter; provided, however, the prepayment rate will not exceed 90% CPR in any period for any given percentage of Pricing Prepayment Speed).

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $891,817,320, of which: (i) approximately $340,665,584 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Freddie Mac or Fannie Mae balance limitations  (the “Group I Mortgage Loans”), and (ii) approximately $551,151,736 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac or Fannie Mae balance limitations (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 27.12%, 35.70% and 32.38% of the first-lien mortgage loans in the Group I Mortgage Loans, the Group II Mortgage Loans and the Mortgage Loans, respectively, are subject to a second-lien mortgage loan (“Silent Second”) that was originated at the same time as the first-lien mortgage loan.  The weighted average combined original loan-to-value ratio of the mortgage loans, including the Silent Seconds, is 85.37%.

Interest Accrual:

Interest will accrue on the Certificates at the applicable Pass-Through Rate.

Interest on the Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Pass-Through Rate:

The Class A-1A Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-1A Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-1A Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-1B Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-1B Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-1B Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-1 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-1 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-6 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-6 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-6 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-7 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-7 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-7 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-8 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-8 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-8 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-9 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-9 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-9 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-10 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-10 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-10 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

Net WAC Cap:

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees and (ii) any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Maximum Rate Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans (the “Net Swap Payment Rate”).

If investor interest payments are limited by the Maximum Rate Cap, they will not be reimbursed.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the pass-through rate on any class or classes of the Senior Certificates, the Mezzanine Certificates or the Subordinate Certificates is limited by the Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class or classes of the Senior Certificates,  the Mezzanine Certificates or the Subordinate Certificates had not been so limited by the Net WAC Cap, up to but not exceeding the Maximum Rate Cap, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related pass-through rate will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Cap Amount:

For any Distribution Date and Class of Certificates, an amount calculated by multiplying the related Certificate principal balance by the Maximum Rate Cap.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related Fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied and ending on the last day of the prior calendar month. The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that this amount does not exceed one-half of its servicing fee for such Distribution Date.  Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on Simple Interest Loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Credit Enhancement:

Consists of the following:

1) Excess Cashflow

2) Net Swap Payments received from the Swap Provider (if any)

3) Overcollateralization Amount

4) Subordination

Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the Available Funds, net of any Net Swap Payment made by the supplemental interest trust and the Swap Termination Payment, if any, made by the supplemental interest trust, over the sum of (i) the monthly interest accrued and any unpaid interest on the Senior Certificates and the monthly interest accrued on the Mezzanine and Subordinate Certificates, and (ii) the principal remittance amount.

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Senior, Mezzanine, and Subordinate Certificates and the Class P Certificates.  On the Closing Date, the O/C will be equal to approximately 3.10% the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the O/C is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to maintain O/C until the Overcollateralization Target Amount is reached.

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately

3.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately

6.20% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and

(ii)   the later to occur of

  (x)   the Distribution Date occurring in June 2009 and

  (y)   the first Distribution Date on which the Senior Credit Enhancement Percentage is greater than or equal to 43.60%.

Senior Credit

Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Mezzanine and Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans at the end of the related due period.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [36.70]% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
June 2008 – May 2009	[1.55]%
June 2009 – May 2010	[3.50]%
June 2010 – May 2011	[5.55]%
June 2011 – May 2012	[6.75]%
June 2012 and thereafter	[7.25]%

Sequential Trigger Event:

A "Sequential Trigger Event" is in effect if (a) there are no Subordinate, Mezzanine or Class C Certificates outstanding, or (b) with respect to any Distribution Date on or prior to the Distribution Date in June 2009, the aggregate amount of realized losses incurred since the Cut-Off Date through the last day of the related Collection Period (reduced by the aggregate amount of subsequent recoveries recovered since the Cut-Off Date through the last day of the related Collection Period) divided by the aggregate principal balance of the Mortgage Loans on the Cut-Off Date exceeds [TBD] or (c) with respect to any Distribution Date on or after the Distribution Date in June 2009, a Trigger Event is in effect.

Expected Credit Support

Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	21.80%	43.60%
M-1	18.15%	36.30%
M-2	14.75%	29.50%
M-3	12.75%	25.50%
M-4	11.05%	22.10%
M-5	9.40%	18.80%
M-6	7.90%	15.80%
M-7	6.40%	12.80%
M-8	5.10%	10.20%
M-9	4.10%	8.20%
M-10	3.10%	6.20%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow (including certain amounts received by the Swap Administrator from the Swap Agreement, if any), and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates, then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.

Principal Paydown:

Senior Certificates:

1)

Principal allocable to the Group I Certificates will be distributed pro rata to the Class A-1A and Class A-1B Certificates on each Distribution Date on which a Sequential Trigger Event is not in effect until the certificate principal balance of each such class has been reduced to zero. On each Distribution Date on which a Sequential Trigger Event is in effect, principal allocable to the Group I Certificates will be distributed sequentially to the Class A-1A and Class A-1B Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero.

2)

Principal allocable to the Group II Certificates will be distributed sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the Mezzanine, Subordinate and Class C  Certificates has been reduced to zero, distributions to the Group II Certificates shall be made concurrently to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, based on certificate principal balance.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates based on principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates and then x) the Class M-10 Certificates.

2)

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Offered Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates based on the principal collected in the related loan group, such that the Senior Certificates will have at least 43.60% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 36.30% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 29.50% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 25.50% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 22.10% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 18.80% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 15.80%  credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 12.80% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 10.20% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 8.20% credit enhancement and eleventh to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 6.20% credit enhancement (subject, in each case, to any overcollateralization floors).

Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement)) owed to the Swap Provider and other fees and expenses of the Trust, including payments, reimbursements and indemnities of the Servicer, the Trustee, the Securities Administrator, the Custodian and the Trust Oversight Manager.

From Available Funds for the related loan group, to pay interest on the Senior Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then from Available Funds from both loan groups to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From Available Funds for the related loan group, to pay principal on the Senior Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Mezzanine and Subordinate Certificates, in accordance with the principal payment provisions described above.

From Excess Cashflow, if any, to pay any current Realized Losses to the Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Excess Cashflow, if any, to pay unpaid interest shortfall amounts to Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

From Excess Cashflow, to the Net WAC Reserve Fund if any, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates in the same order of priority as described below.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, any Relief Act Shortfalls.

From Excess Cashflow, if any, certain reimbursements to the transaction parties.

From Excess Cashflow, if any, to pay the Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Excess Cashflow, if any, to pay any remaining amount to the Class C and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any current Realized Losses to the Senior, Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account, to pay any principal first, on the Senior Certificates, pro rata, and second, on the Mezzanine and Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any unpaid interest on the Senior Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From the Swap Account, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, and Relief Act Shortfalls.

From the Swap Account certain reimbursements to the transaction parties.

From the Swap Account sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

Swap Agreement:

On the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of $855,252,983.26.  Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to [TBD] per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Net WAC Cap Carryover

Reserve Account:

Amounts deposited in the Net WAC Cap Carryover Reserve Account will be distributed to the Senior, Mezzanine and Subordinate Certificates, any related unpaid Net WAC Cap Carryover Amount (in each case only up to a maximum amount equal to the Cap Amount for the related class) distributed in the following order of priority:

i)

to the Senior Certificates, on a pro rata basis based on their respective Cap Amounts.

ii)

to the Class M-1 Certificates.

iii)

to the Class M-2 Certificates.

iv)

to the Class M-3 Certificates.

v)

to the Class M-4 Certificates.

vi)

to the Class M-5 Certificates.

vii)

to the Class M-6 Certificates.

viii)

to the Class M-7 Certificates.

ix)

to the Class M-8 Certificates.

x)

to the Class M-9 Certificates.

xi)

to the Class M-10 Certificates.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
June 25, 2006	855,252,983.26	April 25, 2009	84,182,029.94
July 25, 2006	841,062,215.36	May 25, 2009	81,613,501.19
August 25, 2006	823,906,566.97	June 25, 2009	79,153,807.09
September 25, 2006	797,695,666.75	July 25, 2009	76,767,869.07
October 25, 2006	772,672,611.42	August 25, 2009	74,453,480.30
November 25, 2006	747,803,994.86	September 25, 2009	72,208,500.12
December 25, 2006	729,766,699.05	October 25, 2009	70,030,851.98
January 25, 2007	700,642,898.80	November 25, 2009	67,804,620.00
February 25, 2007	669,768,768.86	December 25, 2009	65,624,543.41
March 25, 2007	637,885,631.32	January 25, 2010	63,509,868.62
April 25, 2007	606,831,015.46	February 25, 2010	61,458,639.19
May 25, 2007	577,289,315.11	March 25, 2010	59,468,957.25
June 25, 2007	549,193,337.82	April 25, 2010	57,538,981.72
July 25, 2007	522,469,898.57	May 25, 2010	55,666,926.60
August 25, 2007	497,049,596.14	June 25, 2010	53,851,059.32
September 25, 2007	472,866,615.07
October 25, 2007	449,858,537.95
November 25, 2007	427,966,167.74
December 25, 2007	407,046,595.86
January 25, 2008	386,880,452.50
February 25, 2008	365,673,857.65
March 25, 2008	217,109,063.82
April 25, 2008	158,496,312.22
May 25, 2008	150,192,432.94
June 25, 2008	143,081,172.09
July 25, 2008	136,565,866.44
August 25, 2008	130,737,161.25
September 25, 2008	125,459,121.73
October 25, 2008	120,631,181.32
November 25, 2008	116,177,592.40
December 25, 2008	112,045,778.53
January 25, 2009	108,477,043.07
February 25, 2009	99,410,961.98
March 25, 2009	87,013,633.59

Net WAC Cap and Effective Rate Schedule

Period	Payment Date	Net WAC Cap(%)(1)(2)	Effective Rate(%)(1)(3)	Period	Payment Date	Net WAC Cap (%)(1)(2)	Effective Rate(%)(1)(3)
1	June 25, 2006	9.10	23.12	45	February 25, 2010	10.38	14.12
2	July 25, 2006	7.58	21.52	46	March 25, 2010	11.81	15.40
3	August 25, 2006	7.34	21.33	47	April 25, 2010	10.77	14.48
4	September 25, 2006	7.34	21.09	48	May 25, 2010	11.10	14.75
5	October 25, 2006	7.59	20.98	49	June 25, 2010	10.71	14.40
6	November 25, 2006	7.34	20.72	50	July 25, 2010	11.04	11.04
7	December 25, 2006	7.59	20.77	51	August 25, 2010	10.71	10.71
8	January 25, 2007	7.34	20.46	52	September 25, 2010	10.76	10.76
9	February 25, 2007	7.34	20.22	53	October 25, 2010	11.09	11.09
10	March 25, 2007	8.14	20.28	54	November 25, 2010	10.70	10.70
11	April 25, 2007	7.35	19.70	55	December 25, 2010	11.03	11.03
12	May 25, 2007	7.59	19.55	56	January 25, 2011	10.65	10.65
13	June 25, 2007	7.35	19.19	57	February 25, 2011	10.64	10.64
14	July 25, 2007	7.59	19.05	58	March 25, 2011	11.80	11.80
15	August 25, 2007	7.35	18.70	59	April 25, 2011	10.63	10.63
16	September 25, 2007	7.35	18.47	60	May 25, 2011	10.95	10.95
17	October 25, 2007	7.60	18.36	61	June 25, 2011	10.57	10.57
18	November 25, 2007	7.35	18.01	62	July 25, 2011	10.90	10.90
19	December 25, 2007	7.60	17.90	63	August 25, 2011	10.51	10.51
20	January 25, 2008	7.35	17.55	64	September 25, 2011	10.49	10.49
21	February 25, 2008	7.37	17.29	65	October 25, 2011	10.81	10.81
22	March 25, 2008	8.55	14.47	66	November 25, 2011	10.43	10.43
23	April 25, 2008	8.30	12.92	67	December 25, 2011	10.75	10.75
24	May 25, 2008	8.56	13.09	68	January 25, 2012	10.37	10.37
25	June 25, 2008	8.27	12.84	69	February 25, 2012	10.34	10.34
26	July 25, 2008	8.53	13.04	70	March 25, 2012	11.03	11.03
27	August 25, 2008	8.25	12.80	71	April 25, 2012	10.29	10.29
28	September 25, 2008	8.70	13.25	72	May 25, 2012	10.60	10.60
29	October 25, 2008	9.22	13.71	73	June 25, 2012	10.23	10.23
30	November 25, 2008	8.91	13.44	74	July 25, 2012	10.54	10.54
31	December 25, 2008	9.19	13.65	75	August 25, 2012	10.17	10.17
32	January 25, 2009	8.88	13.39	76	September 25, 2012	10.14	10.14
33	February 25, 2009	8.95	13.21	77	October 25, 2012	10.45	10.45
34	March 25, 2009	10.53	14.22	78	November 25, 2012	10.09	10.09
35	April 25, 2009	9.72	13.55	79	December 25, 2012	10.39	10.39
36	May 25, 2009	10.03	13.81	80	January 25, 2013	10.03	10.03
37	June 25, 2009	9.69	13.51
38	July 25, 2009	10.00	13.76
39	August 25, 2009	9.72	13.52
40	September 25, 2009	10.21	14.01
41	October 25, 2009	10.76	14.51
42	November 25, 2009	10.39	14.18
43	December 25, 2009	10.72	14.44
44	January 25, 2010	10.35	14.10

(1) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase and remain at 20.00%.

(2) As a result of the assumption that 1-month LIBOR and 6-month LIBOR are at 20.00%, the indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(3) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-1A
WAL	19.90	4.31	2.09	1.20	0.92
Principal Window	1 - 346	1 - 163	1 - 80	1 - 30	1 - 23
# months	346	163	80	30	23
Class A-1B
WAL	19.90	4.31	2.09	1.20	0.92
Principal Window	1 - 346	1 - 163	1 - 80	1 - 30	1 - 23
# months	346	163	80	30	23

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-1A
WAL	19.93	4.54	2.22	1.20	0.92
Principal Window	1 - 357	1 - 291	1 - 164	1 - 30	1 - 23
# months	357	291	164	30	23
Class A-1B
WAL	19.93	4.54	2.22	1.20	0.92
Principal Window	1 - 357	1 - 291	1 - 164	1 - 30	1 - 23
# months	357	291	164	30	23

EXCESS SPREAD (1,2)

Period	STATIC Excess Spread %	FORWARD Excess Spread %	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	Period	STATIC Excess Spread %	FORWARD Excess Spread %	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %
1	3.06	3.06	5.081	5.278	41	4.56	4.43	5.463	5.567
2	2.16	2.16	5.159	5.314	42	4.42	4.27	5.481	5.581
3	2.15	2.15	5.212	5.337	43	4.53	4.38	5.498	5.593
4	2.16	2.15	5.253	5.356	44	4.39	4.21	5.513	5.603
5	2.18	2.17	5.318	5.367	45	4.41	4.23	5.527	5.610
6	2.17	2.15	5.302	5.367	46	4.80	4.69	5.537	5.617
7	2.19	2.17	5.292	5.361	47	4.40	4.26	5.546	5.622
8	2.17	2.15	5.296	5.357	48	4.51	4.37	5.552	5.626
9	2.17	2.15	5.320	5.358	49	4.37	4.21	5.555	5.630
10	2.26	2.24	5.318	5.360	50	4.55	4.29	5.559	5.635
11	2.19	2.16	5.320	5.369	51	4.36	4.08	5.563	5.640
12	2.22	2.20	5.263	5.384	52	4.35	4.07	5.567	5.646
13	2.19	2.16	5.269	5.413	53	4.50	4.23	5.572	5.653
14	2.23	2.19	5.302	5.447	54	4.31	4.02	5.577	5.660
15	2.20	2.15	5.337	5.478	55	4.46	4.18	5.583	5.668
16	2.21	2.14	5.371	5.506	56	4.27	3.97	5.590	5.677
17	2.26	2.19	5.405	5.529	57	4.25	3.94	5.597	5.686
18	2.21	2.13	5.436	5.547	58	4.74	4.49	5.605	5.696
19	2.27	2.17	5.464	5.557	59	4.21	3.91	5.614	5.706
20	2.22	2.11	5.486	5.558	60	4.36	4.07	5.624	5.716
21	2.24	2.12	5.501	5.551	61	4.17	3.85	5.635	5.726
22	3.12	2.90	5.509	5.538	62	4.33	4.01	5.645	5.735
23	3.25	2.97	5.507	5.519	63	4.14	3.79	5.655	5.744
24	3.36	3.10	5.494	5.498	64	4.12	3.78	5.664	5.752
25	3.23	2.97	5.471	5.475	65	4.27	3.95	5.673	5.760
26	3.33	3.11	5.447	5.454	66	4.08	3.73	5.681	5.766
27	3.21	2.99	5.423	5.436	67	4.23	3.89	5.689	5.773
28	3.68	3.48	5.400	5.421	68	4.04	3.67	5.696	5.778
29	4.03	3.85	5.380	5.410	69	4.02	3.65	5.702	5.783
30	3.90	3.72	5.362	5.404	70	4.35	4.01	5.708	5.787
31	4.01	3.85	5.349	5.403	71	3.99	3.61	5.713	5.790
32	3.89	3.72	5.339	5.408	72	4.14	3.78	5.717	5.793
33	3.96	3.80	5.335	5.419	73	3.95	3.57	5.720	5.796
34	4.77	4.66	5.336	5.434	74	4.11	3.73	5.723	5.798
35	4.47	4.37	5.343	5.452	75	3.92	3.52	5.726	5.800
36	4.59	4.48	5.358	5.473	76	3.90	3.50	5.729	5.802
37	4.45	4.33	5.379	5.494	77	4.05	3.67	5.731	5.804
38	4.41	4.27	5.401	5.514	78	3.86	3.46	5.733	5.805
39	4.35	4.19	5.423	5.533	79	4.02	3.63	5.735	5.807
40	4.44	4.30	5.443	5.551	80	3.83	3.42	5.736	5.807

(1)      Assumes the pricing prepayment speed to call.

(2)

Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Custodian Fee, and Securities Administrator Fee), less the amount of interest accrued at the related Pass-Through Rate and paid on the related Distribution Date on the Certificates plus swap payments received from the Swap Provider minus swap payments owed to the Swap Provider divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period and multiplied by (c) 12.

Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
M-1	47.0	20.43	30.1	21.34	22.1	21.96
M-2	35.5	17.61	23.7	18.39	17.8	18.93
M-3	29.9	15.94	20.4	16.65	15.5	17.14
M-4	25.7	14.53	17.8	15.15	13.6	15.55
M-5	22.0	13.14	15.5	13.71	12.0	14.12
M-6	18.9	11.85	13.5	12.37	10.5	12.71
M-7	16.0	10.52	11.6	11.00	9.0	11.22
M-8	13.7	9.38	10.0	9.78	7.8	9.96
M-9	12.0	8.47	8.8	8.81	7.0	9.09

Assumptions:

(1)

Pricing Prepayment Assumption, default is in addition to voluntary prepay

(2)

Forward LIBOR

(3)

12 month recovery lag

(4)

100% Servicer advance of delinquent principal and interest

(5)

To maturity

(6)

Trigger Event is in effect for every Distribution Date on or after the Stepdown Date

(7)

‘Break’ is first dollar of principal loss

Footnotes:

(a)

Constant Default Rate (“CDR”) is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans

Total Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$891,817,320	$5,179	$960,000
Average Scheduled Principal Balance:	$175,175
Number of Mortgage Loans:	5,091

Weighted Average Gross Coupon:	8.091%	5.375%	15.625%
Weighted Average Fico Score:	614	500	810
Weighted Average Combined Original LTV:	79.20%	6.32%	100.00%
Weighted Average DTI:	41.11%	0.11%	64.53%

Weighted Average Original Term:	354	120	360
Weighted Average Stated Remaining Term:	351	108	359
Weighted Average Seasoning:	3	1	72

Margin:	6.892%	2.320%	11.720%
Minimum Mortgage Rate:	8.170%	4.850%	13.875%
Maximum Mortgage Rate:	15.049%	10.500%	20.875%
Initial Periodic Cap:	1.778%	1.000%	6.000%
Periodic Cap:	1.408%	1.000%	3.000%
Next Rate Adj.(mos):	23	2	59

Maturity Date:		May-01-2015	Apr-01-2036
Maximum ZIP Code Concentration:	92337(0.32%)

ARM:	73.80%
Fixed Rate:	26.20%

Interest Only:	31.05%	Single Family:	71.27%
Not Interest Only:	68.95%	Multi Family:	4.61%
Weighted Average IO Term	40	Condo:	6.73%
		Manufactured Housing:	0.23%
First Lien:	96.99%	Planned Unit Development:	17.16%
Second Lien:	3.01%
		Top 5 States:
Full Documentation:	62.45%	California	24.64%
Stated Documentation:	37.55%	Florida	10.98%
		New York	5.86%
Purchase:	40.69%	Illinois	4.87%
Cash Out Refinance:	55.84%	Texas	4.20%
Rate/Term Refinance:	3.48%

Owner:	96.18%
Non-Owner:	3.40%
Second Home:	0.42%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	540	$16,941,288.20	1.90%	11.112%	198	95.69%	629	37.83%
50,001 - 100,000	1,039	79,656,746.48	8.93	9.059	335	81.51	606	37.68
100,001 - 150,000	1,036	128,594,506.82	14.42	8.361	353	78.60	601	39.34
150,001 - 200,000	787	137,656,098.97	15.44	8.076	356	78.30	610	41.06
200,001 - 250,000	550	123,181,712.58	13.81	7.905	357	78.75	617	41.81
250,001 - 300,000	387	106,200,042.01	11.91	7.849	357	78.39	614	42.89
300,001 - 350,000	291	94,498,562.65	10.60	7.735	357	78.25	619	42.24
350,001 - 400,000	190	71,043,998.92	7.97	7.885	357	78.75	618	42.94
400,001 - 450,000	105	44,633,527.20	5.00	7.619	357	79.33	616	41.77
450,001 - 500,000	79	37,640,275.98	4.22	7.719	358	79.15	615	41.45
500,001 - 550,000	36	18,757,505.95	2.10	7.672	357	80.94	640	42.38
550,001 - 600,000	21	12,044,826.57	1.35	7.200	349	76.57	625	44.50
600,001 - 650,000	13	8,151,764.39	0.91	7.780	358	81.55	629	33.67
650,001 - 700,000	7	4,761,233.83	0.53	7.204	356	78.34	646	40.60
700,001 - 750,000	5	3,628,126.18	0.41	7.680	358	80.74	602	45.01
750,001 - 800,000	1	798,171.65	0.09	7.400	357	66.67	618	49.02
850,001 - 900,000	2	1,737,055.81	0.19	7.823	358	73.17	607	43.71
900,001 - 950,000	1	931,876.00	0.10	6.655	358	71.68	659	34.08
950,001 - 1,000,000	1	960,000.00	0.11	8.375	357	80.00	666	32.47
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Current Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	2	$425,155.75	0.05%	5.391%	353	84.16%	595	46.58%
5.500 - 5.999	35	9,082,759.55	1.02	5.773	354	68.83	671	40.70
6.000 - 6.499	182	51,646,243.70	5.79	6.233	354	68.80	624	41.38
6.500 - 6.999	535	129,486,876.65	14.52	6.742	356	73.52	626	40.90
7.000 - 7.499	520	115,418,435.73	12.94	7.223	357	76.87	620	42.11
7.500 - 7.999	854	171,477,990.54	19.23	7.726	357	79.26	621	41.03
8.000 - 8.499	604	111,515,550.71	12.50	8.240	357	80.52	616	41.17
8.500 - 8.999	675	117,734,067.28	13.20	8.726	357	81.22	607	41.59
9.000 - 9.499	354	57,986,733.82	6.50	9.211	355	82.57	594	41.88
9.500 - 9.999	391	51,539,932.92	5.78	9.718	348	84.71	584	40.06
10.000 - 10.499	221	27,436,974.75	3.08	10.210	340	85.31	590	39.25
10.500 - 10.999	210	18,079,300.25	2.03	10.720	307	89.52	587	39.51
11.000 - 11.499	176	11,219,837.76	1.26	11.214	270	92.31	604	40.88
11.500 - 11.999	154	10,210,251.08	1.14	11.702	279	92.04	599	38.53
12.000 - 12.499	99	4,903,263.80	0.55	12.169	239	92.94	601	36.84
12.500 - 12.999	47	1,883,131.41	0.21	12.693	232	95.73	610	37.60
13.000 - 13.499	15	1,222,479.51	0.14	13.102	300	92.38	622	42.06
13.500 - 13.999	13	441,013.43	0.05	13.668	239	97.35	589	37.60
14.000 - 14.499	3	85,854.89	0.01	14.310	221	93.55	556	36.08
15.500 - 15.999	1	21,466.66	0.00	15.625	108	89.51	612	20.11
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	272	$45,404,292.74	5.09%	8.993%	356	73.03%	513	41.91%
525 - 549	368	59,998,437.11	6.73	8.716	356	75.24	537	40.74
550 - 574	495	90,112,137.62	10.10	8.393	356	78.08	563	40.20
575 - 599	839	140,144,991.75	15.71	8.112	352	79.43	588	41.30
600 - 624	1,076	183,377,884.47	20.56	7.943	350	80.35	612	41.25
625 - 649	935	170,946,251.14	19.17	7.935	351	79.98	637	40.82
650 - 674	587	108,114,519.26	12.12	7.922	348	80.41	661	41.43
675 - 699	307	54,855,287.41	6.15	7.704	348	81.17	686	41.40
700 - 724	108	19,628,289.08	2.20	7.688	349	79.71	710	42.06
725 - 749	50	8,859,485.49	0.99	7.917	344	79.90	736	41.01
750 - 774	34	6,653,834.51	0.75	7.596	341	78.14	764	40.88
775 - 799	16	3,493,423.30	0.39	7.347	354	76.56	784	41.76
800 - 824	4	228,486.31	0.03	9.160	239	80.63	807	40.53
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Combined Original LTV (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	167	$26,576,643.86	2.98%	7.230%	352	39.50%	593	38.33%
50.01 - 55.00	75	13,737,784.67	1.54	6.970	352	52.82	613	37.15
55.01 - 60.00	102	21,125,996.99	2.37	7.162	356	57.62	599	38.21
60.01 - 65.00	147	31,165,601.56	3.49	7.333	356	63.14	596	39.86
65.01 - 70.00	244	54,847,679.95	6.15	7.637	356	68.46	591	40.54
70.01 - 75.00	350	73,240,535.27	8.21	7.644	357	73.98	596	40.93
75.01 - 80.00	2,028	379,739,854.23	42.58	7.970	357	79.75	627	41.64
80.01 - 85.00	393	80,604,526.45	9.04	8.065	356	84.15	593	41.49
85.01 - 90.00	656	137,447,189.53	15.41	8.490	355	89.49	614	41.69
90.01 - 95.00	268	37,093,341.47	4.16	9.353	345	94.69	607	41.76
95.01 - 100.00	661	36,238,166.21	4.06	10.453	249	99.77	635	39.42
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	1	$32,159.65	0.00%	12.250%	117	90.00%	609	38.47%
180	613	27,784,105.14	3.12	10.680	175	94.41	638	38.42
240	72	2,679,166.18	0.30	10.800	234	93.97	623	36.81
360	4,405	861,321,889.22	96.58	7.999	357	78.66	613	41.21
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	3	$71,409.07	0.01%	13.763%	114	84.59%	592	27.43%
121 - 180	611	27,744,855.72	3.11	10.674	175	94.43	638	38.45
181 - 240	72	2,679,166.18	0.30	10.800	234	93.97	623	36.81
301 - 360	4,405	861,321,889.22	96.58	7.999	357	78.66	613	41.21
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	198	$23,273,330.41	2.61%	8.701%	334	80.32%	605	15.31%
20.01 - 25.00	209	27,170,323.89	3.05	8.133	346	76.37	607	22.75
25.01 - 30.00	357	49,533,604.59	5.55	8.111	351	76.05	608	27.85
30.01 - 35.00	558	95,899,621.09	10.75	7.964	352	76.71	614	32.69
35.01 - 40.00	808	136,332,109.40	15.29	8.073	352	79.09	613	37.60
40.01 - 45.00	1,198	217,473,629.99	24.39	8.123	352	79.97	621	42.65
45.01 - 50.00	1,357	255,803,648.47	28.68	8.129	352	80.47	614	47.68
50.01 - 55.00	364	79,235,992.12	8.88	7.831	354	78.05	602	52.57
55.01 - 60.00	33	5,912,044.35	0.66	8.317	347	87.13	623	57.40
60.01 or greater	9	1,183,015.88	0.13	8.983	328	88.57	612	62.14
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Adjustable Rate Mortgage	3,387	$658,145,968.62	73.80%	8.208%	357	79.82%	613	41.51%
Fixed Rate Mortgage	1,704	233,671,351.57	26.20	7.761	334	77.44	617	40.00
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Product Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
15/30 Balloon	568	$23,957,549.37	2.69%	11.140%	175	98.36%	641	39.12%
2/28 ARM	1,810	316,176,503.04	35.45	8.402	357	79.85	602	41.69
2/28 ARM Balloon	1	419,663.05	0.05	9.25	356	80.00	618	46.49
2/28 ARM IO	818	210,951,865.54	23.65	7.862	357	80.63	632	41.68
30/40 Balloon	1	205,973.59	0.02	6.75	355	80.00	773	30.78
3/27 ARM	557	84,822,162.16	9.51	8.543	357	78.94	597	39.70
3/27 ARM IO	149	34,327,346.50	3.85	7.78	357	77.77	632	42.37
5/25 ARM	3	885,647.73	0.10	7.134	358	72.28	615	42.70
6ML ARM	49	10,562,780.60	1.18	8.072	357	76.99	585	44.20
Fixed	1,014	177,895,757.69	19.95	7.415	351	74.37	613	39.63
Fixed IO	121	31,612,070.92	3.54	7.151	357	78.86	619	42.78
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	4,003	$614,926,037.23	68.95%	8.235%	348	78.80%	606	40.76%
Interest Only	1,088	276,891,282.96	31.05	7.771	357	80.07	631	41.89
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	4,003	$614,926,037.23	68.95%	8.235%	348	78.80%	606	40.76%
24	525	136,095,595.54	15.26	7.809	357	80.31	633	41.82
36	100	23,088,696.99	2.59	7.612	357	76.45	631	43.19
60	463	117,706,990.43	13.20	7.757	357	80.51	629	41.72
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	1,673	$268,375,910.35	30.09%	8.644%	348	80.24%	614	40.80%
12	184	46,010,439.31	5.16	7.934	356	78.06	616	42.29
13	1	276,000.00	0.03	8.500	355	80.00	633	44.62
24	1,932	365,136,316.48	40.94	8.046	355	80.50	612	41.84
30	2	584,372.81	0.07	8.575	356	81.90	665	48.09
36	747	106,505,790.60	11.94	7.923	344	77.95	614	40.05
60	552	104,928,490.64	11.77	7.070	352	73.73	615	39.90
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First Lien	4,430	$864,929,752.85	96.99%	7.996%	357	78.61%	613	41.19%
Second Lien	661	26,887,567.34	3.01	11.162	180	98.01	640	38.78
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	3,445	$556,976,322.19	62.45%	7.904%	351	79.29%	604	41.13%
Stated Income	1,646	334,840,998.00	37.55	8.403	352	79.04	630	41.08
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Cash Out Refinance	2,530	$497,949,427.15	55.84%	7.887%	354	76.55%	598	40.77%
Purchase	2,354	362,876,999.68	40.69	8.391	348	82.92	634	41.78
Rate/Term Refinance	207	30,990,893.36	3.48	7.862	347	78.20	616	38.85
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	3,718	$635,616,760.13	71.27%	8.011%	352	78.74%	612	40.81%
Planned Unit Development	802	153,030,234.46	17.16	8.167	350	81.44	613	42.14
Condo Low Rise	337	53,532,324.20	6.00	8.453	349	80.38	626	41.55
2 Family	155	32,469,127.02	3.64	8.377	351	76.98	621	42.52
3 Family	26	7,130,404.93	0.80	8.806	351	78.09	637	40.33
Condo High Rise	28	6,484,614.54	0.73	8.881	356	82.03	633	40.23
Manufactured Housing	19	2,031,765.29	0.23	8.560	358	66.19	604	33.52
4 Family	6	1,522,089.62	0.17	7.949	352	61.75	612	37.58
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Owner	4,880	$857,711,409.49	96.18%	8.063%	351	79.05%	612	41.17%
Non-Owner	187	30,355,637.03	3.40	8.826	356	83.27	645	39.30
Second Home	24	3,750,273.67	0.42	8.652	356	78.72	635	42.41
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A+	2,764	$478,802,453.34	53.69%	8.049%	351	79.92%	621	41.44%
A	1,345	238,601,424.59	26.75	8.124	351	81.01	621	41.34
A-	212	45,949,692.13	5.15	7.917	351	76.03	587	41.42
B	323	56,344,580.92	6.32	8.139	353	75.09	585	40.37
C	271	44,036,744.01	4.94	8.345	354	72.56	575	39.18
C-	158	24,524,258.05	2.75	8.322	358	76.61	590	37.59
D	17	3,175,483.15	0.36	8.394	358	65.30	560	36.54
NA	1	382,684.00	0.04	7.500	356	79.61	619	49.07
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
California	755	$219,763,667.11	24.64%	7.477%	352	75.86%	624	41.59%
Florida	568	97,929,107.84	10.98	8.241	352	79.08	610	41.45
New York	192	52,304,489.84	5.86	7.754	353	77.04	619	44.08
Illinois	270	43,408,848.61	4.87	8.648	353	81.26	613	40.68
Texas	377	37,424,982.42	4.20	8.424	349	82.40	607	40.25
Maryland	153	33,663,288.13	3.77	8.026	355	79.56	608	40.23
New Jersey	146	30,757,001.59	3.45	8.383	354	77.41	613	42.27
Virginia	162	29,796,392.60	3.34	8.043	351	78.97	604	41.37
Arizona	174	29,553,014.03	3.31	8.233	350	79.15	613	40.95
Washington	153	28,414,900.46	3.19	7.762	351	82.48	617	41.41
Georgia	221	28,326,925.05	3.18	8.813	349	83.80	621	39.86
Nevada	119	24,602,724.84	2.76	8.118	348	79.87	618	42.84
Massachusetts	113	24,412,994.45	2.74	7.981	351	74.27	606	39.73
Michigan	171	18,344,071.35	2.06	8.785	351	84.64	605	40.65
Pennsylvania	99	13,046,536.92	1.46	8.279	350	79.51	598	40.07
Colorado	72	12,821,950.30	1.44	8.262	350	83.20	611	41.40
North Carolina	112	12,804,421.60	1.44	8.716	345	83.67	616	39.47
Hawaii	40	12,558,748.49	1.41	7.237	353	74.79	623	42.01
Oregon	68	11,692,541.30	1.31	7.875	351	80.72	620	40.62
Tennessee	100	11,025,251.64	1.24	8.602	354	85.13	611	39.29
Ohio	121	10,714,105.42	1.20	9.212	339	85.75	597	39.09
Connecticut	55	9,760,132.64	1.09	8.461	349	79.02	609	40.90
Minnesota	64	9,653,623.32	1.08	8.422	350	80.75	614	41.91
Alabama	71	7,520,935.30	0.84	8.871	351	85.93	591	37.97
Missouri	72	7,181,823.76	0.81	8.594	351	82.91	600	37.07
Wisconsin	54	6,699,237.68	0.75	8.894	350	82.21	601	40.27
Indiana	62	5,662,334.50	0.63	8.745	351	83.42	599	38.53
Louisiana	41	4,906,346.04	0.55	9.140	352	85.14	606	42.28
South Carolina	39	4,887,328.73	0.55	8.801	351	84.00	600	41.29
Utah	33	4,437,026.35	0.50	8.369	347	81.88	618	40.27
New Hampshire	27	4,189,126.89	0.47	7.734	346	80.02	615	40.94
New Mexico	32	4,178,917.28	0.47	8.288	350	80.21	605	38.71
Idaho	34	3,967,887.53	0.44	9.148	344	83.24	605	39.20
Kentucky	42	3,485,538.10	0.39	8.834	346	83.01	601	35.10
Mississippi	37	3,366,973.08	0.38	8.630	343	82.30	600	35.58
Oklahoma	40	3,315,441.91	0.37	8.434	350	82.83	603	39.11
Kansas	34	3,205,461.41	0.36	9.395	345	85.80	585	40.44
Delaware	16	2,672,056.81	0.30	7.924	351	81.73	585	41.56
Rhode Island	13	2,616,064.93	0.29	7.692	358	74.79	601	41.85
District Of Columbia	11	2,483,896.74	0.28	7.634	357	59.50	578	34.83
Iowa	28	2,392,008.45	0.27	9.131	347	83.35	610	38.73
Maine	19	2,273,579.47	0.25	7.900	356	78.45	573	39.72
West Virginia	12	2,040,673.11	0.23	8.448	351	79.95	598	44.27
Montana	13	1,521,796.12	0.17	8.596	352	80.28	580	35.08
Alaska	9	1,311,975.20	0.15	9.077	353	82.68	593	40.79
Nebraska	11	1,107,383.37	0.12	8.282	355	85.86	606	38.25
Arkansas	11	1,082,910.37	0.12	9.419	357	90.87	608	39.33
Vermont	6	891,872.24	0.10	7.411	358	78.00	585	47.29
Wyoming	10	846,556.56	0.09	8.274	337	81.16	642	45.73
North Dakota	5	442,247.96	0.05	9.741	341	89.12	614	32.10
South Dakota	4	350,200.35	0.04	9.084	358	85.82	583	40.69
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2.000 - 2.499	1	$64,688.97	0.01%	8.820%	357	80.00%	634	42.63%
3.000 - 3.499	14	2,883,454.43	0.44	7.435	358	68.46	565	38.98
3.500 - 3.999	5	1,344,287.04	0.20	7.243	357	79.59	608	43.53
4.000 - 4.499	17	2,668,912.52	0.41	8.201	357	77.81	581	40.38
4.500 - 4.999	45	9,012,490.14	1.37	7.361	358	67.28	603	42.67
5.000 - 5.499	117	23,922,944.47	3.63	7.420	357	71.66	616	41.43
5.500 - 5.999	386	79,293,434.77	12.05	7.464	357	77.00	609	41.11
6.000 - 6.499	504	102,020,196.20	15.50	7.681	357	79.09	615	41.97
6.500 - 6.999	677	139,221,069.62	21.15	7.904	357	79.68	620	41.73
7.000 - 7.499	567	106,445,849.65	16.17	8.349	357	80.57	615	41.19
7.500 - 7.999	544	101,714,947.90	15.45	8.753	357	81.98	614	41.53
8.000 - 8.499	260	49,437,546.99	7.51	9.256	357	82.24	602	41.60
8.500 - 8.999	135	23,392,090.36	3.55	9.403	357	85.20	595	41.73
9.000 - 9.499	51	9,165,104.07	1.39	9.903	357	84.66	606	41.28
9.500 - 9.999	35	4,577,011.30	0.70	10.477	358	88.75	600	37.57
10.000 - 10.499	16	1,753,289.32	0.27	11.155	358	92.77	602	41.66
10.500 - 10.999	8	866,498.49	0.13	11.225	358	86.95	571	38.37
11.000 - 11.499	3	184,373.24	0.03	12.110	358	100.00	596	38.52
11.500 - 11.999	2	177,779.14	0.03	12.633	358	85.22	531	36.88
Total:	3,387	$658,145,968.62	100.00%	8.208%	357	79.82%	613	41.51%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
4.500 - 4.999	1	$151,540.00	0.02%	6.850%	357	80.00%	660	35.75%
5.000 - 5.499	1	153,155.75	0.02	5.375	356	85.00	618	49.86
5.500 - 5.999	31	7,778,541.87	1.18	6.177	357	72.17	637	41.39
6.000 - 6.499	83	22,874,841.44	3.48	6.328	357	70.48	631	42.03
6.500 - 6.999	265	64,849,883.38	9.85	6.856	357	76.26	627	42.39
7.000 - 7.499	379	81,605,029.78	12.40	7.289	357	77.16	622	42.56
7.500 - 7.999	688	142,647,662.46	21.67	7.763	357	79.41	623	41.33
8.000 - 8.499	513	98,884,492.89	15.02	8.267	357	80.55	617	41.26
8.500 - 8.999	564	104,018,941.24	15.80	8.750	357	81.29	608	41.90
9.000 - 9.499	293	50,637,268.16	7.69	9.220	357	82.29	594	41.72
9.500 - 9.999	252	40,022,016.14	6.08	9.712	358	83.92	582	39.76
10.000 - 10.499	140	21,914,547.76	3.33	10.213	358	84.52	585	39.32
10.500 - 10.999	84	11,029,236.29	1.68	10.714	358	86.41	559	39.63
11.000 - 11.499	44	4,705,655.87	0.71	11.223	358	86.78	572	42.57
11.500 - 11.999	29	4,191,673.20	0.64	11.673	358	87.64	575	37.90
12.000 - 12.499	10	1,240,247.56	0.19	12.193	358	84.15	563	35.97
12.500 - 12.999	6	473,277.86	0.07	12.724	358	93.29	565	37.05
13.000 - 13.499	2	823,584.94	0.13	13.079	359	90.00	639	45.29
13.500 - 13.999	2	144,372.03	0.02	13.730	359	95.00	546	41.92
Total:	3,387	$658,145,968.62	100.00%	8.208%	357	79.82%	613	41.51%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
10.500 - 10.999	1	$247,500.00	0.04%	7.500%	358	79.84%	640	40.65%
11.500 - 11.999	4	569,666.99	0.09	6.045	355	80.03	690	31.51
12.000 - 12.499	11	2,518,918.12	0.38	6.221	356	75.09	651	45.98
12.500 - 12.999	58	13,800,418.35	2.10	6.464	357	75.94	634	42.51
13.000 - 13.499	115	29,270,815.72	4.45	6.575	357	71.52	628	41.54
13.500 - 13.999	332	79,423,771.19	12.07	7.093	357	76.14	626	41.75
14.000 - 14.499	410	87,585,298.35	13.31	7.460	357	77.85	618	42.55
14.500 - 14.999	660	134,816,108.68	20.48	7.863	357	80.23	622	41.48
15.000 - 15.499	465	87,975,278.77	13.37	8.317	357	80.39	618	41.13
15.500 - 15.999	516	94,014,623.08	14.28	8.789	358	80.99	607	41.97
16.000 - 16.499	276	49,214,614.40	7.48	9.273	358	82.87	596	41.92
16.500 - 16.999	239	38,250,227.06	5.81	9.760	358	84.00	580	39.71
17.000 - 17.499	134	19,681,142.27	2.99	10.219	358	84.45	583	39.21
17.500 - 17.999	75	9,678,174.75	1.47	10.758	358	86.95	563	39.08
18.000 - 18.499	42	4,567,296.08	0.69	11.209	358	87.37	572	42.46
18.500 - 18.999	28	3,792,164.24	0.58	11.665	358	87.51	573	36.94
19.000 - 19.499	11	1,298,715.74	0.20	12.196	358	84.87	565	35.98
19.500 - 19.999	6	473,277.86	0.07	12.724	358	93.29	565	37.05
20.000 - 20.499	2	823,584.94	0.13	13.079	359	90.00	639	45.29
20.500 - 20.999	2	144,372.03	0.02	13.730	359	95.00	546	41.92
Total:	3,387	$658,145,968.62	100.00%	8.208%	357	79.82%	613	41.51%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	58	$11,560,609.83	1.76%	8.058%	357	77.04%	586	43.34%
1.500	2,683	518,418,139.48	78.77	8.238	357	80.05	613	41.41
2.000	29	6,578,740.60	1.00	7.853	356	78.30	604	43.21
2.990	1	128,440.05	0.02	9.010	356	95.00	579	52.96
3.000	611	120,407,811.91	18.30	8.114	357	79.11	614	41.64
5.000	1	109,531.87	0.02	6.750	352	80.00	652	48.73
6.000	4	942,694.88	0.14	8.116	357	84.04	579	42.47
Total:	3,387	$658,145,968.62	100.00%	8.208%	357	79.82%	613	41.51%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	622	$123,099,295.80	18.70%	8.141%	357	79.19%	610	41.73%
1.500	2,762	534,364,525.59	81.19	8.224	357	80.00	613	41.46
2.000	2	292,945.54	0.04	7.846	355	76.87	566	49.00
3.000	1	389,201.69	0.06	7.950	357	35.81	587	39.98
Total:	3,387	$658,145,968.62	100.00%	8.208%	357	79.82%	613	41.51%

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1 - 3	30	$7,132,740.21	1.08%	7.843%	357	75.92%	588	43.79%
4 - 6	19	3,430,040.39	0.52	8.548	358	79.21	579	45.06
16 - 18	26	5,115,252.53	0.78	7.371	353	80.00	620	42.48
19 - 21	1,425	273,673,619.65	41.58	8.004	357	79.31	617	41.64
22 - 24	1,178	248,759,159.45	37.80	8.405	358	81.10	611	41.73
25 - 27	8	2,223,733.88	0.34	7.517	351	89.20	630	42.55
28 - 30	11	1,781,782.23	0.27	7.797	353	79.85	621	39.80
31 - 33	570	94,375,442.83	14.34	8.299	356	78.56	609	40.39
34 - 36	117	20,768,549.72	3.16	8.568	358	77.58	595	40.66
55 - 57	2	533,172.91	0.08	7.057	357	63.87	631	44.21
58 - 60	1	352,474.82	0.05	7.250	359	85.00	591	40.42
Total:	3,387	$658,145,968.62	100.00%	8.208%	357	79.82%	613	41.51%

Group I Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$340,665,584	$9,966	$589,058
Average Scheduled Principal Balance:	$157,570
Number of Mortgage Loans:	2,162

Weighted Average Gross Coupon:	8.066%	5.375%	11.000%
Weighted Average Fico Score:	602	500	809
Weighted Average Combined Original LTV:	77.63%	6.32%	100.00%
Weighted Average DTI:	41.63%	20.06%	59.95%

Weighted Average Original Term:	356	180	360
Weighted Average Stated Remaining Term:	354	158	359
Weighted Average Seasoning:	3	1	22

Margin:	6.586%	2.320%	7.990%
Minimum Mortgage Rate:	8.077%	5.375%	11.000%
Maximum Mortgage Rate:	14.971%	10.500%	18.000%
Initial Periodic Cap:	1.750%	1.000%	6.000%
Periodic Cap:	1.405%	1.000%	3.000%
Next Rate Adj.(mos):	23	2	59

Maturity Date:		July-01-2019	April-01-2036
Maximum ZIP Code Concentration:	20735(0.35%)

ARM:	78.17%
Fixed Rate:	21.83%

Interest Only:	5.23%	Single Family:	72.80%
Not Interest Only:	94.77%	Multi Family:	5.72%
Weighted Average IO Term	35	Condo:	5.16%
		Manufactured Housing:	0.00%
First Lien:	98.30%	Planned Unit Development:	16.32%
Second Lien:	1.70%
		Top 5 States:
Full Documentation:	65.50%	California	11.90%
Stated Documentation:	34.50%	Florida	10.11%
		New York	8.31%
Purchase:	28.26%	Illinois	7.29%
Cash Out Refinance:	67.40%	Texas	6.33%
Rate/Term Refinance:	4.34%

Owner:	97.67%
Non-Owner:	2.04%
Second Home:	0.29%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	149	$4,668,637.27	1.37%	10.075%	207	93.62%	636	40.70%
50,001 - 100,000	487	38,387,399.37	11.27	8.597	349	78.25	604	38.97
100,001 - 150,000	569	70,152,662.19	20.59	8.320	356	78.09	595	39.97
150,001 - 200,000	392	68,342,052.61	20.06	8.016	356	77.52	603	41.87
200,001 - 250,000	221	49,479,711.54	14.52	7.852	355	77.13	602	42.30
250,001 - 300,000	163	44,879,562.93	13.17	7.925	357	78.04	601	43.53
300,001 - 350,000	94	30,826,617.83	9.05	7.613	357	76.93	606	42.50
350,001 - 400,000	69	25,723,288.63	7.55	7.748	357	75.29	600	43.44
400,001 - 450,000	11	4,650,177.33	1.37	7.532	357	71.68	601	43.19
450,001 - 500,000	4	1,943,509.14	0.57	7.215	358	77.31	601	39.91
500,001 - 550,000	2	1,022,907.92	0.30	7.654	358	81.37	711	52.09
550,001 - 600,000	1	589,057.71	0.17	7.250	358	62.11	623	42.42
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Current Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	$153,155.75	0.04%	5.375%	356	85.00%	618	49.86%
5.500 - 5.999	13	2,926,202.56	0.86	5.844	356	71.01	633	41.19
6.000 - 6.499	43	9,298,373.97	2.73	6.198	353	65.91	595	40.42
6.500 - 6.999	194	40,163,517.00	11.79	6.773	357	71.74	618	41.26
7.000 - 7.499	266	51,368,597.38	15.08	7.234	357	74.35	613	42.30
7.500 - 7.999	436	77,928,187.83	22.88	7.727	356	78.19	613	41.51
8.000 - 8.499	298	45,587,279.87	13.38	8.235	357	78.96	606	41.90
8.500 - 8.999	370	56,263,926.86	16.52	8.719	356	79.89	593	42.29
9.000 - 9.499	126	16,931,434.11	4.97	9.198	354	80.68	578	41.04
9.500 - 9.999	176	19,208,023.29	5.64	9.727	344	82.35	568	40.14
10.000 - 10.499	107	10,437,468.23	3.06	10.192	337	83.13	563	40.20
10.500 - 10.999	112	9,388,686.94	2.76	10.708	315	87.61	569	42.06
11.000 - 11.499	20	1,010,730.68	0.30	11.000	265	87.02	596	42.49
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	169	$28,153,440.94	8.26%	8.805%	357	73.22%	513	42.92%
525 - 549	228	38,145,904.98	11.20	8.524	356	74.48	537	41.20
550 - 574	229	37,258,651.83	10.94	8.256	357	76.76	562	40.72
575 - 599	348	52,867,874.39	15.52	7.968	353	77.80	588	41.93
600 - 624	372	56,635,805.54	16.63	7.841	353	79.02	611	41.91
625 - 649	450	75,905,885.82	22.28	7.895	354	79.02	635	40.98
650 - 674	187	25,760,282.92	7.56	7.879	348	79.68	660	41.77
675 - 699	112	15,502,793.85	4.55	7.649	347	79.06	686	43.00
700 - 724	33	4,572,603.82	1.34	7.864	349	79.82	712	43.58
725 - 749	20	3,950,557.43	1.16	7.857	353	80.09	734	41.06
750 - 774	9	1,411,998.69	0.41	7.398	352	76.00	763	40.82
775 - 799	3	388,240.92	0.11	7.164	358	63.11	792	45.47
800 - 824	2	111,543.34	0.03	7.599	303	60.33	807	31.32
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Combined Original LTV (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	82	$11,998,267.59	3.52%	7.400%	353	39.85%	586	39.10%
50.01 - 55.00	38	7,078,653.15	2.08	7.204	357	52.58	607	37.91
55.01 - 60.00	56	11,517,118.59	3.38	7.364	357	57.52	588	39.80
60.01 - 65.00	74	13,932,805.88	4.09	7.633	357	63.15	586	39.75
65.01 - 70.00	137	25,956,444.88	7.62	7.808	356	68.65	583	40.93
70.01 - 75.00	189	33,416,305.51	9.81	7.987	356	73.91	584	41.16
75.01 - 80.00	900	138,537,316.45	40.67	8.057	357	79.67	614	42.08
80.01 - 85.00	187	33,242,654.59	9.76	8.240	356	84.29	585	41.66
85.01 - 90.00	241	43,986,789.91	12.91	8.254	355	89.41	607	42.40
90.01 - 95.00	88	11,941,786.49	3.51	8.932	351	94.47	605	43.55
95.01 - 100.00	170	9,057,441.43	2.66	9.670	263	99.71	633	43.56
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
180	150	$6,274,605.47	1.84%	9.890%	175	93.53%	635	41.25%
240	20	790,540.46	0.23	9.936	235	92.28	625	40.77
360	1,992	333,600,438.54	97.93	8.028	357	77.30	601	41.64
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
121 - 180	150	$6,274,605.47	1.84%	9.890%	175	93.53%	635	41.25%
181 - 240	20	790,540.46	0.23	9.936	235	92.28	625	40.77
301 - 360	1,992	333,600,438.54	97.93	8.028	357	77.30	601	41.64
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
20.01 - 25.00	93	$11,147,029.20	3.27%	8.142%	350	75.80%	595	22.88%
25.01 - 30.00	159	20,898,210.34	6.13	8.064	356	72.49	593	27.81
30.01 - 35.00	266	39,701,300.86	11.65	7.982	354	74.31	601	32.59
35.01 - 40.00	373	57,929,102.78	17.00	8.054	353	77.50	605	37.59
40.01 - 45.00	499	76,952,928.94	22.59	8.112	354	78.73	607	42.68
45.01 - 50.00	592	98,448,825.54	28.90	8.136	353	79.49	603	47.81
50.01 - 55.00	167	32,861,625.87	9.65	7.867	355	76.93	590	52.50
55.01 - 60.00	13	2,726,560.94	0.80	7.860	356	86.32	610	57.67
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Adjustable Rate Mortgage	1,612	$266,291,008.20	78.17%	8.125%	357	77.68%	599	41.83%
Fixed Rate Mortgage	550	74,374,576.27	21.83	7.855	340	77.48	613	40.9
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Product Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
15/30 Balloon	134	$4,993,108.05	1.47%	10.321%	174	98.45%	643	42.60%
2/28 ARM	1,146	189,956,973.66	55.76	8.138	357	77.79	598	42.28
2/28 ARM IO	67	16,270,746.24	4.78	7.828	357	79.10	635	41.66
3/27 ARM IO	8	1,555,018.25	0.46	7.257	357	76.78	634	40.89
5/25 ARM	3	885,647.73	0.26	7.134	358	72.28	615	42.70
6ML ARM	39	7,845,093.15	2.30	8.014	357	78.42	587	43.56
Fixed	416	69,381,468.22	20.37	7.677	352	75.97	610	40.78
3/27 ARM	349	49,777,529.17	14.61	8.237	357	76.81	592	39.93
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	2,087	$322,839,819.98	94.77%	8.082%	353	77.57%	600	41.63%
Interest Only	75	17,825,764.49	5.23	7.778	357	78.89	635	41.59
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	2,087	$322,839,819.98	94.77%	8.082%	353	77.57%	600	41.63%
24	46	11,731,713.17	3.44	7.910	358	79.18	635	42.69
36	6	1,147,876.25	0.34	7.235	357	75.95	634	42.12
60	23	4,946,175.07	1.45	7.592	357	78.90	635	38.87
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	817	$122,779,127.02	36.04%	8.326%	352	77.93%	603	41.35%
12	98	23,438,379.06	6.88	7.637	357	74.55	614	42.76
24	836	136,622,091.98	40.10	8.003	356	78.17	598	42.37
30	1	361,949.98	0.11	7.490	356	80.00	727	48.69
36	410	57,464,036.43	16.87	7.842	349	76.99	604	39.94
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First Lien	2,001	$334,865,664.31	98.30%	8.027%	357	77.29%	601	41.62%
Second Lien	161	5,799,920.16	1.70	10.314	181	97.79	642	42.13
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	1,533	$223,129,748.95	65.50%	7.973%	353	78.19%	592	41.58%
Stated Income	629	117,535,835.52	34.50	8.243	355	76.58	620	41.72
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Cash Out Refinance	1,311	$229,611,995.09	67.40%	8.016%	354	76.10%	591	41.25%
Purchase	755	96,264,726.85	28.26	8.208	352	80.81	626	42.63
Rate/Term Refinance	96	14,788,862.53	4.34	7.933	350	80.70	609	40.97
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	1,609	$247,999,246.83	72.80%	8.026%	354	77.35%	601	41.35%
Planned Unit Development	341	55,599,966.02	16.32	8.183	352	80.43	599	42.69
Condo Low Rise	120	16,434,235.89	4.82	8.309	351	78.81	613	42.48
2 Family	71	14,936,751.63	4.38	8.037	355	74.22	613	42.32
3 Family	10	3,251,577.77	0.95	8.115	357	69.26	609	37.71
4 Family	4	1,299,079.69	0.38	7.490	357	57.16	613	37.51
Condo High Rise	7	1,144,726.64	0.34	8.472	353	78.25	637	44.28
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Owner	2,112	$332,714,099.32	97.67%	8.061%	354	77.68%	601	41.64%
Non-Owner	44	6,962,736.67	2.04	8.310	354	76.47	638	40.97
Second Home	6	988,748.48	0.29	8.086	356	69.66	638	41.61
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A	550	$86,840,648.35	25.49%	7.956%	353	78.33%	610	41.44%
A-	102	19,208,886.42	5.64	8.016	354	75.87	581	41.71
A+	1,078	164,611,739.50	48.32	8.072	353	79.49	610	42.16
B	179	30,725,399.00	9.02	8.132	356	73.61	580	42.01
C	163	26,547,242.24	7.79	8.294	356	71.42	571	40.22
C-	79	10,576,972.04	3.10	8.226	358	75.76	594	38.00
D	11	2,154,696.92	0.63	7.964	357	67.07	568	37.58
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
California	163	$40,541,469.48	11.90%	7.599%	353	70.83%	603	42.96%
Florida	212	34,433,970.62	10.11	8.080	355	77.17	598	41.73
New York	108	28,305,057.68	8.31	7.525	355	73.97	616	44.05
Illinois	163	24,850,923.03	7.29	8.582	355	80.20	608	41.17
Texas	221	21,555,566.00	6.33	8.352	350	81.59	603	41.01
Maryland	86	17,286,204.51	5.07	8.005	356	77.26	589	39.67
Massachusetts	75	15,874,681.92	4.66	7.652	356	71.60	597	39.77
New Jersey	73	14,173,832.72	4.16	8.181	356	73.71	592	41.94
Georgia	105	12,874,275.73	3.78	8.458	353	81.35	617	40.55
Virginia	72	11,922,007.26	3.50	8.093	354	78.83	587	41.67
Michigan	88	9,657,460.32	2.83	8.093	353	82.87	608	39.95
Washington	52	9,377,075.16	2.75	7.884	351	82.88	607	43.56
Arizona	56	8,637,161.92	2.54	8.161	355	77.26	599	41.62
Nevada	40	7,191,140.91	2.11	8.221	344	81.51	618	43.40
Pennsylvania	46	6,801,277.31	2.00	8.052	353	75.65	590	40.87
Minnesota	35	5,531,105.00	1.62	8.275	351	80.42	611	42.49
North Carolina	43	5,486,928.64	1.61	8.296	352	79.83	613	42.00
Hawaii	17	4,872,791.29	1.43	7.373	348	74.18	596	42.35
Tennessee	38	4,455,538.76	1.31	8.262	354	86.64	622	41.81
Wisconsin	33	4,401,475.94	1.29	8.770	353	81.86	606	42.15
Indiana	41	4,214,763.85	1.24	8.474	357	83.29	596	41.24
Connecticut	22	4,017,702.57	1.18	7.883	353	76.01	602	42.81
Alabama	34	3,551,341.86	1.04	8.638	355	85.84	588	39.77
Oregon	21	3,274,200.60	0.96	7.784	355	79.80	616	40.24
Ohio	33	3,203,959.15	0.94	8.466	352	82.59	591	40.58
Colorado	20	3,196,233.02	0.94	8.437	353	84.17	603	41.53
Missouri	32	3,163,558.36	0.93	8.540	353	82.02	597	38.72
New Mexico	21	2,437,005.81	0.72	8.847	354	84.14	616	40.71
Utah	16	2,185,311.53	0.64	8.167	357	79.43	616	46.54
South Carolina	17	1,977,919.81	0.58	8.687	355	83.26	574	39.54
New Hampshire	12	1,888,425.43	0.55	7.387	350	72.46	601	37.61
Delaware	9	1,785,974.09	0.52	7.642	356	81.77	586	45.43
Idaho	17	1,782,142.89	0.52	8.401	338	82.02	593	39.26
Rhode Island	9	1,767,964.93	0.52	7.781	357	75.55	597	40.79
Kentucky	15	1,577,191.63	0.46	8.737	355	81.74	580	38.90
Maine	14	1,556,215.73	0.46	7.763	355	77.11	570	38.84
Kansas	13	1,494,108.09	0.44	8.837	354	84.58	569	42.36
Oklahoma	16	1,318,496.51	0.39	8.578	353	80.76	593	42.34
Mississippi	13	1,288,315.79	0.38	7.869	347	74.71	590	32.38
West Virginia	7	1,178,586.61	0.35	8.280	349	81.91	595	43.56
Louisiana	12	1,154,491.15	0.34	8.532	351	83.13	597	42.85
District Of Columbia	7	988,796.74	0.29	8.159	357	67.18	547	36.88
Iowa	10	914,975.96	0.27	8.593	357	80.57	614	35.40
Montana	6	761,046.37	0.22	8.792	358	78.50	570	39.56
Nebraska	6	494,792.21	0.15	9.051	358	78.55	580	39.73
Arkansas	5	488,310.67	0.14	8.781	356	83.17	610	39.27
Alaska	2	303,603.88	0.09	7.198	358	81.93	585	46.22
Vermont	1	149,654.47	0.04	7.375	357	76.14	515	43.85
Wyoming	2	144,119.88	0.04	8.179	316	71.36	629	44.06
North Dakota	2	112,502.77	0.03	8.414	319	85.49	648	28.44
South Dakota	1	63,927.91	0.02	8.870	358	80.00	607	27.11
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2.000 - 2.499	1	$64,688.97	0.02%	8.820%	357	80.00%	634	42.63%
3.000 - 3.499	13	2,405,204.01	0.90	7.471	358	67.19	561	37.65
3.500 - 3.999	3	722,503.55	0.27	6.759	357	82.16	628	38.25
4.000 - 4.499	11	1,583,485.38	0.59	8.381	358	78.08	577	42.61
4.500 - 4.999	27	4,809,694.25	1.81	7.788	358	65.15	578	41.63
5.000 - 5.499	64	10,330,610.91	3.88	8.183	358	72.34	595	40.54
5.500 - 5.999	230	37,210,906.64	13.97	7.699	357	76.18	597	41.33
6.000 - 6.499	304	51,731,886.91	19.43	7.840	357	78.64	603	41.83
6.500 - 6.999	349	61,914,256.65	23.25	7.981	357	77.39	604	42.28
7.000 - 7.499	303	48,120,514.44	18.07	8.368	357	78.73	598	41.42
7.500 - 7.999	307	47,397,256.49	17.80	8.780	357	80.00	595	42.59
Total:	1,612	$266,291,008.20	100.00%	8.125%	357	77.68%	599	41.83%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	$153,155.75	0.06%	5.375%	356	85.00%	618	49.86%
5.500 - 5.999	15	3,368,471.29	1.26	6.347	356	68.33	612	41.54
6.000 - 6.499	38	8,242,159.32	3.10	6.385	357	68.39	601	40.53
6.500 - 6.999	116	22,945,641.61	8.62	6.895	357	73.09	612	42.02
7.000 - 7.499	209	37,253,171.12	13.99	7.323	357	74.13	612	42.36
7.500 - 7.999	363	65,030,230.77	24.42	7.780	357	78.10	610	41.89
8.000 - 8.499	251	39,288,104.59	14.75	8.236	357	79.08	606	41.91
8.500 - 8.999	312	48,270,947.93	18.13	8.723	357	80.03	593	42.45
9.000 - 9.499	100	14,822,728.28	5.57	9.196	357	80.52	576	40.90
9.500 - 9.999	101	13,752,189.61	5.16	9.720	358	80.82	562	39.58
10.000 - 10.499	60	7,167,991.49	2.69	10.192	358	81.64	551	40.45
10.500 - 10.999	41	5,592,565.39	2.10	10.701	358	84.13	541	42.53
11.000 - 11.499	5	403,651.05	0.15	11.000	357	72.35	556	41.77
Total:	1,612	$266,291,008.20	100.00%	8.125%	357	77.68%	599	41.83%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
10.500 - 10.999	1	$247,500.00	0.09%	7.500%	358	79.84%	640	40.65%
11.500 - 11.999	1	111,855.12	0.04	5.875	357	80.14	608	38.18
12.000 - 12.499	5	948,241.28	0.36	6.026	356	75.95	607	48.10
12.500 - 12.999	26	5,830,964.92	2.19	6.541	356	75.19	615	42.50
13.000 - 13.499	53	10,839,870.45	4.07	6.645	357	67.76	602	39.96
13.500 - 13.999	152	29,788,227.59	11.19	7.177	357	72.51	607	41.55
14.000 - 14.499	212	37,887,805.11	14.23	7.420	357	74.97	609	42.31
14.500 - 14.999	343	59,819,567.96	22.46	7.849	357	79.01	610	41.92
15.000 - 15.499	234	35,808,146.31	13.45	8.265	357	79.04	609	42.09
15.500 - 15.999	291	45,138,495.15	16.95	8.760	357	79.90	592	42.62
16.000 - 16.499	95	14,201,017.89	5.33	9.195	358	81.10	575	41.04
16.500 - 16.999	97	13,133,714.26	4.93	9.771	358	81.26	561	39.79
17.000 - 17.499	60	7,246,353.06	2.72	10.195	358	81.39	550	40.25
17.500 - 17.999	37	4,885,598.05	1.83	10.700	358	83.92	542	41.86
18.000 - 18.499	5	403,651.05	0.15	11.000	357	72.35	556	41.77
Total:	1,612	$266,291,008.20	100.00%	8.125%	357	77.68%	599	41.83%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	45	$8,427,446.64	3.16%	8.001%	357	77.98%	587	43.01%
1.500	1,291	209,305,913.14	78.60	8.174	357	78.03	599	41.78
2.000	16	3,091,741.37	1.16	7.867	356	78.01	593	44.71
3.000	259	45,085,907.05	16.93	7.952	357	75.95	600	41.66
6.000	1	380,000.00	0.14	6.875	356	80.00	630	42.08
Total:	1,612	$266,291,008.20	100.00%	8.125%	357	77.68%	599	41.83%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	292	$51,948,798.71	19.51%	7.996%	357	76.83%	596	41.81%
1.500	1,319	213,953,007.80	80.35	8.157	357	77.96	599	41.84
3.000	1	389,201.69	0.15	7.950	357	35.81	587	39.98
Total:	1,612	$266,291,008.20	100.00%	8.125%	357	77.68%	599	41.83%

Months to Next Rate Adjustment (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1 - 3	26	$5,585,825.82	2.10%	7.731%	357	79.28%	593	43.30%
4 - 6	13	2,259,267.33	0.85	8.714	358	76.31	572	44.20
16 - 18	15	2,645,308.37	0.99	7.237	354	77.04	612	43.77
19 - 21	685	114,135,246.37	42.86	7.920	357	76.83	604	42.20
22 - 24	513	89,447,165.16	33.59	8.386	358	79.27	596	42.22
25 - 27	3	422,697.94	0.16	7.912	351	90.39	565	45.15
28 - 30	5	987,322.40	0.37	8.028	353	78.19	596	41.30
31 - 33	291	40,910,011.11	15.36	8.153	356	76.84	596	40.10
34 - 36	58	9,012,515.97	3.38	8.490	358	75.90	581	38.90
55 - 57	2	533,172.91	0.20	7.057	357	63.87	631	44.21
58 - 60	1	352,474.82	0.13	7.250	359	85.00	591	40.42
Total:	1,612	$266,291,008.20	100.00%	8.125%	357	77.68%	599	41.83%

Group II Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$551,151,736	$5,179	$960,000
Average Scheduled Principal Balance:	$188,171
Number of Mortgage Loans:	2,929

Weighted Average Gross Coupon:	8.106%	5.400%	15.625%
Weighted Average Fico Score:	621	500	810
Weighted Average Combined Original LTV:	80.16%	8.00%	100.00%
Weighted Average DTI:	40.79%	0.11%	64.53%

Weighted Average Original Term:	353	120	360
Weighted Average Stated Remaining Term:	350	108	359
Weighted Average Seasoning:	3	1	72

Margin:	7.101%	3.000%	11.720%
Minimum Mortgage Rate:	8.232%	4.850%	13.875%
Maximum Mortgage Rate:	15.101%	11.750%	20.875%
Initial Periodic Cap:	1.797%	1.000%	6.000%
Periodic Cap:	1.410%	1.000%	2.000%
Next Rate Adj.(mos):	23	3	35

Maturity Date:		May-01-2015	Apr-01-2036
Maximum ZIP Code Concentration:	92335(0.39%)

ARM:	71.10%
Fixed Rate:	28.90%

Interest Only:	47.00%	Single Family:	70.33%
Not Interest Only:	53.00%	Multi Family:	3.93%
Weighted Average IO Term	41	Condo:	7.70%
		Manufactured Housing:	0.37%
First Lien:	96.17%	Planned Unit Development:	17.68%
Second Lien:	3.83%
		Top 5 States:
Full Documentation:	60.57%	California	32.52%
Stated Documentation:	39.43%	Florida	11.52%
		New York	4.35%
Purchase:	48.37%	Arizona	3.79%
Cash Out Refinance:	48.69%	Washington	3.45%
Rate/Term Refinance:	2.94%

Owner:	95.25%
Non-Owner:	4.24%
Second Home:	0.50%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	391	$12,272,650.93	2.23%	11.506%	194	96.48%	626	36.74%
50,001 - 100,000	552	41,269,347.11	7.49	9.490	322	84.54	608	36.48
100,001 - 150,000	467	58,441,844.63	10.60	8.411	349	79.20	608	38.58
150,001 - 200,000	395	69,314,046.36	12.58	8.134	356	79.07	617	40.26
200,001 - 250,000	329	73,702,001.04	13.37	7.941	357	79.85	627	41.49
250,001 - 300,000	224	61,320,479.08	11.13	7.793	357	78.65	625	42.42
300,001 - 350,000	197	63,671,944.82	11.55	7.793	357	78.89	626	42.12
350,001 - 400,000	121	45,320,710.29	8.22	7.963	357	80.71	629	42.66
400,001 - 450,000	94	39,983,349.87	7.25	7.630	357	80.22	618	41.61
450,001 - 500,000	75	35,696,766.84	6.48	7.747	357	79.25	616	41.53
500,001 - 550,000	34	17,734,598.03	3.22	7.673	357	80.91	635	41.82
550,001 - 600,000	20	11,455,768.86	2.08	7.198	348	77.31	625	44.61
600,001 - 650,000	13	8,151,764.39	1.48	7.780	358	81.55	629	33.67
650,001 - 700,000	7	4,761,233.83	0.86	7.204	356	78.34	646	40.60
700,001 - 750,000	5	3,628,126.18	0.66	7.680	358	80.74	602	45.01
750,001 - 800,000	1	798,171.65	0.14	7.400	357	66.67	618	49.02
850,001 - 900,000	2	1,737,055.81	0.32	7.823	358	73.17	607	43.71
900,001 - 950,000	1	931,876.00	0.17	6.655	358	71.68	659	34.08
950,001 - 1,000,000	1	960,000.00	0.17	8.375	357	80.00	666	32.47
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Current Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	$272,000.00	0.05%	5.400%	352	83.69%	582	44.73%
5.500 - 5.999	22	6,156,556.99	1.12	5.740	354	67.80	689	40.46
6.000 - 6.499	139	42,347,869.73	7.68	6.241	354	69.43	631	41.59
6.500 - 6.999	341	89,323,359.65	16.21	6.728	355	74.32	630	40.74
7.000 - 7.499	254	64,049,838.35	11.62	7.214	357	78.90	626	41.95
7.500 - 7.999	418	93,549,802.71	16.97	7.724	357	80.15	628	40.63
8.000 - 8.499	306	65,928,270.84	11.96	8.243	357	81.60	623	40.67
8.500 - 8.999	305	61,470,140.42	11.15	8.733	357	82.45	619	40.95
9.000 - 9.499	228	41,055,299.71	7.45	9.217	356	83.34	600	42.23
9.500 - 9.999	215	32,331,909.63	5.87	9.713	350	86.12	594	40.02
10.000 - 10.499	114	16,999,506.52	3.08	10.221	341	86.64	606	38.67
10.500 - 10.999	98	8,690,613.31	1.58	10.734	299	91.59	607	36.76
11.000 - 11.499	156	10,209,107.08	1.85	11.235	271	92.83	605	40.72
11.500 - 11.999	154	10,210,251.08	1.85	11.702	279	92.04	599	38.53
12.000 - 12.499	99	4,903,263.80	0.89	12.169	239	92.94	601	36.84
12.500 - 12.999	47	1,883,131.41	0.34	12.693	232	95.73	610	37.60
13.000 - 13.499	15	1,222,479.51	0.22	13.102	300	92.38	622	42.06
13.500 - 13.999	13	441,013.43	0.08	13.668	239	97.35	589	37.60
14.000 - 14.499	3	85,854.89	0.02	14.310	221	93.55	556	36.08
15.500 - 15.999	1	21,466.66	0.00	15.625	108	89.51	612	20.11
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	103	$17,250,851.80	3.13%	9.301%	356	72.73%	513	40.28%
525 - 549	140	21,852,532.13	3.96	9.050	354	76.57	538	39.93
550 - 574	266	52,853,485.79	9.59	8.490	356	79.00	564	39.83
575 - 599	491	87,277,117.36	15.84	8.199	351	80.42	588	40.92
600 - 624	704	126,742,078.93	23.00	7.988	349	80.94	612	40.95
625 - 649	485	95,040,365.32	17.24	7.966	348	80.75	638	40.69
650 - 674	400	82,354,236.34	14.94	7.935	348	80.64	662	41.32
675 - 699	195	39,352,493.56	7.14	7.726	348	82.00	686	40.77
700 - 724	75	15,055,685.26	2.73	7.634	349	79.68	710	41.61
725 - 749	30	4,908,928.06	0.89	7.966	336	79.75	737	40.97
750 - 774	25	5,241,835.82	0.95	7.649	338	78.72	765	40.89
775 - 799	13	3,105,182.38	0.56	7.369	354	78.25	783	41.29
800 - 824	2	116,942.97	0.02	10.649	177	100.00	807	49.32
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Combined Original LTV (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	85	$14,578,376.27	2.65%	7.090%	352	39.21%	599	37.70%
50.01 - 55.00	37	6,659,131.52	1.21	6.721	346	53.06	619	36.33
55.01 - 60.00	46	9,608,878.40	1.74	6.919	355	57.75	613	36.30
60.01 - 65.00	73	17,232,795.68	3.13	7.091	355	63.13	605	39.95
65.01 - 70.00	107	28,891,235.07	5.24	7.483	356	68.28	598	40.19
70.01 - 75.00	161	39,824,229.76	7.23	7.357	357	74.03	607	40.74
75.01 - 80.00	1,128	241,202,537.78	43.76	7.920	357	79.80	634	41.39
80.01 - 85.00	206	47,361,871.86	8.59	7.943	356	84.05	598	41.37
85.01 - 90.00	415	93,460,399.62	16.96	8.600	355	89.53	618	41.36
90.01 - 95.00	180	25,151,554.98	4.56	9.553	343	94.79	607	40.90
95.01 - 100.00	491	27,180,724.78	4.93	10.714	245	99.79	636	38.04
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	1	$32,159.65	0.01%	12.250%	117	90.00%	609	38.47%
180	463	21,509,499.67	3.90	10.910	175	94.67	639	37.60
240	52	1,888,625.72	0.34	11.162	234	94.68	622	35.15
360	2,413	527,721,450.68	95.75	7.981	357	79.52	620	40.95
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	3	$71,409.07	0.01%	13.763%	114	84.59%	592	27.43%
121 - 180	461	21,470,250.25	3.90	10.903	176	94.70	639	37.63
181 - 240	52	1,888,625.72	0.34	11.162	234	94.68	622	35.15
301 - 360	2,413	527,721,450.68	95.75	7.981	357	79.52	620	40.95
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	198	$23,273,330.41	4.22%	8.701%	334	80.32%	605	15.31%
20.01 - 25.00	116	16,023,294.69	2.91	8.127	343	76.76	616	22.66
25.01 - 30.00	198	28,635,394.25	5.20	8.146	347	78.65	619	27.87
30.01 - 35.00	292	56,198,320.23	10.20	7.952	351	78.41	623	32.75
35.01 - 40.00	435	78,403,006.62	14.23	8.087	351	80.26	620	37.60
40.01 - 45.00	699	140,520,701.05	25.50	8.129	350	80.65	629	42.64
45.01 - 50.00	765	157,354,822.93	28.55	8.124	351	81.08	620	47.61
50.01 - 55.00	197	46,374,366.25	8.41	7.805	353	78.85	610	52.62
55.01 - 60.00	20	3,185,483.41	0.58	8.709	339	87.82	634	57.17
60.01 or greater	9	1,183,015.88	0.21	8.983	328	88.57	612	62.14
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Adjustable Rate Mortgage	1,775	$391,854,960.42	71.10%	8.265%	357	81.27%	622	41.29%
Fixed Rate Mortgage	1,154	159,296,775.30	28.90	7.717	331	77.43	618	39.57
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Product Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
15/30 Balloon	434	$18,964,441.32	3.44%	11.356%	175	98.34%	641	38.20%
2/28 ARM	664	126,219,529.38	22.90	8.800	358	82.96	609	40.81
2/28 ARM Balloon	1	419,663.05	0.08	9.250	356	80.00	618	46.49
2/28 ARM IO	751	194,681,119.30	35.32	7.865	357	80.76	632	41.68
30/40 Balloon	1	205,973.59	0.04	6.750	355	80.00	773	30.78
3/27 ARM IO	141	32,772,328.25	5.95	7.805	357	77.82	632	42.44
6ML ARM	10	2,717,687.45	0.49	8.239	358	72.85	580	46.06
Fixed	598	108,514,289.47	19.69	7.248	351	73.35	614	38.89
Fixed IO	121	31,612,070.92	5.74	7.151	357	78.86	619	42.78
3/27 ARM	208	35,044,632.99	6.36	8.978	357	81.97	606	39.37
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	1,916	$292,086,217.25	53.00%	8.405%	343	80.17%	612	39.80%
Interest Only	1,013	259,065,518.47	47.00	7.770	357	80.16	631	41.91
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	1,916	$292,086,217.25	53.00%	8.405%	343	80.17%	612	39.80%
24	479	124,363,882.37	22.56	7.800	357	80.41	632	41.74
36	94	21,940,820.74	3.98	7.631	357	76.48	631	43.25
60	440	112,760,815.36	20.46	7.765	357	80.59	629	41.84
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	856	$145,596,783.33	26.42%	8.912%	345	82.19%	624	40.34%
12	86	22,572,060.25	4.10	8.241	356	81.71	618	41.80
13	1	276,000.00	0.05	8.500	355	80.00	633	44.62
24	1,096	228,514,224.50	41.46	8.072	354	81.90	621	41.52
30	1	222,422.83	0.04	10.340	357	85.00	563	47.12
36	337	49,041,754.17	8.90	8.018	337	79.08	627	40.19
60	552	104,928,490.64	19.04	7.070	352	73.73	615	39.90
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First Lien	2,429	$530,064,088.54	96.17%	7.976%	357	79.45%	620	40.91%
Second Lien	500	21,087,647.18	3.83	11.395	180	98.07	639	37.86
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	1,912	$333,846,573.24	60.57%	7.858%	349	80.03%	612	40.83%
Stated Income	1,017	217,305,162.48	39.43	8.489	351	80.37	635	40.74
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	1,599	$266,612,272.83	48.37%	8.457%	347	83.68%	637	41.47%
Cash Out Refinance	1,219	268,337,432.06	48.69	7.777	353	76.93	605	40.36
Rate/Term Refinance	111	16,202,030.83	2.94	7.797	344	75.92	622	36.91
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	2,109	$387,617,513.30	70.33%	8.001%	350	79.62%	619	40.46%
Planned Unit Development	461	97,430,268.44	17.68	8.157	349	82.02	621	41.82
Condo Low Rise	217	37,098,088.31	6.73	8.516	348	81.08	632	41.13
2 Family	84	17,532,375.39	3.18	8.667	349	79.33	629	42.69
Condo High Rise	21	5,339,887.90	0.97	8.969	356	82.84	632	39.36
3 Family	16	3,878,827.16	0.70	9.386	345	85.49	661	42.53
Manufactured Housing	19	2,031,765.29	0.37	8.560	358	66.19	604	33.52
4 Family	2	223,009.93	0.04	10.619	321	88.47	604	37.97
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Owner	2,768	$524,997,310.17	95.25%	8.064%	349	79.92%	620	40.87%
Non-Owner	143	23,392,900.36	4.24	8.980	356	85.30	647	38.81
Second Home	18	2,761,525.19	0.50	8.854	356	81.96	634	42.69
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A	795	$151,760,776.24	27.54%	8.220%	349	82.54%	626	41.29%
A-	110	26,740,805.71	4.85	7.846	349	76.14	591	41.22
A+	1,686	314,190,713.84	57.01	8.037	350	80.14	627	41.06
B	144	25,619,181.92	4.65	8.147	351	76.85	592	38.40
C	108	17,489,501.77	3.17	8.423	351	74.28	580	37.61
C-	79	13,947,286.01	2.53	8.394	358	77.26	587	37.28
D	6	1,020,786.23	0.19	9.302	358	61.56	544	34.34
NA	1	382,684.00	0.07	7.500	356	79.61	619	49.07
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
California	592	$179,222,197.63	32.52%	7.449%	352	76.99%	629	41.28%
Florida	356	63,495,137.22	11.52	8.328	349	80.11	616	41.29
New York	84	23,999,432.16	4.35	8.025	351	80.66	622	44.11
Arizona	118	20,915,852.11	3.79	8.263	348	79.93	619	40.67
Washington	101	19,037,825.30	3.45	7.702	352	82.29	621	40.36
Illinois	107	18,557,925.58	3.37	8.737	350	82.69	620	40.01
Virginia	90	17,874,385.34	3.24	8.010	348	79.07	615	41.16
Nevada	79	17,411,583.93	3.16	8.076	350	79.19	618	42.61
New Jersey	73	16,583,168.87	3.01	8.556	352	80.56	630	42.56
Maryland	67	16,377,083.62	2.97	8.048	354	81.99	627	40.82
Texas	156	15,869,416.42	2.88	8.522	348	83.50	613	39.21
Georgia	116	15,452,649.32	2.80	9.109	346	85.85	625	39.29
Colorado	52	9,625,717.28	1.75	8.204	349	82.87	614	41.35
Michigan	83	8,686,611.03	1.58	9.555	349	86.60	601	41.43
Massachusetts	38	8,538,312.53	1.55	8.592	343	79.24	624	39.65
Oregon	47	8,418,340.70	1.53	7.910	349	81.08	622	40.77
Hawaii	23	7,685,957.20	1.39	7.150	355	75.18	640	41.80
Ohio	88	7,510,146.27	1.36	9.530	333	87.10	599	38.46
North Carolina	69	7,317,492.96	1.33	9.031	340	86.54	618	37.57
Tennessee	62	6,569,712.88	1.19	8.832	354	84.11	604	37.59
Pennsylvania	53	6,245,259.61	1.13	8.527	347	83.72	606	39.19
Connecticut	33	5,742,430.07	1.04	8.866	347	81.12	614	39.57
Minnesota	29	4,122,518.32	0.75	8.620	349	81.18	619	41.12
Missouri	40	4,018,265.40	0.73	8.637	349	83.61	603	35.77
Alabama	37	3,969,593.44	0.72	9.078	348	86.02	594	36.37
Louisiana	29	3,751,854.89	0.68	9.327	352	85.76	609	42.11
South Carolina	22	2,909,408.92	0.53	8.878	348	84.50	617	42.47
New Hampshire	15	2,300,701.46	0.42	8.018	342	86.23	626	43.68
Wisconsin	21	2,297,761.74	0.42	9.130	344	82.89	591	36.68
Utah	17	2,251,714.82	0.41	8.566	337	84.26	620	34.19
Idaho	17	2,185,744.64	0.40	9.756	348	84.24	614	39.15
Mississippi	24	2,078,657.29	0.38	9.102	341	87.00	606	37.56
Oklahoma	24	1,996,945.40	0.36	8.339	348	84.19	609	36.97
Kentucky	27	1,908,346.47	0.35	8.913	339	84.05	619	31.95
New Mexico	11	1,741,911.47	0.32	7.505	346	74.72	591	35.93
Kansas	21	1,711,353.32	0.31	9.882	337	86.87	599	38.75
District Of Columbia	4	1,495,100.00	0.27	7.286	358	54.42	598	33.48
Iowa	18	1,477,032.49	0.27	9.464	341	85.08	608	40.79
Indiana	21	1,447,570.65	0.26	9.536	335	83.81	607	30.66
Alaska	7	1,008,371.32	0.18	9.643	351	82.91	596	39.15
Delaware	7	886,082.72	0.16	8.493	340	81.64	582	33.74
West Virginia	5	862,086.50	0.16	8.677	353	77.27	602	45.26
Rhode Island	4	848,100.00	0.15	7.507	358	73.21	610	44.06
Montana	7	760,749.75	0.14	8.401	347	82.07	591	30.59
Vermont	5	742,217.77	0.13	7.418	358	78.38	600	47.98
Maine	5	717,363.74	0.13	8.195	357	81.34	580	41.63
Wyoming	8	702,436.68	0.13	8.294	341	83.17	645	46.07
Nebraska	5	612,591.16	0.11	7.661	352	91.77	627	37.06
Arkansas	6	594,599.70	0.11	9.942	358	97.20	606	39.38
North Dakota	3	329,745.19	0.06	10.193	348	90.36	603	33.35
South Dakota	3	286,272.44	0.05	9.131	358	87.11	577	43.72
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
3.000 - 3.499	1	$478,250.42	0.12%	7.250%	358	74.84%	582	45.63%
3.500 - 3.999	2	621,783.49	0.16	7.805	358	76.60	583	49.65
4.000 - 4.499	6	1,085,427.14	0.28	7.939	357	77.40	586	37.12
4.500 - 4.999	18	4,202,795.89	1.07	6.873	358	69.73	632	43.85
5.000 - 5.499	53	13,592,333.56	3.47	6.840	357	71.15	631	42.10
5.500 - 5.999	156	42,082,528.13	10.74	7.255	358	77.72	620	40.91
6.000 - 6.499	200	50,288,309.29	12.83	7.517	357	79.55	627	42.12
6.500 - 6.999	328	77,306,812.97	19.73	7.842	357	81.52	632	41.29
7.000 - 7.499	264	58,325,335.21	14.88	8.333	357	82.09	630	40.99
7.500 - 7.999	237	54,317,691.41	13.86	8.730	357	83.70	630	40.60
8.000 - 8.499	260	49,437,546.99	12.62	9.256	357	82.24	602	41.60
8.500 - 8.999	135	23,392,090.36	5.97	9.403	357	85.20	595	41.73
9.000 - 9.499	51	9,165,104.07	2.34	9.903	357	84.66	606	41.28
9.500 - 9.999	35	4,577,011.30	1.17	10.477	358	88.75	600	37.57
10.000 - 10.499	16	1,753,289.32	0.45	11.155	358	92.77	602	41.66
10.500 - 10.999	8	866,498.49	0.22	11.225	358	86.95	571	38.37
11.000 - 11.499	3	184,373.24	0.05	12.110	358	100.00	596	38.52
11.500 - 11.999	2	177,779.14	0.05	12.633	358	85.22	531	36.88
Total:	1,775	$391,854,960.42	100.00%	8.265%	357	81.27%	622	41.29%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
4.500 - 4.999	1	$151,540.00	0.04%	6.850%	357	80.00%	660	35.75%
5.500 - 5.999	16	4,410,070.58	1.13	6.047	357	75.11	655	41.27
6.000 - 6.499	45	14,632,682.12	3.73	6.297	357	71.65	648	42.87
6.500 - 6.999	149	41,904,241.77	10.69	6.834	357	78.00	636	42.59
7.000 - 7.499	170	44,351,858.66	11.32	7.262	357	79.70	630	42.73
7.500 - 7.999	325	77,617,431.69	19.81	7.749	357	80.51	634	40.86
8.000 - 8.499	262	59,596,388.30	15.21	8.287	357	81.52	624	40.83
8.500 - 8.999	252	55,747,993.31	14.23	8.773	357	82.37	621	41.43
9.000 - 9.499	193	35,814,539.88	9.14	9.230	357	83.03	602	42.06
9.500 - 9.999	151	26,269,826.53	6.70	9.708	358	85.55	593	39.85
10.000 - 10.499	80	14,746,556.27	3.76	10.224	358	85.92	601	38.77
10.500 - 10.999	43	5,436,670.90	1.39	10.728	357	88.76	578	36.64
11.000 - 11.499	39	4,302,004.82	1.10	11.244	358	88.13	574	42.64
11.500 - 11.999	29	4,191,673.20	1.07	11.673	358	87.64	575	37.90
12.000 - 12.499	10	1,240,247.56	0.32	12.193	358	84.15	563	35.97
12.500 - 12.999	6	473,277.86	0.12	12.724	358	93.29	565	37.05
13.000 - 13.499	2	823,584.94	0.21	13.079	359	90.00	639	45.29
13.500 - 13.999	2	144,372.03	0.04	13.730	359	95.00	546	41.92
Total:	1,775	$391,854,960.42	100.00%	8.265%	357	81.27%	622	41.29%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
11.500 - 11.999	3	$457,811.87	0.12%	6.087%	355	80.00%	710	29.88%
12.000 - 12.499	6	1,570,676.84	0.40	6.339	355	74.57	678	44.70
12.500 - 12.999	32	7,969,453.43	2.03	6.408	357	76.48	647	42.51
13.000 - 13.499	62	18,430,945.27	4.70	6.533	357	73.73	643	42.48
13.500 - 13.999	180	49,635,543.60	12.67	7.043	357	78.31	637	41.87
14.000 - 14.499	198	49,697,493.24	12.68	7.490	357	80.04	625	42.73
14.500 - 14.999	317	74,996,540.72	19.14	7.873	357	81.21	631	41.13
15.000 - 15.499	231	52,167,132.46	13.31	8.353	357	81.31	624	40.48
15.500 - 15.999	225	48,876,127.93	12.47	8.816	358	82.00	621	41.36
16.000 - 16.499	181	35,013,596.51	8.94	9.304	357	83.59	605	42.28
16.500 - 16.999	142	25,116,512.80	6.41	9.754	358	85.43	590	39.66
17.000 - 17.499	74	12,434,789.21	3.17	10.233	358	86.23	602	38.60
17.500 - 17.999	38	4,792,576.70	1.22	10.816	358	90.04	584	36.25
18.000 - 18.499	37	4,163,645.03	1.06	11.229	358	88.82	574	42.53
18.500 - 18.999	28	3,792,164.24	0.97	11.665	358	87.51	573	36.94
19.000 - 19.499	11	1,298,715.74	0.33	12.196	358	84.87	565	35.98
19.500 - 19.999	6	473,277.86	0.12	12.724	358	93.29	565	37.05
20.000 - 20.499	2	823,584.94	0.21	13.079	359	90.00	639	45.29
20.500 - 20.999	2	144,372.03	0.04	13.730	359	95.00	546	41.92
Total:	1,775	$391,854,960.42	100.00%	8.265%	357	81.27%	622	41.29%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	13	$3,133,163.19	0.80%	8.211%	358	74.49%	584	44.22%
1.500	1,392	309,112,226.34	78.88	8.282	357	81.42	623	41.16
2.000	13	3,486,999.23	0.89	7.841	356	78.56	614	41.88
2.990	1	128,440.05	0.03	9.010	356	95.00	579	52.96
3.000	352	75,321,904.86	19.22	8.211	357	81.00	622	41.62
5.000	1	109,531.87	0.03	6.750	352	80.00	652	48.73
6.000	3	562,694.88	0.14	8.954	357	86.77	544	42.74
Total:	1,775	$391,854,960.42	100.00%	8.265%	357	81.27%	622	41.29%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	330	$71,150,497.09	18.16%	8.247%	357	80.91%	621	41.68%
1.500	1,443	320,411,517.79	81.77	8.269	357	81.36	622	41.20
2.000	2	292,945.54	0.07	7.846	355	76.87	566	49.00
Total:	1,775	$391,854,960.42	100.00%	8.265%	357	81.27%	622	41.29%

Months to Next Rate Adjustment (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1 - 3	4	$1,546,914.39	0.39%	8.249%	357	63.81%	571	45.55%
4 - 6	6	1,170,773.06	0.30	8.226	358	84.80	593	46.73
16 - 18	11	2,469,944.16	0.63	7.514	353	83.17	630	41.10
19 - 21	740	159,538,373.28	40.71	8.064	357	81.09	626	41.24
22 - 24	665	159,311,994.29	40.66	8.416	358	82.13	620	41.45
25 - 27	5	1,801,035.94	0.46	7.425	351	88.92	645	41.94
28 - 30	6	794,459.83	0.20	7.509	353	81.92	652	37.94
31 - 33	279	53,465,431.72	13.64	8.410	356	79.87	620	40.61
34 - 36	59	11,756,033.75	3.00	8.628	358	78.88	605	42.00
Total:	1,775	$391,854,960.42	100.00%	8.265%	357	81.27%	622	41.29%

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination:	Brian Bernard	834-5139	Brian McDonald	834-4154
	Paul White	834-5440	Andy Cherna	834-4154
	Tom Roh	834-5936	Randall Outlaw	834-4154
	Jamie Gordon	834-5409	Melissa Traylor	834-4154
	Swapna Putcha	834-5435
	Alex Louis-Jeune	834-5033
	Kathryn Bauer	834-9986
	Shilla Kim-Parker	834-5006

Structuring/
Home Equity Trading:	Robert Miller	834-2428
	Raj Kothari	834-3339
	Kevin Lynn	834-2394	Asset-Backed Trading
	Haroon Jawadi	834-5308	Peter Basso	834-3720
	Osmin Rivera	834-2151	Maria Lopes	834-3720
	Alissa Smith	834-5432	Vikas Sarna	834-3720
			Nick Sykes	834-3720

Rating Agency Contacts

Standard & Poor’s	Sudhir Sharma
(212) 553-1456
sudhir_sharma@standardandpoors.com

Moody’s	Nestor Macias
(212) 553-1456
nestor.macias@moodys.com

Fitch	Gregory Hackett
(212) 908-0686
gregory.hackett@fitchratings.com

Please Direct All Questions to the Syndicate Desk (x4-4154) Brian McDonald Andy Cherna Randall Outlaw Melissa Traylor

J.P. Morgan Mortgage Acquisition Corp. Trust 2006-CW1

Asset Backed Pass-Through Certificates, Series 2006-CW1

$588,852,000 (Approximate)

Subject to Revision

May 18, 2006 – Free Writing Prospectus

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-212-834-4154 (collect call) or by emailing Randall Outlaw at randall.outlaw@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.

THE INFORMATION CONTAINED IN THIS COMMUNICATION IS SUBJECT TO CHANGE, COMPLETION OR AMENDMENT FROM TIME TO TIME. YOU SHOULD CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO THE LEGAL, TAX, BUSINESS, FINANCIAL AND RELATED ASPECTS OF A PURCHASE OF THESE SECURITIES.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN).  JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2006 JPMorgan Chase & Co. – All rights reserved.  J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC.  JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials.  Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

JPMORGAN

New Issue Free Writing Prospectus

$588,852,000

(Approximate)

J.P. Morgan Mortgage Acquisition Trust 2006-CW1

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

Countrywide Home Loans, Inc.

Originator

Countrywide Home Loans Servicing LP

Servicer

Asset Backed Pass-Through Certificates, Series 2006-CW1

May 18 2006

Expected Timing:	Pricing Date:	On or about May [19], 2006
	Closing Date:	On or about May [31], 2006
	First Payment Date:	June 25, 2006, or first business day thereafter

Structure:	Bond Structure	$864,170,000 (approximate) senior/subordinate structure, floating rate
	Rating Agencies:	Moody’s, Standard & Poor’s and Fitch

Free Writing Prospectus for

JPMAC 2006-CW1

                                           Preliminary Term Sheet                                  Date Prepared: May 18, 2006

$588,852,000 (Approximate)

Offered Certificates

J.P. Morgan Mortgage Acquisition Trust 2006-CW1

	Principal	WAL	Pymt Window	Expected Rating	Assumed Final	Certificate Type /
Class(2,3,4)	Amount ($)(1)	Call/Mat(2)(5)	(Months) Call/Mat(2)(5)	(Moody’s/S&P/Fitch)	Distribution Date(6)	Certificate Rate(3)
A-1A	213,081,000	Not Marketed Hereby		Aaa/AAA/AAA	May 2036	Fltg Rate Group I Senior
A-1B	53,319,000	Not Marketed Hereby		Aaa/AAA/AAA	May 2036	Fltg Rate Group I Senior Mezz
A-2	237,874,000	1.00 / 1.00	1 - 23 / 1 - 23	Aaa/AAA/AAA	July 2028	Fltg Rate Group II Senior Sequential
A-3	38,072,000	2.00 / 2.00	23 - 26 / 23 - 26	Aaa/AAA/AAA	May 2036	Fltg Rate Group II Senior Sequential
A-4	103,118,000	3.00 / 3.00	26 - 64 / 26 - 64	Aaa/AAA/AAA	May 2036	Fltg Rate Group II Senior Sequential
A-5	51,937,000	6.42 / 8.67	64 - 80 / 64 - 197	Aaa/AAA/AAA	May 2036	Fltg Rate Group II Senior Sequential
M-1	32,551,000	4.89 / 5.46	47 - 80 / 47 - 167	Aa1/AA+/AA+	May 2036	Fltg Rate Mezzanine
M-2	30,322,000	4.73 / 5.29	44 - 80 / 44 - 159	Aa2/AA/AA	May 2036	Fltg Rate Mezzanine
M-3	17,836,000	4.65 / 5.18	42 - 80 / 42 - 150	Aa3/AA-/AA	May 2036	Fltg Rate Mezzanine
M-4	15,161,000	4.61 / 5.12	41 - 80 / 41 - 144	A1/AA-/AA-	May 2036	Fltg Rate Mezzanine
M-5	14,715,000	4.58 / 5.07	40 - 80 / 40 - 138	A2/A+/A+	May 2036	Fltg Rate Mezzanine
M-6	13,377,000	4.55 / 5.01	40 - 80 / 40 - 132	A3/A/A	May 2036	Fltg Rate Mezzanine
M-7	13,377,000	4.52 / 4.94	39 - 80 / 39 - 125	Baa1/A-/BBB+	May 2036	Fltg Rate Mezzanine
M-8	11,594,000	4.51 / 4.87	38 - 80 / 38 - 116	Baa2/BBB+/BBB	May 2036	Fltg Rate Mezzanine
M-9	8,918,000	4.49 / 4.78	38 - 80 / 38 - 107	Baa3/BBB/BBB	May 2036	Fltg Rate Mezzanine
M-10 (7)	8,918,000	Not Publicly Offered		Ba1/BBB-/BBB-	May 2036	Fltg Rate Subordinate
Total:	864,170,000

(1)

The approximate size is subject to a permitted variance in the aggregate of plus or minus 5%.

(2)

The Class A-1A and A-1B Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(3)

The margins on the Senior Certificates will double, and the margins on the Mezzanine and Subordinate Certificates will increase to [1.5] times the original margin on the first Distribution Date after the first possible Optional Termination Date.

(4)

The Offered Certificates will be subject to the applicable rate cap as described herein.

(5)

See “Pricing Prepayment Speed” herein.

(6)

The final scheduled distribution date for each class of offered certificates, other than the Class A-2 Certificates, is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan. The final scheduled distribution date for the Class A-2 Certificates is calculated assuming a prepayment assumption of 0% and adding one month.

(7)

The Class M-10 Certificate will be privately placed and will not be offered pursuant to the prospectus.  Information presented herein for the Class M-10 Certificate is solely to assist purchasers of the Offered Certificates.

The information herein will be superseded in its entirety by the final prospectus and prospectus supplement relating to the securities.  THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER.  IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR JPMORGAN SALES REPRESENTATIVE.

Issuing Entity:

J.P. Morgan Mortgage Acquisition Trust 2006-CW1, a New York common law trust

Depositor:

J.P. Morgan Acceptance Corporation I

Seller:

J.P. Morgan Mortgage Acquisition Corp.

Originator:

Countrywide Home Loans, Inc.

Servicer:

Countrywide Home Loans Servicing LP

Lead Manager:

J.P. Morgan Securities Inc.

Securities Administrator:

JPMorgan Chase Bank, National Association

Trustee:

U.S. Bank National Association

Swap Provider:

JPMorgan Chase Bank, National Association

Custodian:

J.P. Morgan Trust Company, National Association

Senior Certificates:

The Class A-1A and Class A-1B Certificates (collectively, the “Group I Certificates”) and the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the “Group II Certificates”).

Mezzanine Certificates:

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

Subordinate Certificate:

The Class M-10 Certificate.

Floating Rate Certificates:

The Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

Offered Certificates:

The Class A-2, Class A-3, Class A-4, Class A-5 Certificates and the Mezzanine Certificates.

Non-Offered Certificates:

The Class A-1A, Class A-1B, Subordinate Certificates, Class C, Class P and Residual Certificates.

Federal Tax Status:

It is anticipated that the Offered Certificates generally will represent, in part, ownership of REMIC regular interests for tax purposes.

Registration:

The Offered Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:

May 1, 2006

Expected Pricing Date:

On or about May [19], 2006

Expected Closing Date:

On or about May [31], 2006

Distribution Date:

The 25th day of each month (or if not a business day, the next succeeding business day) beginning in June 2006.

ERISA Eligibility:

The Offered Certificates are expected to be ERISA eligible, provided the investors meet the requirements of certain investor-based exemptions as described in the prospectus supplement.

SMMEA Eligibility:

The Offered Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:

[0.50]% per annum of the outstanding principal balance of each mortgage loan as of the first day of the related Collection Period.

Custodian Fee:

A fee payable based on an agreement between the Custodian and the Seller.

Securities Administrator

Fee:

Approximately 0.004% per annum on the aggregate principal balance of the Mortgage Loans, subject to a monthly minimum of $500, together with the Servicing Fee and the Custodian Fee, the “Administrative Fee”.

Administrative Fee Rate:

The rate at which the Administrative Fees are calculated for the related Distribution Date.

Expense Adjusted Net

Mortgage Rate:

The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.

Expense Adjusted Net

Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:

The Offered Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:

100% PPC (100% PPC: 20HEP, or 2% - 20% CPR over 10 months, and remaining constant at 20% CPR in month 11 and thereafter)

ARM Loans:

100% PPC (100% PPC: 6% in month 1, an additional 1/11th of 26% CPR for each month thereafter, building to 32% CPR in month 12 and remaining constant at 32% CPR until month 24, increasing to and remaining constant at 50% CPR from month 25 until month 28, decreasing 1/6th of 15% CPR for each month thereafter, decreasing to 35% CPR in month 34 and remaining constant at 35% CPR from month 35 and thereafter; provided, however, the prepayment rate will not exceed 90% CPR in any period for any given percentage of Pricing Prepayment Speed).

Mortgage Loans:

As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans was approximately $891,817,320, of which: (i) approximately $340,665,584 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that conform to Freddie Mac or Fannie Mae balance limitations  (the “Group I Mortgage Loans”), and (ii) approximately $551,151,736 consisted of a pool of fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac or Fannie Mae balance limitations (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”). These figures are subject to a variance of plus/minus 5%.

Silent Seconds:

The mortgaged properties relating to approximately 27.12%, 35.70% and 32.38% of the first-lien mortgage loans in the Group I Mortgage Loans, the Group II Mortgage Loans and the Mortgage Loans, respectively, are subject to a second-lien mortgage loan (“Silent Second”) that was originated at the same time as the first-lien mortgage loan.  The weighted average combined original loan-to-value ratio of the mortgage loans, including the Silent Seconds, is 85.37%.

Interest Accrual:

Interest will accrue on the Certificates at the applicable Pass-Through Rate.

Interest on the Certificates will accrue initially from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the applicable Distribution Date on an Actual/360 basis.

Pass-Through Rate:

The Class A-1A Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-1A Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-1A Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-1B Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-1B Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-1B Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class A-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class A-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 2.0 times the Class A-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-1 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-1 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-1 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-2 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-2 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-2 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-3 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-3 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-3 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-4 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-4 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-4 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-5 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-5 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-5 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-6 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-6 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-6 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-7 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-7 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-7 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-8 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-8 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-8 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-9 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-9 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-9 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

The Class M-10 Pass-Through Rate will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus [ ]% (the “Class M-10 Margin”), and beginning on the first Distribution Date after the first possible Optional Termination Date, One-Month LIBOR plus 1.5 times the Class M-10 Margin, (y) the Net WAC Cap and (z) the Maximum Rate Cap.

Net WAC Cap:

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees and (ii) any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.

Maximum Rate Cap:

The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) the Net Swap Payment made by the Swap Provider, if any, expressed as a percentage of the balance of the Mortgage Loans (the “Net Swap Payment Rate”).

If investor interest payments are limited by the Maximum Rate Cap, they will not be reimbursed.

Net WAC Cap

Carryover Amount:

If on any Distribution Date the pass-through rate on any class or classes of the Senior Certificates, the Mezzanine Certificates or the Subordinate Certificates is limited by the Net WAC Cap, the amount of such interest that would have been distributed if the pass-through rate on the related class or classes of the Senior Certificates,  the Mezzanine Certificates or the Subordinate Certificates had not been so limited by the Net WAC Cap, up to but not exceeding the Maximum Rate Cap, and the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the related pass-through rate will be carried over to the next Distribution Date until paid (herein referred to as “Carryover”).  Such reimbursement will be paid only on a subordinated basis.  No Carryover will be paid with respect to a class of Certificates once the principal balance has been reduced to zero.

Cap Amount:

For any Distribution Date and Class of Certificates, an amount calculated by multiplying the related Certificate principal balance by the Maximum Rate Cap.

Prepayment Interest

Shortfall:

For any Distribution Date, an amount equal to the interest at the mortgage interest rate for such Mortgage Loan (the “Mortgage Interest Rate”) (net of the related Fees) on the amount of such principal prepayment in full for the number of days commencing on the date on which the principal prepayment in full is applied and ending on the last day of the prior calendar month. The Servicer will cover Prepayment Interest Shortfalls on Mortgage Loans to the extent that this amount does not exceed one-half of its servicing fee for such Distribution Date.  Notwithstanding the foregoing, the Servicer will not cover Prepayment Interest Shortfalls on Simple Interest Loans or second lien mortgage loans or shortfalls relating to principal prepayments in part.

Credit Enhancement:

Consists of the following:

1) Excess Cashflow

2) Net Swap Payments received from the Swap Provider (if any)

3) Overcollateralization Amount

4) Subordination

Excess Cashflow:

For any Distribution Date, the sum of (x) any Overcollateralization Reduction Amount and (y) the excess of the Available Funds, net of any Net Swap Payment made by the supplemental interest trust and the Swap Termination Payment, if any, made by the supplemental interest trust, over the sum of (i) the monthly interest accrued and any unpaid interest on the Senior Certificates and the monthly interest accrued on the Mezzanine and Subordinate Certificates, and (ii) the principal remittance amount.

Overcollateralization

Amount:

The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Senior, Mezzanine, and Subordinate Certificates and the Class P Certificates.  On the Closing Date, the O/C will be equal to approximately 3.10% the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the O/C is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to maintain O/C until the Overcollateralization Target Amount is reached.

Overcollateralization

Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization

Target Amount:

Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately

3.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately

6.20% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:

The earlier to occur of

(i)  the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Senior Certificates has been reduced to zero; and

(ii)   the later to occur of

  (x)   the Distribution Date occurring in June 2009 and

  (y)   the first Distribution Date on which the Senior Credit Enhancement Percentage is greater than or equal to 43.60%.

Senior Credit

Enhancement Percentage:

The “Senior Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Mezzanine and Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans at the end of the related due period.

Trigger Event:

A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [36.70]% of the current Senior Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date for the related Distribution Date are greater than:

Distribution Date	Percentage
June 2008 – May 2009	[1.55]%
June 2009 – May 2010	[3.50]%
June 2010 – May 2011	[5.55]%
June 2011 – May 2012	[6.75]%
June 2012 and thereafter	[7.25]%

Sequential Trigger Event:

A "Sequential Trigger Event" is in effect if (a) there are no Subordinate, Mezzanine or Class C Certificates outstanding, or (b) with respect to any Distribution Date on or prior to the Distribution Date in June 2009, the aggregate amount of realized losses incurred since the Cut-Off Date through the last day of the related Collection Period (reduced by the aggregate amount of subsequent recoveries recovered since the Cut-Off Date through the last day of the related Collection Period) divided by the aggregate principal balance of the Mortgage Loans on the Cut-Off Date exceeds [TBD] or (c) with respect to any Distribution Date on or after the Distribution Date in June 2009, a Trigger Event is in effect.

Expected Credit Support

Percentages:

	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	21.80%	43.60%
M-1	18.15%	36.30%
M-2	14.75%	29.50%
M-3	12.75%	25.50%
M-4	11.05%	22.10%
M-5	9.40%	18.80%
M-6	7.90%	15.80%
M-7	6.40%	12.80%
M-8	5.10%	10.20%
M-9	4.10%	8.20%
M-10	3.10%	6.20%

Realized Losses:

If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow (including certain amounts received by the Swap Administrator from the Swap Agreement, if any), and second by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates, then to the Class M-1 Certificates.

Realized Losses will not be allocated to any of the Senior Certificates.

Principal Paydown:

Senior Certificates:

1)

Principal allocable to the Group I Certificates will be distributed pro rata to the Class A-1A and Class A-1B Certificates on each Distribution Date on which a Sequential Trigger Event is not in effect until the certificate principal balance of each such class has been reduced to zero. On each Distribution Date on which a Sequential Trigger Event is in effect, principal allocable to the Group I Certificates will be distributed sequentially to the Class A-1A and Class A-1B Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero.

2)

Principal allocable to the Group II Certificates will be distributed sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero, provided, however, that if the aggregate certificate balance of the Mezzanine, Subordinate and Class C  Certificates has been reduced to zero, distributions to the Group II Certificates shall be made concurrently to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, pro rata, based on certificate principal balance.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)

Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates based on principal collected in the related loan group, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates and then x) the Class M-10 Certificates.

2)

On or after the Stepdown Date and if a Trigger Event is not in effect, all the Offered Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates based on the principal collected in the related loan group, such that the Senior Certificates will have at least 43.60% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 36.30% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 29.50% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 25.50% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 22.10% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 18.80% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 15.80%  credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 12.80% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 10.20% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 8.20% credit enhancement and eleventh to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 6.20% credit enhancement (subject, in each case, to any overcollateralization floors).

Priority of

Distributions:

On each Distribution Date, distributions will be made as follows:

From Available Funds, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement or Pooling and Servicing Agreement)) owed to the Swap Provider and other fees and expenses of the Trust, including payments, reimbursements and indemnities of the Servicer, the Trustee, the Securities Administrator, the Custodian and the Trust Oversight Manager.

From Available Funds for the related loan group, to pay interest on the Senior Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then from Available Funds from both loan groups to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From Available Funds for the related loan group, to pay principal on the Senior Certificates, in accordance with the principal payment provisions described above.

From Available Funds, to pay principal on the Mezzanine and Subordinate Certificates, in accordance with the principal payment provisions described above.

From Excess Cashflow, if any, to pay any current Realized Losses to the Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Excess Cashflow, if any, to pay unpaid interest shortfall amounts to Mezzanine and Subordinate Certificates, sequentially.

From Excess Cashflow, if any, sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

From Excess Cashflow, to the Net WAC Reserve Fund if any, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates in the same order of priority as described below.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From Excess Cashflow, if any, to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, any Relief Act Shortfalls.

From Excess Cashflow, if any, certain reimbursements to the transaction parties.

From Excess Cashflow, if any, to pay the Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Excess Cashflow, if any, to pay any remaining amount to the Class C and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any current Realized Losses to the Senior, Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account, to pay any principal first, on the Senior Certificates, pro rata, and second, on the Mezzanine and Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any unpaid interest on the Senior Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine and Subordinate Certificates, sequentially.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially any net prepayment interest shortfalls.

From the Swap Account, to pay the Net WAC Cap Carryover Amount on the Senior, Mezzanine and Subordinate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account to pay first the Class A Certificates concurrently and then the Mezzanine and Subordinate Certificates sequentially, and Relief Act Shortfalls.

From the Swap Account certain reimbursements to the transaction parties.

From the Swap Account sequentially to the Mezzanine and Subordinate Certificates, any Allocated Realized Loss Amounts.

Swap Agreement:

On the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of $855,252,983.26.  Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to [TBD] per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the supplemental interest trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”).  See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Net WAC Cap Carryover

Reserve Account:

Amounts deposited in the Net WAC Cap Carryover Reserve Account will be distributed to the Senior, Mezzanine and Subordinate Certificates, any related unpaid Net WAC Cap Carryover Amount (in each case only up to a maximum amount equal to the Cap Amount for the related class) distributed in the following order of priority:

i)

to the Senior Certificates, on a pro rata basis based on their respective Cap Amounts.

ii)

to the Class M-1 Certificates.

iii)

to the Class M-2 Certificates.

iv)

to the Class M-3 Certificates.

v)

to the Class M-4 Certificates.

vi)

to the Class M-5 Certificates.

vii)

to the Class M-6 Certificates.

viii)

to the Class M-7 Certificates.

ix)

to the Class M-8 Certificates.

x)

to the Class M-9 Certificates.

xi)

to the Class M-10 Certificates.

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
June 25, 2006	855,252,983.26	April 25, 2009	84,182,029.94
July 25, 2006	841,062,215.36	May 25, 2009	81,613,501.19
August 25, 2006	823,906,566.97	June 25, 2009	79,153,807.09
September 25, 2006	797,695,666.75	July 25, 2009	76,767,869.07
October 25, 2006	772,672,611.42	August 25, 2009	74,453,480.30
November 25, 2006	747,803,994.86	September 25, 2009	72,208,500.12
December 25, 2006	729,766,699.05	October 25, 2009	70,030,851.98
January 25, 2007	700,642,898.80	November 25, 2009	67,804,620.00
February 25, 2007	669,768,768.86	December 25, 2009	65,624,543.41
March 25, 2007	637,885,631.32	January 25, 2010	63,509,868.62
April 25, 2007	606,831,015.46	February 25, 2010	61,458,639.19
May 25, 2007	577,289,315.11	March 25, 2010	59,468,957.25
June 25, 2007	549,193,337.82	April 25, 2010	57,538,981.72
July 25, 2007	522,469,898.57	May 25, 2010	55,666,926.60
August 25, 2007	497,049,596.14	June 25, 2010	53,851,059.32
September 25, 2007	472,866,615.07
October 25, 2007	449,858,537.95
November 25, 2007	427,966,167.74
December 25, 2007	407,046,595.86
January 25, 2008	386,880,452.50
February 25, 2008	365,673,857.65
March 25, 2008	217,109,063.82
April 25, 2008	158,496,312.22
May 25, 2008	150,192,432.94
June 25, 2008	143,081,172.09
July 25, 2008	136,565,866.44
August 25, 2008	130,737,161.25
September 25, 2008	125,459,121.73
October 25, 2008	120,631,181.32
November 25, 2008	116,177,592.40
December 25, 2008	112,045,778.53
January 25, 2009	108,477,043.07
February 25, 2009	99,410,961.98
March 25, 2009	87,013,633.59

Net WAC Cap and Effective Rate Schedule

Period	Payment Date	Net WAC Cap(%)(1)(2)	Effective Rate(%)(1)(3)	Period	Payment Date	Net WAC Cap (%)(1)(2)	Effective Rate(%)(1)(3)
1	June 25, 2006	9.10	23.12	45	February 25, 2010	10.38	14.12
2	July 25, 2006	7.58	21.52	46	March 25, 2010	11.81	15.40
3	August 25, 2006	7.34	21.33	47	April 25, 2010	10.77	14.48
4	September 25, 2006	7.34	21.09	48	May 25, 2010	11.10	14.75
5	October 25, 2006	7.59	20.98	49	June 25, 2010	10.71	14.40
6	November 25, 2006	7.34	20.72	50	July 25, 2010	11.04	11.04
7	December 25, 2006	7.59	20.77	51	August 25, 2010	10.71	10.71
8	January 25, 2007	7.34	20.46	52	September 25, 2010	10.76	10.76
9	February 25, 2007	7.34	20.22	53	October 25, 2010	11.09	11.09
10	March 25, 2007	8.14	20.28	54	November 25, 2010	10.70	10.70
11	April 25, 2007	7.35	19.70	55	December 25, 2010	11.03	11.03
12	May 25, 2007	7.59	19.55	56	January 25, 2011	10.65	10.65
13	June 25, 2007	7.35	19.19	57	February 25, 2011	10.64	10.64
14	July 25, 2007	7.59	19.05	58	March 25, 2011	11.80	11.80
15	August 25, 2007	7.35	18.70	59	April 25, 2011	10.63	10.63
16	September 25, 2007	7.35	18.47	60	May 25, 2011	10.95	10.95
17	October 25, 2007	7.60	18.36	61	June 25, 2011	10.57	10.57
18	November 25, 2007	7.35	18.01	62	July 25, 2011	10.90	10.90
19	December 25, 2007	7.60	17.90	63	August 25, 2011	10.51	10.51
20	January 25, 2008	7.35	17.55	64	September 25, 2011	10.49	10.49
21	February 25, 2008	7.37	17.29	65	October 25, 2011	10.81	10.81
22	March 25, 2008	8.55	14.47	66	November 25, 2011	10.43	10.43
23	April 25, 2008	8.30	12.92	67	December 25, 2011	10.75	10.75
24	May 25, 2008	8.56	13.09	68	January 25, 2012	10.37	10.37
25	June 25, 2008	8.27	12.84	69	February 25, 2012	10.34	10.34
26	July 25, 2008	8.53	13.04	70	March 25, 2012	11.03	11.03
27	August 25, 2008	8.25	12.80	71	April 25, 2012	10.29	10.29
28	September 25, 2008	8.70	13.25	72	May 25, 2012	10.60	10.60
29	October 25, 2008	9.22	13.71	73	June 25, 2012	10.23	10.23
30	November 25, 2008	8.91	13.44	74	July 25, 2012	10.54	10.54
31	December 25, 2008	9.19	13.65	75	August 25, 2012	10.17	10.17
32	January 25, 2009	8.88	13.39	76	September 25, 2012	10.14	10.14
33	February 25, 2009	8.95	13.21	77	October 25, 2012	10.45	10.45
34	March 25, 2009	10.53	14.22	78	November 25, 2012	10.09	10.09
35	April 25, 2009	9.72	13.55	79	December 25, 2012	10.39	10.39
36	May 25, 2009	10.03	13.81	80	January 25, 2013	10.03	10.03
37	June 25, 2009	9.69	13.51
38	July 25, 2009	10.00	13.76
39	August 25, 2009	9.72	13.52
40	September 25, 2009	10.21	14.01
41	October 25, 2009	10.76	14.51
42	November 25, 2009	10.39	14.18
43	December 25, 2009	10.72	14.44
44	January 25, 2010	10.35	14.10

(1) Assumes 1-month LIBOR and 6-month LIBOR instantaneously increase and remain at 20.00%.

(2) As a result of the assumption that 1-month LIBOR and 6-month LIBOR are at 20.00%, the indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(3) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Prepayment Speed Sensitivity Table (To Call)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL	14.97	1.75	1.00	0.70	0.55
Principal Window	1 - 265	1 - 42	1 - 23	1 - 16	1 - 12
# months	265	42	23	16	12
Class A-3
WAL	22.78	3.87	2.00	1.40	1.04
Principal Window	265 - 281	42 - 52	23 - 26	16 - 18	12 - 14
# months	17	11	4	3	3
Class A-4
WAL	25.96	7.05	3.00	1.84	1.38
Principal Window	281 - 337	52 - 132	26 - 64	18 - 26	14 - 20
# months	57	81	39	9	7
Class A-5
WAL	28.67	13.09	6.42	2.35	1.85
Principal Window	337 - 346	132 - 163	64 - 80	26 - 31	20 - 24
# months	10	32	17	6	5

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL	26.88	8.85	4.89	4.05	2.36
Principal Window	282 - 346	50 - 163	47 - 80	31 - 49	24 - 33
# months	65	114	34	19	10
Class M-2
WAL	26.88	8.85	4.73	4.07	2.74
Principal Window	282 - 346	50 - 163	44 - 80	49 - 49	33 - 33
# months	65	114	37	1	1
Class M-3
WAL	26.88	8.85	4.65	3.93	2.74
Principal Window	282 - 346	50 - 163	42 - 80	45 - 49	33 - 33
# months	65	114	39	5	1
Class M-4
WAL	26.88	8.85	4.61	3.69	2.66
Principal Window	282 - 346	50 - 163	41 - 80	42 - 49	31 - 33
# months	65	114	40	8	3
Class M-5
WAL	26.88	8.85	4.58	3.53	2.51
Principal Window	282 - 346	50 - 163	40 - 80	39 - 49	29 - 33
# months	65	114	41	11	5
Class M-6
WAL	26.88	8.85	4.55	3.42	2.43
Principal Window	282 - 346	50 - 163	40 - 80	38 - 49	28 - 33
# months	65	114	41	12	6
Class M-7
WAL	26.88	8.85	4.52	3.32	2.36
Principal Window	282 - 346	50 - 163	39 - 80	36 - 49	27 - 33
# months	65	114	42	14	7
Class M-8
WAL	26.88	8.85	4.51	3.25	2.33
Principal Window	282 - 346	50 - 163	38 - 80	35 - 49	26 - 33
# months	65	114	43	15	8
Class M-9
WAL	26.88	8.85	4.49	3.20	2.30
Principal Window	282 - 346	50 - 163	38 - 80	34 - 49	26 - 33
# months	65	114	43	16	8

Prepayment Speed Sensitivity Table (To Maturity)

Prepayment Speed	0%	50%	100%	150%	200%
Class A-2
WAL	14.97	1.75	1.00	0.70	0.55
Principal Window	1 - 265	1 - 42	1 - 23	1 - 16	1 - 12
# months	265	42	23	16	12
Class A-3
WAL	22.78	3.87	2.00	1.40	1.04
Principal Window	265 - 281	42 - 52	23 - 26	16 - 18	12 - 14
# months	17	11	4	3	3
Class A-4
WAL	25.96	7.05	3.00	1.84	1.38
Principal Window	281 - 337	52 - 132	26 - 64	18 - 26	14 - 20
# months	57	81	39	9	7
Class A-5
WAL	28.94	16.25	8.67	2.35	1.85
Principal Window	337 - 357	132 - 318	64 - 197	26 - 31	20 - 24
# months	21	187	134	6	5

Prepayment Speed	0%	50%	100%	150%	200%
Class M-1
WAL	26.98	9.71	5.46	7.14	3.98
Principal Window	282 - 356	50 - 287	47 - 167	31 - 132	24 - 94
# months	75	238	121	102	71
Class M-2
WAL	26.98	9.69	5.29	4.87	3.87
Principal Window	282 - 356	50 - 278	44 - 159	49 - 102	38 - 72
# months	75	229	116	54	35
Class M-3
WAL	26.98	9.66	5.18	4.28	3.16
Principal Window	282 - 356	50 - 268	42 - 150	45 - 96	33 - 67
# months	75	219	109	52	35
Class M-4
WAL	26.98	9.64	5.12	4.03	2.91
Principal Window	282 - 355	50 - 260	41 - 144	42 - 92	31 - 64
# months	74	211	104	51	34
Class M-5
WAL	26.98	9.61	5.07	3.86	2.74
Principal Window	282 - 355	50 - 253	40 - 138	39 - 88	29 - 61
# months	74	204	99	50	33
Class M-6
WAL	26.97	9.56	5.01	3.72	2.64
Principal Window	282 - 355	50 - 243	40 - 132	38 - 83	28 - 58
# months	74	194	93	46	31
Class M-7
WAL	26.97	9.50	4.94	3.60	2.56
Principal Window	282 - 354	50 - 233	39 - 125	36 - 78	27 - 54
# months	73	184	87	43	28
Class M-8
WAL	26.96	9.41	4.87	3.49	2.49
Principal Window	282 - 353	50 - 220	38 - 116	35 - 73	26 - 50
# months	72	171	79	39	25
Class M-9
WAL	26.95	9.30	4.78	3.39	2.43
Principal Window	282 - 352	50 - 206	38 - 107	34 - 67	26 - 46
# months	71	157	70	34	21

EXCESS SPREAD (1,2)

Period	STATIC Excess Spread %	FORWARD Excess Spread %	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %	Period	STATIC Excess Spread %	FORWARD Excess Spread %	FWD 1 Month LIBOR %	FWD 6 Month LIBOR %
1	3.06	3.06	5.081	5.278	41	4.56	4.43	5.463	5.567
2	2.16	2.16	5.159	5.314	42	4.42	4.27	5.481	5.581
3	2.15	2.15	5.212	5.337	43	4.53	4.38	5.498	5.593
4	2.16	2.15	5.253	5.356	44	4.39	4.21	5.513	5.603
5	2.18	2.17	5.318	5.367	45	4.41	4.23	5.527	5.610
6	2.17	2.15	5.302	5.367	46	4.80	4.69	5.537	5.617
7	2.19	2.17	5.292	5.361	47	4.40	4.26	5.546	5.622
8	2.17	2.15	5.296	5.357	48	4.51	4.37	5.552	5.626
9	2.17	2.15	5.320	5.358	49	4.37	4.21	5.555	5.630
10	2.26	2.24	5.318	5.360	50	4.55	4.29	5.559	5.635
11	2.19	2.16	5.320	5.369	51	4.36	4.08	5.563	5.640
12	2.22	2.20	5.263	5.384	52	4.35	4.07	5.567	5.646
13	2.19	2.16	5.269	5.413	53	4.50	4.23	5.572	5.653
14	2.23	2.19	5.302	5.447	54	4.31	4.02	5.577	5.660
15	2.20	2.15	5.337	5.478	55	4.46	4.18	5.583	5.668
16	2.21	2.14	5.371	5.506	56	4.27	3.97	5.590	5.677
17	2.26	2.19	5.405	5.529	57	4.25	3.94	5.597	5.686
18	2.21	2.13	5.436	5.547	58	4.74	4.49	5.605	5.696
19	2.27	2.17	5.464	5.557	59	4.21	3.91	5.614	5.706
20	2.22	2.11	5.486	5.558	60	4.36	4.07	5.624	5.716
21	2.24	2.12	5.501	5.551	61	4.17	3.85	5.635	5.726
22	3.12	2.90	5.509	5.538	62	4.33	4.01	5.645	5.735
23	3.25	2.97	5.507	5.519	63	4.14	3.79	5.655	5.744
24	3.36	3.10	5.494	5.498	64	4.12	3.78	5.664	5.752
25	3.23	2.97	5.471	5.475	65	4.27	3.95	5.673	5.760
26	3.33	3.11	5.447	5.454	66	4.08	3.73	5.681	5.766
27	3.21	2.99	5.423	5.436	67	4.23	3.89	5.689	5.773
28	3.68	3.48	5.400	5.421	68	4.04	3.67	5.696	5.778
29	4.03	3.85	5.380	5.410	69	4.02	3.65	5.702	5.783
30	3.90	3.72	5.362	5.404	70	4.35	4.01	5.708	5.787
31	4.01	3.85	5.349	5.403	71	3.99	3.61	5.713	5.790
32	3.89	3.72	5.339	5.408	72	4.14	3.78	5.717	5.793
33	3.96	3.80	5.335	5.419	73	3.95	3.57	5.720	5.796
34	4.77	4.66	5.336	5.434	74	4.11	3.73	5.723	5.798
35	4.47	4.37	5.343	5.452	75	3.92	3.52	5.726	5.800
36	4.59	4.48	5.358	5.473	76	3.90	3.50	5.729	5.802
37	4.45	4.33	5.379	5.494	77	4.05	3.67	5.731	5.804
38	4.41	4.27	5.401	5.514	78	3.86	3.46	5.733	5.805
39	4.35	4.19	5.423	5.533	79	4.02	3.63	5.735	5.807
40	4.44	4.30	5.443	5.551	80	3.83	3.42	5.736	5.807

(1)

Assumes the pricing prepayment speed to call.

(2)

Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Custodian Fee, and Securities Administrator Fee), less the amount of interest accrued at the related Pass-Through Rate and paid on the related Distribution Date on the Certificates plus swap payments received from the Swap Provider minus swap payments owed to the Swap Provider divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period and multiplied by (c) 12.

Breakeven Losses

	30% Loss Severity		40% Loss Severity		50% Loss Severity
	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %	CDR (a) Break %	Cum Loss %
M-1	47.0	20.43	30.1	21.34	22.1	21.96
M-2	35.5	17.61	23.7	18.39	17.8	18.93
M-3	29.9	15.94	20.4	16.65	15.5	17.14
M-4	25.7	14.53	17.8	15.15	13.6	15.55
M-5	22.0	13.14	15.5	13.71	12.0	14.12
M-6	18.9	11.85	13.5	12.37	10.5	12.71
M-7	16.0	10.52	11.6	11.00	9.0	11.22
M-8	13.7	9.38	10.0	9.78	7.8	9.96
M-9	12.0	8.47	8.8	8.81	7.0	9.09

Assumptions:

(1)

Pricing Prepayment Assumption, default is in addition to voluntary prepay

(2)

Forward LIBOR

(3)

12 month recovery lag

(4)

100% Servicer advance of delinquent principal and interest

(5)

To maturity

(6)

Trigger Event is in effect for every Distribution Date on or after the Stepdown Date

(7)

‘Break’ is first dollar of principal loss

Footnotes:

(a)

Constant Default Rate (“CDR”) is an annualized rate based upon an assumed constant monthly default rate of a pool of Mortgage Loans

Total Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$891,817,320	$5,179	$960,000
Average Scheduled Principal Balance:	$175,175
Number of Mortgage Loans:	5,091

Weighted Average Gross Coupon:	8.091%	5.375%	15.625%
Weighted Average Fico Score:	614	500	810
Weighted Average Combined Original LTV:	79.20%	6.32%	100.00%
Weighted Average DTI:	41.11%	0.11%	64.53%

Weighted Average Original Term:	354	120	360
Weighted Average Stated Remaining Term:	351	108	359
Weighted Average Seasoning:	3	1	72

Margin:	6.892%	2.320%	11.720%
Minimum Mortgage Rate:	8.170%	4.850%	13.875%
Maximum Mortgage Rate:	15.049%	10.500%	20.875%
Initial Periodic Cap:	1.778%	1.000%	6.000%
Periodic Cap:	1.408%	1.000%	3.000%
Next Rate Adj.(mos):	23	2	59

Maturity Date:		May-01-2015	Apr-01-2036
Maximum ZIP Code Concentration:	92337(0.32%)

ARM:	73.80%
Fixed Rate:	26.20%

Interest Only:	31.05%	Single Family:	71.27%
Not Interest Only:	68.95%	Multi Family:	4.61%
Weighted Average IO Term	40	Condo:	6.73%
		Manufactured Housing:	0.23%
First Lien:	96.99%	Planned Unit Development:	17.16%
Second Lien:	3.01%
		Top 5 States:
Full Documentation:	62.45%	California	24.64%
Stated Documentation:	37.55%	Florida	10.98%
		New York	5.86%
Purchase:	40.69%	Illinois	4.87%
Cash Out Refinance:	55.84%	Texas	4.20%
Rate/Term Refinance:	3.48%

Owner:	96.18%
Non-Owner:	3.40%
Second Home:	0.42%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	540	$16,941,288.20	1.90%	11.112%	198	95.69%	629	37.83%
50,001 - 100,000	1,039	79,656,746.48	8.93	9.059	335	81.51	606	37.68
100,001 - 150,000	1,036	128,594,506.82	14.42	8.361	353	78.60	601	39.34
150,001 - 200,000	787	137,656,098.97	15.44	8.076	356	78.30	610	41.06
200,001 - 250,000	550	123,181,712.58	13.81	7.905	357	78.75	617	41.81
250,001 - 300,000	387	106,200,042.01	11.91	7.849	357	78.39	614	42.89
300,001 - 350,000	291	94,498,562.65	10.60	7.735	357	78.25	619	42.24
350,001 - 400,000	190	71,043,998.92	7.97	7.885	357	78.75	618	42.94
400,001 - 450,000	105	44,633,527.20	5.00	7.619	357	79.33	616	41.77
450,001 - 500,000	79	37,640,275.98	4.22	7.719	358	79.15	615	41.45
500,001 - 550,000	36	18,757,505.95	2.10	7.672	357	80.94	640	42.38
550,001 - 600,000	21	12,044,826.57	1.35	7.200	349	76.57	625	44.50
600,001 - 650,000	13	8,151,764.39	0.91	7.780	358	81.55	629	33.67
650,001 - 700,000	7	4,761,233.83	0.53	7.204	356	78.34	646	40.60
700,001 - 750,000	5	3,628,126.18	0.41	7.680	358	80.74	602	45.01
750,001 - 800,000	1	798,171.65	0.09	7.400	357	66.67	618	49.02
850,001 - 900,000	2	1,737,055.81	0.19	7.823	358	73.17	607	43.71
900,001 - 950,000	1	931,876.00	0.10	6.655	358	71.68	659	34.08
950,001 - 1,000,000	1	960,000.00	0.11	8.375	357	80.00	666	32.47
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Current Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	2	$425,155.75	0.05%	5.391%	353	84.16%	595	46.58%
5.500 - 5.999	35	9,082,759.55	1.02	5.773	354	68.83	671	40.70
6.000 - 6.499	182	51,646,243.70	5.79	6.233	354	68.80	624	41.38
6.500 - 6.999	535	129,486,876.65	14.52	6.742	356	73.52	626	40.90
7.000 - 7.499	520	115,418,435.73	12.94	7.223	357	76.87	620	42.11
7.500 - 7.999	854	171,477,990.54	19.23	7.726	357	79.26	621	41.03
8.000 - 8.499	604	111,515,550.71	12.50	8.240	357	80.52	616	41.17
8.500 - 8.999	675	117,734,067.28	13.20	8.726	357	81.22	607	41.59
9.000 - 9.499	354	57,986,733.82	6.50	9.211	355	82.57	594	41.88
9.500 - 9.999	391	51,539,932.92	5.78	9.718	348	84.71	584	40.06
10.000 - 10.499	221	27,436,974.75	3.08	10.210	340	85.31	590	39.25
10.500 - 10.999	210	18,079,300.25	2.03	10.720	307	89.52	587	39.51
11.000 - 11.499	176	11,219,837.76	1.26	11.214	270	92.31	604	40.88
11.500 - 11.999	154	10,210,251.08	1.14	11.702	279	92.04	599	38.53
12.000 - 12.499	99	4,903,263.80	0.55	12.169	239	92.94	601	36.84
12.500 - 12.999	47	1,883,131.41	0.21	12.693	232	95.73	610	37.60
13.000 - 13.499	15	1,222,479.51	0.14	13.102	300	92.38	622	42.06
13.500 - 13.999	13	441,013.43	0.05	13.668	239	97.35	589	37.60
14.000 - 14.499	3	85,854.89	0.01	14.310	221	93.55	556	36.08
15.500 - 15.999	1	21,466.66	0.00	15.625	108	89.51	612	20.11
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	272	$45,404,292.74	5.09%	8.993%	356	73.03%	513	41.91%
525 - 549	368	59,998,437.11	6.73	8.716	356	75.24	537	40.74
550 - 574	495	90,112,137.62	10.10	8.393	356	78.08	563	40.20
575 - 599	839	140,144,991.75	15.71	8.112	352	79.43	588	41.30
600 - 624	1,076	183,377,884.47	20.56	7.943	350	80.35	612	41.25
625 - 649	935	170,946,251.14	19.17	7.935	351	79.98	637	40.82
650 - 674	587	108,114,519.26	12.12	7.922	348	80.41	661	41.43
675 - 699	307	54,855,287.41	6.15	7.704	348	81.17	686	41.40
700 - 724	108	19,628,289.08	2.20	7.688	349	79.71	710	42.06
725 - 749	50	8,859,485.49	0.99	7.917	344	79.90	736	41.01
750 - 774	34	6,653,834.51	0.75	7.596	341	78.14	764	40.88
775 - 799	16	3,493,423.30	0.39	7.347	354	76.56	784	41.76
800 - 824	4	228,486.31	0.03	9.160	239	80.63	807	40.53
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Combined Original LTV (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	167	$26,576,643.86	2.98%	7.230%	352	39.50%	593	38.33%
50.01 - 55.00	75	13,737,784.67	1.54	6.970	352	52.82	613	37.15
55.01 - 60.00	102	21,125,996.99	2.37	7.162	356	57.62	599	38.21
60.01 - 65.00	147	31,165,601.56	3.49	7.333	356	63.14	596	39.86
65.01 - 70.00	244	54,847,679.95	6.15	7.637	356	68.46	591	40.54
70.01 - 75.00	350	73,240,535.27	8.21	7.644	357	73.98	596	40.93
75.01 - 80.00	2,028	379,739,854.23	42.58	7.970	357	79.75	627	41.64
80.01 - 85.00	393	80,604,526.45	9.04	8.065	356	84.15	593	41.49
85.01 - 90.00	656	137,447,189.53	15.41	8.490	355	89.49	614	41.69
90.01 - 95.00	268	37,093,341.47	4.16	9.353	345	94.69	607	41.76
95.01 - 100.00	661	36,238,166.21	4.06	10.453	249	99.77	635	39.42
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	1	$32,159.65	0.00%	12.250%	117	90.00%	609	38.47%
180	613	27,784,105.14	3.12	10.680	175	94.41	638	38.42
240	72	2,679,166.18	0.30	10.800	234	93.97	623	36.81
360	4,405	861,321,889.22	96.58	7.999	357	78.66	613	41.21
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	3	$71,409.07	0.01%	13.763%	114	84.59%	592	27.43%
121 - 180	611	27,744,855.72	3.11	10.674	175	94.43	638	38.45
181 - 240	72	2,679,166.18	0.30	10.800	234	93.97	623	36.81
301 - 360	4,405	861,321,889.22	96.58	7.999	357	78.66	613	41.21
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	198	$23,273,330.41	2.61%	8.701%	334	80.32%	605	15.31%
20.01 - 25.00	209	27,170,323.89	3.05	8.133	346	76.37	607	22.75
25.01 - 30.00	357	49,533,604.59	5.55	8.111	351	76.05	608	27.85
30.01 - 35.00	558	95,899,621.09	10.75	7.964	352	76.71	614	32.69
35.01 - 40.00	808	136,332,109.40	15.29	8.073	352	79.09	613	37.60
40.01 - 45.00	1,198	217,473,629.99	24.39	8.123	352	79.97	621	42.65
45.01 - 50.00	1,357	255,803,648.47	28.68	8.129	352	80.47	614	47.68
50.01 - 55.00	364	79,235,992.12	8.88	7.831	354	78.05	602	52.57
55.01 - 60.00	33	5,912,044.35	0.66	8.317	347	87.13	623	57.40
60.01 or greater	9	1,183,015.88	0.13	8.983	328	88.57	612	62.14
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Adjustable Rate Mortgage	3,387	$658,145,968.62	73.80%	8.208%	357	79.82%	613	41.51%
Fixed Rate Mortgage	1,704	233,671,351.57	26.20	7.761	334	77.44	617	40.00
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Product Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
15/30 Balloon	568	$23,957,549.37	2.69%	11.140%	175	98.36%	641	39.12%
2/28 ARM	1,810	316,176,503.04	35.45	8.402	357	79.85	602	41.69
2/28 ARM Balloon	1	419,663.05	0.05	9.25	356	80.00	618	46.49
2/28 ARM IO	818	210,951,865.54	23.65	7.862	357	80.63	632	41.68
30/40 Balloon	1	205,973.59	0.02	6.75	355	80.00	773	30.78
3/27 ARM	557	84,822,162.16	9.51	8.543	357	78.94	597	39.70
3/27 ARM IO	149	34,327,346.50	3.85	7.78	357	77.77	632	42.37
5/25 ARM	3	885,647.73	0.10	7.134	358	72.28	615	42.70
6ML ARM	49	10,562,780.60	1.18	8.072	357	76.99	585	44.20
Fixed	1,014	177,895,757.69	19.95	7.415	351	74.37	613	39.63
Fixed IO	121	31,612,070.92	3.54	7.151	357	78.86	619	42.78
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	4,003	$614,926,037.23	68.95%	8.235%	348	78.80%	606	40.76%
Interest Only	1,088	276,891,282.96	31.05	7.771	357	80.07	631	41.89
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	4,003	$614,926,037.23	68.95%	8.235%	348	78.80%	606	40.76%
24	525	136,095,595.54	15.26	7.809	357	80.31	633	41.82
36	100	23,088,696.99	2.59	7.612	357	76.45	631	43.19
60	463	117,706,990.43	13.20	7.757	357	80.51	629	41.72
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	1,673	$268,375,910.35	30.09%	8.644%	348	80.24%	614	40.80%
12	184	46,010,439.31	5.16	7.934	356	78.06	616	42.29
13	1	276,000.00	0.03	8.500	355	80.00	633	44.62
24	1,932	365,136,316.48	40.94	8.046	355	80.50	612	41.84
30	2	584,372.81	0.07	8.575	356	81.90	665	48.09
36	747	106,505,790.60	11.94	7.923	344	77.95	614	40.05
60	552	104,928,490.64	11.77	7.070	352	73.73	615	39.90
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First Lien	4,430	$864,929,752.85	96.99%	7.996%	357	78.61%	613	41.19%
Second Lien	661	26,887,567.34	3.01	11.162	180	98.01	640	38.78
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	3,445	$556,976,322.19	62.45%	7.904%	351	79.29%	604	41.13%
Stated Income	1,646	334,840,998.00	37.55	8.403	352	79.04	630	41.08
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Cash Out Refinance	2,530	$497,949,427.15	55.84%	7.887%	354	76.55%	598	40.77%
Purchase	2,354	362,876,999.68	40.69	8.391	348	82.92	634	41.78
Rate/Term Refinance	207	30,990,893.36	3.48	7.862	347	78.20	616	38.85
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	3,718	$635,616,760.13	71.27%	8.011%	352	78.74%	612	40.81%
Planned Unit Development	802	153,030,234.46	17.16	8.167	350	81.44	613	42.14
Condo Low Rise	337	53,532,324.20	6.00	8.453	349	80.38	626	41.55
2 Family	155	32,469,127.02	3.64	8.377	351	76.98	621	42.52
3 Family	26	7,130,404.93	0.80	8.806	351	78.09	637	40.33
Condo High Rise	28	6,484,614.54	0.73	8.881	356	82.03	633	40.23
Manufactured Housing	19	2,031,765.29	0.23	8.560	358	66.19	604	33.52
4 Family	6	1,522,089.62	0.17	7.949	352	61.75	612	37.58
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Owner	4,880	$857,711,409.49	96.18%	8.063%	351	79.05%	612	41.17%
Non-Owner	187	30,355,637.03	3.40	8.826	356	83.27	645	39.30
Second Home	24	3,750,273.67	0.42	8.652	356	78.72	635	42.41
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A+	2,764	$478,802,453.34	53.69%	8.049%	351	79.92%	621	41.44%
A	1,345	238,601,424.59	26.75	8.124	351	81.01	621	41.34
A-	212	45,949,692.13	5.15	7.917	351	76.03	587	41.42
B	323	56,344,580.92	6.32	8.139	353	75.09	585	40.37
C	271	44,036,744.01	4.94	8.345	354	72.56	575	39.18
C-	158	24,524,258.05	2.75	8.322	358	76.61	590	37.59
D	17	3,175,483.15	0.36	8.394	358	65.30	560	36.54
NA	1	382,684.00	0.04	7.500	356	79.61	619	49.07
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
California	755	$219,763,667.11	24.64%	7.477%	352	75.86%	624	41.59%
Florida	568	97,929,107.84	10.98	8.241	352	79.08	610	41.45
New York	192	52,304,489.84	5.86	7.754	353	77.04	619	44.08
Illinois	270	43,408,848.61	4.87	8.648	353	81.26	613	40.68
Texas	377	37,424,982.42	4.20	8.424	349	82.40	607	40.25
Maryland	153	33,663,288.13	3.77	8.026	355	79.56	608	40.23
New Jersey	146	30,757,001.59	3.45	8.383	354	77.41	613	42.27
Virginia	162	29,796,392.60	3.34	8.043	351	78.97	604	41.37
Arizona	174	29,553,014.03	3.31	8.233	350	79.15	613	40.95
Washington	153	28,414,900.46	3.19	7.762	351	82.48	617	41.41
Georgia	221	28,326,925.05	3.18	8.813	349	83.80	621	39.86
Nevada	119	24,602,724.84	2.76	8.118	348	79.87	618	42.84
Massachusetts	113	24,412,994.45	2.74	7.981	351	74.27	606	39.73
Michigan	171	18,344,071.35	2.06	8.785	351	84.64	605	40.65
Pennsylvania	99	13,046,536.92	1.46	8.279	350	79.51	598	40.07
Colorado	72	12,821,950.30	1.44	8.262	350	83.20	611	41.40
North Carolina	112	12,804,421.60	1.44	8.716	345	83.67	616	39.47
Hawaii	40	12,558,748.49	1.41	7.237	353	74.79	623	42.01
Oregon	68	11,692,541.30	1.31	7.875	351	80.72	620	40.62
Tennessee	100	11,025,251.64	1.24	8.602	354	85.13	611	39.29
Ohio	121	10,714,105.42	1.20	9.212	339	85.75	597	39.09
Connecticut	55	9,760,132.64	1.09	8.461	349	79.02	609	40.90
Minnesota	64	9,653,623.32	1.08	8.422	350	80.75	614	41.91
Alabama	71	7,520,935.30	0.84	8.871	351	85.93	591	37.97
Missouri	72	7,181,823.76	0.81	8.594	351	82.91	600	37.07
Wisconsin	54	6,699,237.68	0.75	8.894	350	82.21	601	40.27
Indiana	62	5,662,334.50	0.63	8.745	351	83.42	599	38.53
Louisiana	41	4,906,346.04	0.55	9.140	352	85.14	606	42.28
South Carolina	39	4,887,328.73	0.55	8.801	351	84.00	600	41.29
Utah	33	4,437,026.35	0.50	8.369	347	81.88	618	40.27
New Hampshire	27	4,189,126.89	0.47	7.734	346	80.02	615	40.94
New Mexico	32	4,178,917.28	0.47	8.288	350	80.21	605	38.71
Idaho	34	3,967,887.53	0.44	9.148	344	83.24	605	39.20
Kentucky	42	3,485,538.10	0.39	8.834	346	83.01	601	35.10
Mississippi	37	3,366,973.08	0.38	8.630	343	82.30	600	35.58
Oklahoma	40	3,315,441.91	0.37	8.434	350	82.83	603	39.11
Kansas	34	3,205,461.41	0.36	9.395	345	85.80	585	40.44
Delaware	16	2,672,056.81	0.30	7.924	351	81.73	585	41.56
Rhode Island	13	2,616,064.93	0.29	7.692	358	74.79	601	41.85
District Of Columbia	11	2,483,896.74	0.28	7.634	357	59.50	578	34.83
Iowa	28	2,392,008.45	0.27	9.131	347	83.35	610	38.73
Maine	19	2,273,579.47	0.25	7.900	356	78.45	573	39.72
West Virginia	12	2,040,673.11	0.23	8.448	351	79.95	598	44.27
Montana	13	1,521,796.12	0.17	8.596	352	80.28	580	35.08
Alaska	9	1,311,975.20	0.15	9.077	353	82.68	593	40.79
Nebraska	11	1,107,383.37	0.12	8.282	355	85.86	606	38.25
Arkansas	11	1,082,910.37	0.12	9.419	357	90.87	608	39.33
Vermont	6	891,872.24	0.10	7.411	358	78.00	585	47.29
Wyoming	10	846,556.56	0.09	8.274	337	81.16	642	45.73
North Dakota	5	442,247.96	0.05	9.741	341	89.12	614	32.10
South Dakota	4	350,200.35	0.04	9.084	358	85.82	583	40.69
Total:	5,091	$891,817,320.19	100.00%	8.091%	351	79.20%	614	41.11%

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2.000 - 2.499	1	$64,688.97	0.01%	8.820%	357	80.00%	634	42.63%
3.000 - 3.499	14	2,883,454.43	0.44	7.435	358	68.46	565	38.98
3.500 - 3.999	5	1,344,287.04	0.20	7.243	357	79.59	608	43.53
4.000 - 4.499	17	2,668,912.52	0.41	8.201	357	77.81	581	40.38
4.500 - 4.999	45	9,012,490.14	1.37	7.361	358	67.28	603	42.67
5.000 - 5.499	117	23,922,944.47	3.63	7.420	357	71.66	616	41.43
5.500 - 5.999	386	79,293,434.77	12.05	7.464	357	77.00	609	41.11
6.000 - 6.499	504	102,020,196.20	15.50	7.681	357	79.09	615	41.97
6.500 - 6.999	677	139,221,069.62	21.15	7.904	357	79.68	620	41.73
7.000 - 7.499	567	106,445,849.65	16.17	8.349	357	80.57	615	41.19
7.500 - 7.999	544	101,714,947.90	15.45	8.753	357	81.98	614	41.53
8.000 - 8.499	260	49,437,546.99	7.51	9.256	357	82.24	602	41.60
8.500 - 8.999	135	23,392,090.36	3.55	9.403	357	85.20	595	41.73
9.000 - 9.499	51	9,165,104.07	1.39	9.903	357	84.66	606	41.28
9.500 - 9.999	35	4,577,011.30	0.70	10.477	358	88.75	600	37.57
10.000 - 10.499	16	1,753,289.32	0.27	11.155	358	92.77	602	41.66
10.500 - 10.999	8	866,498.49	0.13	11.225	358	86.95	571	38.37
11.000 - 11.499	3	184,373.24	0.03	12.110	358	100.00	596	38.52
11.500 - 11.999	2	177,779.14	0.03	12.633	358	85.22	531	36.88
Total:	3,387	$658,145,968.62	100.00%	8.208%	357	79.82%	613	41.51%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
4.500 - 4.999	1	$151,540.00	0.02%	6.850%	357	80.00%	660	35.75%
5.000 - 5.499	1	153,155.75	0.02	5.375	356	85.00	618	49.86
5.500 - 5.999	31	7,778,541.87	1.18	6.177	357	72.17	637	41.39
6.000 - 6.499	83	22,874,841.44	3.48	6.328	357	70.48	631	42.03
6.500 - 6.999	265	64,849,883.38	9.85	6.856	357	76.26	627	42.39
7.000 - 7.499	379	81,605,029.78	12.40	7.289	357	77.16	622	42.56
7.500 - 7.999	688	142,647,662.46	21.67	7.763	357	79.41	623	41.33
8.000 - 8.499	513	98,884,492.89	15.02	8.267	357	80.55	617	41.26
8.500 - 8.999	564	104,018,941.24	15.80	8.750	357	81.29	608	41.90
9.000 - 9.499	293	50,637,268.16	7.69	9.220	357	82.29	594	41.72
9.500 - 9.999	252	40,022,016.14	6.08	9.712	358	83.92	582	39.76
10.000 - 10.499	140	21,914,547.76	3.33	10.213	358	84.52	585	39.32
10.500 - 10.999	84	11,029,236.29	1.68	10.714	358	86.41	559	39.63
11.000 - 11.499	44	4,705,655.87	0.71	11.223	358	86.78	572	42.57
11.500 - 11.999	29	4,191,673.20	0.64	11.673	358	87.64	575	37.90
12.000 - 12.499	10	1,240,247.56	0.19	12.193	358	84.15	563	35.97
12.500 - 12.999	6	473,277.86	0.07	12.724	358	93.29	565	37.05
13.000 - 13.499	2	823,584.94	0.13	13.079	359	90.00	639	45.29
13.500 - 13.999	2	144,372.03	0.02	13.730	359	95.00	546	41.92
Total:	3,387	$658,145,968.62	100.00%	8.208%	357	79.82%	613	41.51%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
10.500 - 10.999	1	$247,500.00	0.04%	7.500%	358	79.84%	640	40.65%
11.500 - 11.999	4	569,666.99	0.09	6.045	355	80.03	690	31.51
12.000 - 12.499	11	2,518,918.12	0.38	6.221	356	75.09	651	45.98
12.500 - 12.999	58	13,800,418.35	2.10	6.464	357	75.94	634	42.51
13.000 - 13.499	115	29,270,815.72	4.45	6.575	357	71.52	628	41.54
13.500 - 13.999	332	79,423,771.19	12.07	7.093	357	76.14	626	41.75
14.000 - 14.499	410	87,585,298.35	13.31	7.460	357	77.85	618	42.55
14.500 - 14.999	660	134,816,108.68	20.48	7.863	357	80.23	622	41.48
15.000 - 15.499	465	87,975,278.77	13.37	8.317	357	80.39	618	41.13
15.500 - 15.999	516	94,014,623.08	14.28	8.789	358	80.99	607	41.97
16.000 - 16.499	276	49,214,614.40	7.48	9.273	358	82.87	596	41.92
16.500 - 16.999	239	38,250,227.06	5.81	9.760	358	84.00	580	39.71
17.000 - 17.499	134	19,681,142.27	2.99	10.219	358	84.45	583	39.21
17.500 - 17.999	75	9,678,174.75	1.47	10.758	358	86.95	563	39.08
18.000 - 18.499	42	4,567,296.08	0.69	11.209	358	87.37	572	42.46
18.500 - 18.999	28	3,792,164.24	0.58	11.665	358	87.51	573	36.94
19.000 - 19.499	11	1,298,715.74	0.20	12.196	358	84.87	565	35.98
19.500 - 19.999	6	473,277.86	0.07	12.724	358	93.29	565	37.05
20.000 - 20.499	2	823,584.94	0.13	13.079	359	90.00	639	45.29
20.500 - 20.999	2	144,372.03	0.02	13.730	359	95.00	546	41.92
Total:	3,387	$658,145,968.62	100.00%	8.208%	357	79.82%	613	41.51%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	58	$11,560,609.83	1.76%	8.058%	357	77.04%	586	43.34%
1.500	2,683	518,418,139.48	78.77	8.238	357	80.05	613	41.41
2.000	29	6,578,740.60	1.00	7.853	356	78.30	604	43.21
2.990	1	128,440.05	0.02	9.010	356	95.00	579	52.96
3.000	611	120,407,811.91	18.30	8.114	357	79.11	614	41.64
5.000	1	109,531.87	0.02	6.750	352	80.00	652	48.73
6.000	4	942,694.88	0.14	8.116	357	84.04	579	42.47
Total:	3,387	$658,145,968.62	100.00%	8.208%	357	79.82%	613	41.51%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	622	$123,099,295.80	18.70%	8.141%	357	79.19%	610	41.73%
1.500	2,762	534,364,525.59	81.19	8.224	357	80.00	613	41.46
2.000	2	292,945.54	0.04	7.846	355	76.87	566	49.00
3.000	1	389,201.69	0.06	7.950	357	35.81	587	39.98
Total:	3,387	$658,145,968.62	100.00%	8.208%	357	79.82%	613	41.51%

Months to Next Rate Adjustment	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1 - 3	30	$7,132,740.21	1.08%	7.843%	357	75.92%	588	43.79%
4 - 6	19	3,430,040.39	0.52	8.548	358	79.21	579	45.06
16 - 18	26	5,115,252.53	0.78	7.371	353	80.00	620	42.48
19 - 21	1,425	273,673,619.65	41.58	8.004	357	79.31	617	41.64
22 - 24	1,178	248,759,159.45	37.80	8.405	358	81.10	611	41.73
25 - 27	8	2,223,733.88	0.34	7.517	351	89.20	630	42.55
28 - 30	11	1,781,782.23	0.27	7.797	353	79.85	621	39.80
31 - 33	570	94,375,442.83	14.34	8.299	356	78.56	609	40.39
34 - 36	117	20,768,549.72	3.16	8.568	358	77.58	595	40.66
55 - 57	2	533,172.91	0.08	7.057	357	63.87	631	44.21
58 - 60	1	352,474.82	0.05	7.250	359	85.00	591	40.42
Total:	3,387	$658,145,968.62	100.00%	8.208%	357	79.82%	613	41.51%

Group I Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$340,665,584	$9,966	$589,058
Average Scheduled Principal Balance:	$157,570
Number of Mortgage Loans:	2,162

Weighted Average Gross Coupon:	8.066%	5.375%	11.000%
Weighted Average Fico Score:	602	500	809
Weighted Average Combined Original LTV:	77.63%	6.32%	100.00%
Weighted Average DTI:	41.63%	20.06%	59.95%

Weighted Average Original Term:	356	180	360
Weighted Average Stated Remaining Term:	354	158	359
Weighted Average Seasoning:	3	1	22

Margin:	6.586%	2.320%	7.990%
Minimum Mortgage Rate:	8.077%	5.375%	11.000%
Maximum Mortgage Rate:	14.971%	10.500%	18.000%
Initial Periodic Cap:	1.750%	1.000%	6.000%
Periodic Cap:	1.405%	1.000%	3.000%
Next Rate Adj.(mos):	23	2	59

Maturity Date:		July-01-2019	April-01-2036
Maximum ZIP Code Concentration:	20735(0.35%)

ARM:	78.17%
Fixed Rate:	21.83%

Interest Only:	5.23%	Single Family:	72.80%
Not Interest Only:	94.77%	Multi Family:	5.72%
Weighted Average IO Term	35	Condo:	5.16%
		Manufactured Housing:	0.00%
First Lien:	98.30%	Planned Unit Development:	16.32%
Second Lien:	1.70%
		Top 5 States:
Full Documentation:	65.50%	California	11.90%
Stated Documentation:	34.50%	Florida	10.11%
		New York	8.31%
Purchase:	28.26%	Illinois	7.29%
Cash Out Refinance:	67.40%	Texas	6.33%
Rate/Term Refinance:	4.34%

Owner:	97.67%
Non-Owner:	2.04%
Second Home:	0.29%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	149	$4,668,637.27	1.37%	10.075%	207	93.62%	636	40.70%
50,001 - 100,000	487	38,387,399.37	11.27	8.597	349	78.25	604	38.97
100,001 - 150,000	569	70,152,662.19	20.59	8.320	356	78.09	595	39.97
150,001 - 200,000	392	68,342,052.61	20.06	8.016	356	77.52	603	41.87
200,001 - 250,000	221	49,479,711.54	14.52	7.852	355	77.13	602	42.30
250,001 - 300,000	163	44,879,562.93	13.17	7.925	357	78.04	601	43.53
300,001 - 350,000	94	30,826,617.83	9.05	7.613	357	76.93	606	42.50
350,001 - 400,000	69	25,723,288.63	7.55	7.748	357	75.29	600	43.44
400,001 - 450,000	11	4,650,177.33	1.37	7.532	357	71.68	601	43.19
450,001 - 500,000	4	1,943,509.14	0.57	7.215	358	77.31	601	39.91
500,001 - 550,000	2	1,022,907.92	0.30	7.654	358	81.37	711	52.09
550,001 - 600,000	1	589,057.71	0.17	7.250	358	62.11	623	42.42
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Current Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	$153,155.75	0.04%	5.375%	356	85.00%	618	49.86%
5.500 - 5.999	13	2,926,202.56	0.86	5.844	356	71.01	633	41.19
6.000 - 6.499	43	9,298,373.97	2.73	6.198	353	65.91	595	40.42
6.500 - 6.999	194	40,163,517.00	11.79	6.773	357	71.74	618	41.26
7.000 - 7.499	266	51,368,597.38	15.08	7.234	357	74.35	613	42.30
7.500 - 7.999	436	77,928,187.83	22.88	7.727	356	78.19	613	41.51
8.000 - 8.499	298	45,587,279.87	13.38	8.235	357	78.96	606	41.90
8.500 - 8.999	370	56,263,926.86	16.52	8.719	356	79.89	593	42.29
9.000 - 9.499	126	16,931,434.11	4.97	9.198	354	80.68	578	41.04
9.500 - 9.999	176	19,208,023.29	5.64	9.727	344	82.35	568	40.14
10.000 - 10.499	107	10,437,468.23	3.06	10.192	337	83.13	563	40.20
10.500 - 10.999	112	9,388,686.94	2.76	10.708	315	87.61	569	42.06
11.000 - 11.499	20	1,010,730.68	0.30	11.000	265	87.02	596	42.49
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	169	$28,153,440.94	8.26%	8.805%	357	73.22%	513	42.92%
525 - 549	228	38,145,904.98	11.20	8.524	356	74.48	537	41.20
550 - 574	229	37,258,651.83	10.94	8.256	357	76.76	562	40.72
575 - 599	348	52,867,874.39	15.52	7.968	353	77.80	588	41.93
600 - 624	372	56,635,805.54	16.63	7.841	353	79.02	611	41.91
625 - 649	450	75,905,885.82	22.28	7.895	354	79.02	635	40.98
650 - 674	187	25,760,282.92	7.56	7.879	348	79.68	660	41.77
675 - 699	112	15,502,793.85	4.55	7.649	347	79.06	686	43.00
700 - 724	33	4,572,603.82	1.34	7.864	349	79.82	712	43.58
725 - 749	20	3,950,557.43	1.16	7.857	353	80.09	734	41.06
750 - 774	9	1,411,998.69	0.41	7.398	352	76.00	763	40.82
775 - 799	3	388,240.92	0.11	7.164	358	63.11	792	45.47
800 - 824	2	111,543.34	0.03	7.599	303	60.33	807	31.32
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Combined Original LTV (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	82	$11,998,267.59	3.52%	7.400%	353	39.85%	586	39.10%
50.01 - 55.00	38	7,078,653.15	2.08	7.204	357	52.58	607	37.91
55.01 - 60.00	56	11,517,118.59	3.38	7.364	357	57.52	588	39.80
60.01 - 65.00	74	13,932,805.88	4.09	7.633	357	63.15	586	39.75
65.01 - 70.00	137	25,956,444.88	7.62	7.808	356	68.65	583	40.93
70.01 - 75.00	189	33,416,305.51	9.81	7.987	356	73.91	584	41.16
75.01 - 80.00	900	138,537,316.45	40.67	8.057	357	79.67	614	42.08
80.01 - 85.00	187	33,242,654.59	9.76	8.240	356	84.29	585	41.66
85.01 - 90.00	241	43,986,789.91	12.91	8.254	355	89.41	607	42.40
90.01 - 95.00	88	11,941,786.49	3.51	8.932	351	94.47	605	43.55
95.01 - 100.00	170	9,057,441.43	2.66	9.670	263	99.71	633	43.56
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
180	150	$6,274,605.47	1.84%	9.890%	175	93.53%	635	41.25%
240	20	790,540.46	0.23	9.936	235	92.28	625	40.77
360	1,992	333,600,438.54	97.93	8.028	357	77.30	601	41.64
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
121 - 180	150	$6,274,605.47	1.84%	9.890%	175	93.53%	635	41.25%
181 - 240	20	790,540.46	0.23	9.936	235	92.28	625	40.77
301 - 360	1,992	333,600,438.54	97.93	8.028	357	77.30	601	41.64
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
20.01 - 25.00	93	$11,147,029.20	3.27%	8.142%	350	75.80%	595	22.88%
25.01 - 30.00	159	20,898,210.34	6.13	8.064	356	72.49	593	27.81
30.01 - 35.00	266	39,701,300.86	11.65	7.982	354	74.31	601	32.59
35.01 - 40.00	373	57,929,102.78	17.00	8.054	353	77.50	605	37.59
40.01 - 45.00	499	76,952,928.94	22.59	8.112	354	78.73	607	42.68
45.01 - 50.00	592	98,448,825.54	28.90	8.136	353	79.49	603	47.81
50.01 - 55.00	167	32,861,625.87	9.65	7.867	355	76.93	590	52.50
55.01 - 60.00	13	2,726,560.94	0.80	7.860	356	86.32	610	57.67
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Adjustable Rate Mortgage	1,612	$266,291,008.20	78.17%	8.125%	357	77.68%	599	41.83%
Fixed Rate Mortgage	550	74,374,576.27	21.83	7.855	340	77.48	613	40.9
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Product Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
15/30 Balloon	134	$4,993,108.05	1.47%	10.321%	174	98.45%	643	42.60%
2/28 ARM	1,146	189,956,973.66	55.76	8.138	357	77.79	598	42.28
2/28 ARM IO	67	16,270,746.24	4.78	7.828	357	79.10	635	41.66
3/27 ARM IO	8	1,555,018.25	0.46	7.257	357	76.78	634	40.89
5/25 ARM	3	885,647.73	0.26	7.134	358	72.28	615	42.70
6ML ARM	39	7,845,093.15	2.30	8.014	357	78.42	587	43.56
Fixed	416	69,381,468.22	20.37	7.677	352	75.97	610	40.78
3/27 ARM	349	49,777,529.17	14.61	8.237	357	76.81	592	39.93
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	2,087	$322,839,819.98	94.77%	8.082%	353	77.57%	600	41.63%
Interest Only	75	17,825,764.49	5.23	7.778	357	78.89	635	41.59
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	2,087	$322,839,819.98	94.77%	8.082%	353	77.57%	600	41.63%
24	46	11,731,713.17	3.44	7.910	358	79.18	635	42.69
36	6	1,147,876.25	0.34	7.235	357	75.95	634	42.12
60	23	4,946,175.07	1.45	7.592	357	78.90	635	38.87
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	817	$122,779,127.02	36.04%	8.326%	352	77.93%	603	41.35%
12	98	23,438,379.06	6.88	7.637	357	74.55	614	42.76
24	836	136,622,091.98	40.10	8.003	356	78.17	598	42.37
30	1	361,949.98	0.11	7.490	356	80.00	727	48.69
36	410	57,464,036.43	16.87	7.842	349	76.99	604	39.94
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First Lien	2,001	$334,865,664.31	98.30%	8.027%	357	77.29%	601	41.62%
Second Lien	161	5,799,920.16	1.70	10.314	181	97.79	642	42.13
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	1,533	$223,129,748.95	65.50%	7.973%	353	78.19%	592	41.58%
Stated Income	629	117,535,835.52	34.50	8.243	355	76.58	620	41.72
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Cash Out Refinance	1,311	$229,611,995.09	67.40%	8.016%	354	76.10%	591	41.25%
Purchase	755	96,264,726.85	28.26	8.208	352	80.81	626	42.63
Rate/Term Refinance	96	14,788,862.53	4.34	7.933	350	80.70	609	40.97
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	1,609	$247,999,246.83	72.80%	8.026%	354	77.35%	601	41.35%
Planned Unit Development	341	55,599,966.02	16.32	8.183	352	80.43	599	42.69
Condo Low Rise	120	16,434,235.89	4.82	8.309	351	78.81	613	42.48
2 Family	71	14,936,751.63	4.38	8.037	355	74.22	613	42.32
3 Family	10	3,251,577.77	0.95	8.115	357	69.26	609	37.71
4 Family	4	1,299,079.69	0.38	7.490	357	57.16	613	37.51
Condo High Rise	7	1,144,726.64	0.34	8.472	353	78.25	637	44.28
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Owner	2,112	$332,714,099.32	97.67%	8.061%	354	77.68%	601	41.64%
Non-Owner	44	6,962,736.67	2.04	8.310	354	76.47	638	40.97
Second Home	6	988,748.48	0.29	8.086	356	69.66	638	41.61
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A	550	$86,840,648.35	25.49%	7.956%	353	78.33%	610	41.44%
A-	102	19,208,886.42	5.64	8.016	354	75.87	581	41.71
A+	1,078	164,611,739.50	48.32	8.072	353	79.49	610	42.16
B	179	30,725,399.00	9.02	8.132	356	73.61	580	42.01
C	163	26,547,242.24	7.79	8.294	356	71.42	571	40.22
C-	79	10,576,972.04	3.10	8.226	358	75.76	594	38.00
D	11	2,154,696.92	0.63	7.964	357	67.07	568	37.58
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
California	163	$40,541,469.48	11.90%	7.599%	353	70.83%	603	42.96%
Florida	212	34,433,970.62	10.11	8.080	355	77.17	598	41.73
New York	108	28,305,057.68	8.31	7.525	355	73.97	616	44.05
Illinois	163	24,850,923.03	7.29	8.582	355	80.20	608	41.17
Texas	221	21,555,566.00	6.33	8.352	350	81.59	603	41.01
Maryland	86	17,286,204.51	5.07	8.005	356	77.26	589	39.67
Massachusetts	75	15,874,681.92	4.66	7.652	356	71.60	597	39.77
New Jersey	73	14,173,832.72	4.16	8.181	356	73.71	592	41.94
Georgia	105	12,874,275.73	3.78	8.458	353	81.35	617	40.55
Virginia	72	11,922,007.26	3.50	8.093	354	78.83	587	41.67
Michigan	88	9,657,460.32	2.83	8.093	353	82.87	608	39.95
Washington	52	9,377,075.16	2.75	7.884	351	82.88	607	43.56
Arizona	56	8,637,161.92	2.54	8.161	355	77.26	599	41.62
Nevada	40	7,191,140.91	2.11	8.221	344	81.51	618	43.40
Pennsylvania	46	6,801,277.31	2.00	8.052	353	75.65	590	40.87
Minnesota	35	5,531,105.00	1.62	8.275	351	80.42	611	42.49
North Carolina	43	5,486,928.64	1.61	8.296	352	79.83	613	42.00
Hawaii	17	4,872,791.29	1.43	7.373	348	74.18	596	42.35
Tennessee	38	4,455,538.76	1.31	8.262	354	86.64	622	41.81
Wisconsin	33	4,401,475.94	1.29	8.770	353	81.86	606	42.15
Indiana	41	4,214,763.85	1.24	8.474	357	83.29	596	41.24
Connecticut	22	4,017,702.57	1.18	7.883	353	76.01	602	42.81
Alabama	34	3,551,341.86	1.04	8.638	355	85.84	588	39.77
Oregon	21	3,274,200.60	0.96	7.784	355	79.80	616	40.24
Ohio	33	3,203,959.15	0.94	8.466	352	82.59	591	40.58
Colorado	20	3,196,233.02	0.94	8.437	353	84.17	603	41.53
Missouri	32	3,163,558.36	0.93	8.540	353	82.02	597	38.72
New Mexico	21	2,437,005.81	0.72	8.847	354	84.14	616	40.71
Utah	16	2,185,311.53	0.64	8.167	357	79.43	616	46.54
South Carolina	17	1,977,919.81	0.58	8.687	355	83.26	574	39.54
New Hampshire	12	1,888,425.43	0.55	7.387	350	72.46	601	37.61
Delaware	9	1,785,974.09	0.52	7.642	356	81.77	586	45.43
Idaho	17	1,782,142.89	0.52	8.401	338	82.02	593	39.26
Rhode Island	9	1,767,964.93	0.52	7.781	357	75.55	597	40.79
Kentucky	15	1,577,191.63	0.46	8.737	355	81.74	580	38.90
Maine	14	1,556,215.73	0.46	7.763	355	77.11	570	38.84
Kansas	13	1,494,108.09	0.44	8.837	354	84.58	569	42.36
Oklahoma	16	1,318,496.51	0.39	8.578	353	80.76	593	42.34
Mississippi	13	1,288,315.79	0.38	7.869	347	74.71	590	32.38
West Virginia	7	1,178,586.61	0.35	8.280	349	81.91	595	43.56
Louisiana	12	1,154,491.15	0.34	8.532	351	83.13	597	42.85
District Of Columbia	7	988,796.74	0.29	8.159	357	67.18	547	36.88
Iowa	10	914,975.96	0.27	8.593	357	80.57	614	35.40
Montana	6	761,046.37	0.22	8.792	358	78.50	570	39.56
Nebraska	6	494,792.21	0.15	9.051	358	78.55	580	39.73
Arkansas	5	488,310.67	0.14	8.781	356	83.17	610	39.27
Alaska	2	303,603.88	0.09	7.198	358	81.93	585	46.22
Vermont	1	149,654.47	0.04	7.375	357	76.14	515	43.85
Wyoming	2	144,119.88	0.04	8.179	316	71.36	629	44.06
North Dakota	2	112,502.77	0.03	8.414	319	85.49	648	28.44
South Dakota	1	63,927.91	0.02	8.870	358	80.00	607	27.11
Total:	2,162	$340,665,584.47	100.00%	8.066%	354	77.63%	602	41.63%

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
2.000 - 2.499	1	$64,688.97	0.02%	8.820%	357	80.00%	634	42.63%
3.000 - 3.499	13	2,405,204.01	0.90	7.471	358	67.19	561	37.65
3.500 - 3.999	3	722,503.55	0.27	6.759	357	82.16	628	38.25
4.000 - 4.499	11	1,583,485.38	0.59	8.381	358	78.08	577	42.61
4.500 - 4.999	27	4,809,694.25	1.81	7.788	358	65.15	578	41.63
5.000 - 5.499	64	10,330,610.91	3.88	8.183	358	72.34	595	40.54
5.500 - 5.999	230	37,210,906.64	13.97	7.699	357	76.18	597	41.33
6.000 - 6.499	304	51,731,886.91	19.43	7.840	357	78.64	603	41.83
6.500 - 6.999	349	61,914,256.65	23.25	7.981	357	77.39	604	42.28
7.000 - 7.499	303	48,120,514.44	18.07	8.368	357	78.73	598	41.42
7.500 - 7.999	307	47,397,256.49	17.80	8.780	357	80.00	595	42.59
Total:	1,612	$266,291,008.20	100.00%	8.125%	357	77.68%	599	41.83%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	$153,155.75	0.06%	5.375%	356	85.00%	618	49.86%
5.500 - 5.999	15	3,368,471.29	1.26	6.347	356	68.33	612	41.54
6.000 - 6.499	38	8,242,159.32	3.10	6.385	357	68.39	601	40.53
6.500 - 6.999	116	22,945,641.61	8.62	6.895	357	73.09	612	42.02
7.000 - 7.499	209	37,253,171.12	13.99	7.323	357	74.13	612	42.36
7.500 - 7.999	363	65,030,230.77	24.42	7.780	357	78.10	610	41.89
8.000 - 8.499	251	39,288,104.59	14.75	8.236	357	79.08	606	41.91
8.500 - 8.999	312	48,270,947.93	18.13	8.723	357	80.03	593	42.45
9.000 - 9.499	100	14,822,728.28	5.57	9.196	357	80.52	576	40.90
9.500 - 9.999	101	13,752,189.61	5.16	9.720	358	80.82	562	39.58
10.000 - 10.499	60	7,167,991.49	2.69	10.192	358	81.64	551	40.45
10.500 - 10.999	41	5,592,565.39	2.10	10.701	358	84.13	541	42.53
11.000 - 11.499	5	403,651.05	0.15	11.000	357	72.35	556	41.77
Total:	1,612	$266,291,008.20	100.00%	8.125%	357	77.68%	599	41.83%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
10.500 - 10.999	1	$247,500.00	0.09%	7.500%	358	79.84%	640	40.65%
11.500 - 11.999	1	111,855.12	0.04	5.875	357	80.14	608	38.18
12.000 - 12.499	5	948,241.28	0.36	6.026	356	75.95	607	48.10
12.500 - 12.999	26	5,830,964.92	2.19	6.541	356	75.19	615	42.50
13.000 - 13.499	53	10,839,870.45	4.07	6.645	357	67.76	602	39.96
13.500 - 13.999	152	29,788,227.59	11.19	7.177	357	72.51	607	41.55
14.000 - 14.499	212	37,887,805.11	14.23	7.420	357	74.97	609	42.31
14.500 - 14.999	343	59,819,567.96	22.46	7.849	357	79.01	610	41.92
15.000 - 15.499	234	35,808,146.31	13.45	8.265	357	79.04	609	42.09
15.500 - 15.999	291	45,138,495.15	16.95	8.760	357	79.90	592	42.62
16.000 - 16.499	95	14,201,017.89	5.33	9.195	358	81.10	575	41.04
16.500 - 16.999	97	13,133,714.26	4.93	9.771	358	81.26	561	39.79
17.000 - 17.499	60	7,246,353.06	2.72	10.195	358	81.39	550	40.25
17.500 - 17.999	37	4,885,598.05	1.83	10.700	358	83.92	542	41.86
18.000 - 18.499	5	403,651.05	0.15	11.000	357	72.35	556	41.77
Total:	1,612	$266,291,008.20	100.00%	8.125%	357	77.68%	599	41.83%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	45	$8,427,446.64	3.16%	8.001%	357	77.98%	587	43.01%
1.500	1,291	209,305,913.14	78.60	8.174	357	78.03	599	41.78
2.000	16	3,091,741.37	1.16	7.867	356	78.01	593	44.71
3.000	259	45,085,907.05	16.93	7.952	357	75.95	600	41.66
6.000	1	380,000.00	0.14	6.875	356	80.00	630	42.08
Total:	1,612	$266,291,008.20	100.00%	8.125%	357	77.68%	599	41.83%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	292	$51,948,798.71	19.51%	7.996%	357	76.83%	596	41.81%
1.500	1,319	213,953,007.80	80.35	8.157	357	77.96	599	41.84
3.000	1	389,201.69	0.15	7.950	357	35.81	587	39.98
Total:	1,612	$266,291,008.20	100.00%	8.125%	357	77.68%	599	41.83%

Months to Next Rate Adjustment (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1 - 3	26	$5,585,825.82	2.10%	7.731%	357	79.28%	593	43.30%
4 - 6	13	2,259,267.33	0.85	8.714	358	76.31	572	44.20
16 - 18	15	2,645,308.37	0.99	7.237	354	77.04	612	43.77
19 - 21	685	114,135,246.37	42.86	7.920	357	76.83	604	42.20
22 - 24	513	89,447,165.16	33.59	8.386	358	79.27	596	42.22
25 - 27	3	422,697.94	0.16	7.912	351	90.39	565	45.15
28 - 30	5	987,322.40	0.37	8.028	353	78.19	596	41.30
31 - 33	291	40,910,011.11	15.36	8.153	356	76.84	596	40.10
34 - 36	58	9,012,515.97	3.38	8.490	358	75.90	581	38.90
55 - 57	2	533,172.91	0.20	7.057	357	63.87	631	44.21
58 - 60	1	352,474.82	0.13	7.250	359	85.00	591	40.42
Total:	1,612	$266,291,008.20	100.00%	8.125%	357	77.68%	599	41.83%

Group II Mortgage Loan Statistics

As of the Cut-off Date

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$551,151,736	$5,179	$960,000
Average Scheduled Principal Balance:	$188,171
Number of Mortgage Loans:	2,929

Weighted Average Gross Coupon:	8.106%	5.400%	15.625%
Weighted Average Fico Score:	621	500	810
Weighted Average Combined Original LTV:	80.16%	8.00%	100.00%
Weighted Average DTI:	40.79%	0.11%	64.53%

Weighted Average Original Term:	353	120	360
Weighted Average Stated Remaining Term:	350	108	359
Weighted Average Seasoning:	3	1	72

Margin:	7.101%	3.000%	11.720%
Minimum Mortgage Rate:	8.232%	4.850%	13.875%
Maximum Mortgage Rate:	15.101%	11.750%	20.875%
Initial Periodic Cap:	1.797%	1.000%	6.000%
Periodic Cap:	1.410%	1.000%	2.000%
Next Rate Adj.(mos):	23	3	35

Maturity Date:		May-01-2015	Apr-01-2036
Maximum ZIP Code Concentration:	92335(0.39%)

ARM:	71.10%
Fixed Rate:	28.90%

Interest Only:	47.00%	Single Family:	70.33%
Not Interest Only:	53.00%	Multi Family:	3.93%
Weighted Average IO Term	41	Condo:	7.70%
		Manufactured Housing:	0.37%
First Lien:	96.17%	Planned Unit Development:	17.68%
Second Lien:	3.83%
		Top 5 States:
Full Documentation:	60.57%	California	32.52%
Stated Documentation:	39.43%	Florida	11.52%
		New York	4.35%
Purchase:	48.37%	Arizona	3.79%
Cash Out Refinance:	48.69%	Washington	3.45%
Rate/Term Refinance:	2.94%

Owner:	95.25%
Non-Owner:	4.24%
Second Home:	0.50%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
50,000 or less	391	$12,272,650.93	2.23%	11.506%	194	96.48%	626	36.74%
50,001 - 100,000	552	41,269,347.11	7.49	9.490	322	84.54	608	36.48
100,001 - 150,000	467	58,441,844.63	10.60	8.411	349	79.20	608	38.58
150,001 - 200,000	395	69,314,046.36	12.58	8.134	356	79.07	617	40.26
200,001 - 250,000	329	73,702,001.04	13.37	7.941	357	79.85	627	41.49
250,001 - 300,000	224	61,320,479.08	11.13	7.793	357	78.65	625	42.42
300,001 - 350,000	197	63,671,944.82	11.55	7.793	357	78.89	626	42.12
350,001 - 400,000	121	45,320,710.29	8.22	7.963	357	80.71	629	42.66
400,001 - 450,000	94	39,983,349.87	7.25	7.630	357	80.22	618	41.61
450,001 - 500,000	75	35,696,766.84	6.48	7.747	357	79.25	616	41.53
500,001 - 550,000	34	17,734,598.03	3.22	7.673	357	80.91	635	41.82
550,001 - 600,000	20	11,455,768.86	2.08	7.198	348	77.31	625	44.61
600,001 - 650,000	13	8,151,764.39	1.48	7.780	358	81.55	629	33.67
650,001 - 700,000	7	4,761,233.83	0.86	7.204	356	78.34	646	40.60
700,001 - 750,000	5	3,628,126.18	0.66	7.680	358	80.74	602	45.01
750,001 - 800,000	1	798,171.65	0.14	7.400	357	66.67	618	49.02
850,001 - 900,000	2	1,737,055.81	0.32	7.823	358	73.17	607	43.71
900,001 - 950,000	1	931,876.00	0.17	6.655	358	71.68	659	34.08
950,001 - 1,000,000	1	960,000.00	0.17	8.375	357	80.00	666	32.47
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Current Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
5.000 - 5.499	1	$272,000.00	0.05%	5.400%	352	83.69%	582	44.73%
5.500 - 5.999	22	6,156,556.99	1.12	5.740	354	67.80	689	40.46
6.000 - 6.499	139	42,347,869.73	7.68	6.241	354	69.43	631	41.59
6.500 - 6.999	341	89,323,359.65	16.21	6.728	355	74.32	630	40.74
7.000 - 7.499	254	64,049,838.35	11.62	7.214	357	78.90	626	41.95
7.500 - 7.999	418	93,549,802.71	16.97	7.724	357	80.15	628	40.63
8.000 - 8.499	306	65,928,270.84	11.96	8.243	357	81.60	623	40.67
8.500 - 8.999	305	61,470,140.42	11.15	8.733	357	82.45	619	40.95
9.000 - 9.499	228	41,055,299.71	7.45	9.217	356	83.34	600	42.23
9.500 - 9.999	215	32,331,909.63	5.87	9.713	350	86.12	594	40.02
10.000 - 10.499	114	16,999,506.52	3.08	10.221	341	86.64	606	38.67
10.500 - 10.999	98	8,690,613.31	1.58	10.734	299	91.59	607	36.76
11.000 - 11.499	156	10,209,107.08	1.85	11.235	271	92.83	605	40.72
11.500 - 11.999	154	10,210,251.08	1.85	11.702	279	92.04	599	38.53
12.000 - 12.499	99	4,903,263.80	0.89	12.169	239	92.94	601	36.84
12.500 - 12.999	47	1,883,131.41	0.34	12.693	232	95.73	610	37.60
13.000 - 13.499	15	1,222,479.51	0.22	13.102	300	92.38	622	42.06
13.500 - 13.999	13	441,013.43	0.08	13.668	239	97.35	589	37.60
14.000 - 14.499	3	85,854.89	0.02	14.310	221	93.55	556	36.08
15.500 - 15.999	1	21,466.66	0.00	15.625	108	89.51	612	20.11
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

FICO	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
500 - 524	103	$17,250,851.80	3.13%	9.301%	356	72.73%	513	40.28%
525 - 549	140	21,852,532.13	3.96	9.050	354	76.57	538	39.93
550 - 574	266	52,853,485.79	9.59	8.490	356	79.00	564	39.83
575 - 599	491	87,277,117.36	15.84	8.199	351	80.42	588	40.92
600 - 624	704	126,742,078.93	23.00	7.988	349	80.94	612	40.95
625 - 649	485	95,040,365.32	17.24	7.966	348	80.75	638	40.69
650 - 674	400	82,354,236.34	14.94	7.935	348	80.64	662	41.32
675 - 699	195	39,352,493.56	7.14	7.726	348	82.00	686	40.77
700 - 724	75	15,055,685.26	2.73	7.634	349	79.68	710	41.61
725 - 749	30	4,908,928.06	0.89	7.966	336	79.75	737	40.97
750 - 774	25	5,241,835.82	0.95	7.649	338	78.72	765	40.89
775 - 799	13	3,105,182.38	0.56	7.369	354	78.25	783	41.29
800 - 824	2	116,942.97	0.02	10.649	177	100.00	807	49.32
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Combined Original LTV (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 50.00	85	$14,578,376.27	2.65%	7.090%	352	39.21%	599	37.70%
50.01 - 55.00	37	6,659,131.52	1.21	6.721	346	53.06	619	36.33
55.01 - 60.00	46	9,608,878.40	1.74	6.919	355	57.75	613	36.30
60.01 - 65.00	73	17,232,795.68	3.13	7.091	355	63.13	605	39.95
65.01 - 70.00	107	28,891,235.07	5.24	7.483	356	68.28	598	40.19
70.01 - 75.00	161	39,824,229.76	7.23	7.357	357	74.03	607	40.74
75.01 - 80.00	1,128	241,202,537.78	43.76	7.920	357	79.80	634	41.39
80.01 - 85.00	206	47,361,871.86	8.59	7.943	356	84.05	598	41.37
85.01 - 90.00	415	93,460,399.62	16.96	8.600	355	89.53	618	41.36
90.01 - 95.00	180	25,151,554.98	4.56	9.553	343	94.79	607	40.90
95.01 - 100.00	491	27,180,724.78	4.93	10.714	245	99.79	636	38.04
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
120	1	$32,159.65	0.01%	12.250%	117	90.00%	609	38.47%
180	463	21,509,499.67	3.90	10.910	175	94.67	639	37.60
240	52	1,888,625.72	0.34	11.162	234	94.68	622	35.15
360	2,413	527,721,450.68	95.75	7.981	357	79.52	620	40.95
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Remaining Term to Stated Maturity (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
61 - 120	3	$71,409.07	0.01%	13.763%	114	84.59%	592	27.43%
121 - 180	461	21,470,250.25	3.90	10.903	176	94.70	639	37.63
181 - 240	52	1,888,625.72	0.34	11.162	234	94.68	622	35.15
301 - 360	2,413	527,721,450.68	95.75	7.981	357	79.52	620	40.95
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
0.01 - 20.00	198	$23,273,330.41	4.22%	8.701%	334	80.32%	605	15.31%
20.01 - 25.00	116	16,023,294.69	2.91	8.127	343	76.76	616	22.66
25.01 - 30.00	198	28,635,394.25	5.20	8.146	347	78.65	619	27.87
30.01 - 35.00	292	56,198,320.23	10.20	7.952	351	78.41	623	32.75
35.01 - 40.00	435	78,403,006.62	14.23	8.087	351	80.26	620	37.60
40.01 - 45.00	699	140,520,701.05	25.50	8.129	350	80.65	629	42.64
45.01 - 50.00	765	157,354,822.93	28.55	8.124	351	81.08	620	47.61
50.01 - 55.00	197	46,374,366.25	8.41	7.805	353	78.85	610	52.62
55.01 - 60.00	20	3,185,483.41	0.58	8.709	339	87.82	634	57.17
60.01 or greater	9	1,183,015.88	0.21	8.983	328	88.57	612	62.14
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

ARM/FRM	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Adjustable Rate Mortgage	1,775	$391,854,960.42	71.10%	8.265%	357	81.27%	622	41.29%
Fixed Rate Mortgage	1,154	159,296,775.30	28.90	7.717	331	77.43	618	39.57
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Product Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
15/30 Balloon	434	$18,964,441.32	3.44%	11.356%	175	98.34%	641	38.20%
2/28 ARM	664	126,219,529.38	22.90	8.800	358	82.96	609	40.81
2/28 ARM Balloon	1	419,663.05	0.08	9.250	356	80.00	618	46.49
2/28 ARM IO	751	194,681,119.30	35.32	7.865	357	80.76	632	41.68
30/40 Balloon	1	205,973.59	0.04	6.750	355	80.00	773	30.78
3/27 ARM IO	141	32,772,328.25	5.95	7.805	357	77.82	632	42.44
6ML ARM	10	2,717,687.45	0.49	8.239	358	72.85	580	46.06
Fixed	598	108,514,289.47	19.69	7.248	351	73.35	614	38.89
Fixed IO	121	31,612,070.92	5.74	7.151	357	78.86	619	42.78
3/27 ARM	208	35,044,632.99	6.36	8.978	357	81.97	606	39.37
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Interest Only	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Not Interest Only	1,916	$292,086,217.25	53.00%	8.405%	343	80.17%	612	39.80%
Interest Only	1,013	259,065,518.47	47.00	7.770	357	80.16	631	41.91
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	1,916	$292,086,217.25	53.00%	8.405%	343	80.17%	612	39.80%
24	479	124,363,882.37	22.56	7.800	357	80.41	632	41.74
36	94	21,940,820.74	3.98	7.631	357	76.48	631	43.25
60	440	112,760,815.36	20.46	7.765	357	80.59	629	41.84
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
None	856	$145,596,783.33	26.42%	8.912%	345	82.19%	624	40.34%
12	86	22,572,060.25	4.10	8.241	356	81.71	618	41.80
13	1	276,000.00	0.05	8.500	355	80.00	633	44.62
24	1,096	228,514,224.50	41.46	8.072	354	81.90	621	41.52
30	1	222,422.83	0.04	10.340	357	85.00	563	47.12
36	337	49,041,754.17	8.90	8.018	337	79.08	627	40.19
60	552	104,928,490.64	19.04	7.070	352	73.73	615	39.90
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Lien	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
First Lien	2,429	$530,064,088.54	96.17%	7.976%	357	79.45%	620	40.91%
Second Lien	500	21,087,647.18	3.83	11.395	180	98.07	639	37.86
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Documentation Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Full Documentation	1,912	$333,846,573.24	60.57%	7.858%	349	80.03%	612	40.83%
Stated Income	1,017	217,305,162.48	39.43	8.489	351	80.37	635	40.74
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Loan Purpose	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Purchase	1,599	$266,612,272.83	48.37%	8.457%	347	83.68%	637	41.47%
Cash Out Refinance	1,219	268,337,432.06	48.69	7.777	353	76.93	605	40.36
Rate/Term Refinance	111	16,202,030.83	2.94	7.797	344	75.92	622	36.91
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Property Type	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Single Family	2,109	$387,617,513.30	70.33%	8.001%	350	79.62%	619	40.46%
Planned Unit Development	461	97,430,268.44	17.68	8.157	349	82.02	621	41.82
Condo Low Rise	217	37,098,088.31	6.73	8.516	348	81.08	632	41.13
2 Family	84	17,532,375.39	3.18	8.667	349	79.33	629	42.69
Condo High Rise	21	5,339,887.90	0.97	8.969	356	82.84	632	39.36
3 Family	16	3,878,827.16	0.70	9.386	345	85.49	661	42.53
Manufactured Housing	19	2,031,765.29	0.37	8.560	358	66.19	604	33.52
4 Family	2	223,009.93	0.04	10.619	321	88.47	604	37.97
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Occupancy Status	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
Owner	2,768	$524,997,310.17	95.25%	8.064%	349	79.92%	620	40.87%
Non-Owner	143	23,392,900.36	4.24	8.980	356	85.30	647	38.81
Second Home	18	2,761,525.19	0.50	8.854	356	81.96	634	42.69
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Credit Grade	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
A	795	$151,760,776.24	27.54%	8.220%	349	82.54%	626	41.29%
A-	110	26,740,805.71	4.85	7.846	349	76.14	591	41.22
A+	1,686	314,190,713.84	57.01	8.037	350	80.14	627	41.06
B	144	25,619,181.92	4.65	8.147	351	76.85	592	38.40
C	108	17,489,501.77	3.17	8.423	351	74.28	580	37.61
C-	79	13,947,286.01	2.53	8.394	358	77.26	587	37.28
D	6	1,020,786.23	0.19	9.302	358	61.56	544	34.34
NA	1	382,684.00	0.07	7.500	356	79.61	619	49.07
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

State	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
California	592	$179,222,197.63	32.52%	7.449%	352	76.99%	629	41.28%
Florida	356	63,495,137.22	11.52	8.328	349	80.11	616	41.29
New York	84	23,999,432.16	4.35	8.025	351	80.66	622	44.11
Arizona	118	20,915,852.11	3.79	8.263	348	79.93	619	40.67
Washington	101	19,037,825.30	3.45	7.702	352	82.29	621	40.36
Illinois	107	18,557,925.58	3.37	8.737	350	82.69	620	40.01
Virginia	90	17,874,385.34	3.24	8.010	348	79.07	615	41.16
Nevada	79	17,411,583.93	3.16	8.076	350	79.19	618	42.61
New Jersey	73	16,583,168.87	3.01	8.556	352	80.56	630	42.56
Maryland	67	16,377,083.62	2.97	8.048	354	81.99	627	40.82
Texas	156	15,869,416.42	2.88	8.522	348	83.50	613	39.21
Georgia	116	15,452,649.32	2.80	9.109	346	85.85	625	39.29
Colorado	52	9,625,717.28	1.75	8.204	349	82.87	614	41.35
Michigan	83	8,686,611.03	1.58	9.555	349	86.60	601	41.43
Massachusetts	38	8,538,312.53	1.55	8.592	343	79.24	624	39.65
Oregon	47	8,418,340.70	1.53	7.910	349	81.08	622	40.77
Hawaii	23	7,685,957.20	1.39	7.150	355	75.18	640	41.80
Ohio	88	7,510,146.27	1.36	9.530	333	87.10	599	38.46
North Carolina	69	7,317,492.96	1.33	9.031	340	86.54	618	37.57
Tennessee	62	6,569,712.88	1.19	8.832	354	84.11	604	37.59
Pennsylvania	53	6,245,259.61	1.13	8.527	347	83.72	606	39.19
Connecticut	33	5,742,430.07	1.04	8.866	347	81.12	614	39.57
Minnesota	29	4,122,518.32	0.75	8.620	349	81.18	619	41.12
Missouri	40	4,018,265.40	0.73	8.637	349	83.61	603	35.77
Alabama	37	3,969,593.44	0.72	9.078	348	86.02	594	36.37
Louisiana	29	3,751,854.89	0.68	9.327	352	85.76	609	42.11
South Carolina	22	2,909,408.92	0.53	8.878	348	84.50	617	42.47
New Hampshire	15	2,300,701.46	0.42	8.018	342	86.23	626	43.68
Wisconsin	21	2,297,761.74	0.42	9.130	344	82.89	591	36.68
Utah	17	2,251,714.82	0.41	8.566	337	84.26	620	34.19
Idaho	17	2,185,744.64	0.40	9.756	348	84.24	614	39.15
Mississippi	24	2,078,657.29	0.38	9.102	341	87.00	606	37.56
Oklahoma	24	1,996,945.40	0.36	8.339	348	84.19	609	36.97
Kentucky	27	1,908,346.47	0.35	8.913	339	84.05	619	31.95
New Mexico	11	1,741,911.47	0.32	7.505	346	74.72	591	35.93
Kansas	21	1,711,353.32	0.31	9.882	337	86.87	599	38.75
District Of Columbia	4	1,495,100.00	0.27	7.286	358	54.42	598	33.48
Iowa	18	1,477,032.49	0.27	9.464	341	85.08	608	40.79
Indiana	21	1,447,570.65	0.26	9.536	335	83.81	607	30.66
Alaska	7	1,008,371.32	0.18	9.643	351	82.91	596	39.15
Delaware	7	886,082.72	0.16	8.493	340	81.64	582	33.74
West Virginia	5	862,086.50	0.16	8.677	353	77.27	602	45.26
Rhode Island	4	848,100.00	0.15	7.507	358	73.21	610	44.06
Montana	7	760,749.75	0.14	8.401	347	82.07	591	30.59
Vermont	5	742,217.77	0.13	7.418	358	78.38	600	47.98
Maine	5	717,363.74	0.13	8.195	357	81.34	580	41.63
Wyoming	8	702,436.68	0.13	8.294	341	83.17	645	46.07
Nebraska	5	612,591.16	0.11	7.661	352	91.77	627	37.06
Arkansas	6	594,599.70	0.11	9.942	358	97.20	606	39.38
North Dakota	3	329,745.19	0.06	10.193	348	90.36	603	33.35
South Dakota	3	286,272.44	0.05	9.131	358	87.11	577	43.72
Total:	2,929	$551,151,735.72	100.00%	8.106%	350	80.16%	621	40.79%

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
3.000 - 3.499	1	$478,250.42	0.12%	7.250%	358	74.84%	582	45.63%
3.500 - 3.999	2	621,783.49	0.16	7.805	358	76.60	583	49.65
4.000 - 4.499	6	1,085,427.14	0.28	7.939	357	77.40	586	37.12
4.500 - 4.999	18	4,202,795.89	1.07	6.873	358	69.73	632	43.85
5.000 - 5.499	53	13,592,333.56	3.47	6.840	357	71.15	631	42.10
5.500 - 5.999	156	42,082,528.13	10.74	7.255	358	77.72	620	40.91
6.000 - 6.499	200	50,288,309.29	12.83	7.517	357	79.55	627	42.12
6.500 - 6.999	328	77,306,812.97	19.73	7.842	357	81.52	632	41.29
7.000 - 7.499	264	58,325,335.21	14.88	8.333	357	82.09	630	40.99
7.500 - 7.999	237	54,317,691.41	13.86	8.730	357	83.70	630	40.60
8.000 - 8.499	260	49,437,546.99	12.62	9.256	357	82.24	602	41.60
8.500 - 8.999	135	23,392,090.36	5.97	9.403	357	85.20	595	41.73
9.000 - 9.499	51	9,165,104.07	2.34	9.903	357	84.66	606	41.28
9.500 - 9.999	35	4,577,011.30	1.17	10.477	358	88.75	600	37.57
10.000 - 10.499	16	1,753,289.32	0.45	11.155	358	92.77	602	41.66
10.500 - 10.999	8	866,498.49	0.22	11.225	358	86.95	571	38.37
11.000 - 11.499	3	184,373.24	0.05	12.110	358	100.00	596	38.52
11.500 - 11.999	2	177,779.14	0.05	12.633	358	85.22	531	36.88
Total:	1,775	$391,854,960.42	100.00%	8.265%	357	81.27%	622	41.29%

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
4.500 - 4.999	1	$151,540.00	0.04%	6.850%	357	80.00%	660	35.75%
5.500 - 5.999	16	4,410,070.58	1.13	6.047	357	75.11	655	41.27
6.000 - 6.499	45	14,632,682.12	3.73	6.297	357	71.65	648	42.87
6.500 - 6.999	149	41,904,241.77	10.69	6.834	357	78.00	636	42.59
7.000 - 7.499	170	44,351,858.66	11.32	7.262	357	79.70	630	42.73
7.500 - 7.999	325	77,617,431.69	19.81	7.749	357	80.51	634	40.86
8.000 - 8.499	262	59,596,388.30	15.21	8.287	357	81.52	624	40.83
8.500 - 8.999	252	55,747,993.31	14.23	8.773	357	82.37	621	41.43
9.000 - 9.499	193	35,814,539.88	9.14	9.230	357	83.03	602	42.06
9.500 - 9.999	151	26,269,826.53	6.70	9.708	358	85.55	593	39.85
10.000 - 10.499	80	14,746,556.27	3.76	10.224	358	85.92	601	38.77
10.500 - 10.999	43	5,436,670.90	1.39	10.728	357	88.76	578	36.64
11.000 - 11.499	39	4,302,004.82	1.10	11.244	358	88.13	574	42.64
11.500 - 11.999	29	4,191,673.20	1.07	11.673	358	87.64	575	37.90
12.000 - 12.499	10	1,240,247.56	0.32	12.193	358	84.15	563	35.97
12.500 - 12.999	6	473,277.86	0.12	12.724	358	93.29	565	37.05
13.000 - 13.499	2	823,584.94	0.21	13.079	359	90.00	639	45.29
13.500 - 13.999	2	144,372.03	0.04	13.730	359	95.00	546	41.92
Total:	1,775	$391,854,960.42	100.00%	8.265%	357	81.27%	622	41.29%

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
11.500 - 11.999	3	$457,811.87	0.12%	6.087%	355	80.00%	710	29.88%
12.000 - 12.499	6	1,570,676.84	0.40	6.339	355	74.57	678	44.70
12.500 - 12.999	32	7,969,453.43	2.03	6.408	357	76.48	647	42.51
13.000 - 13.499	62	18,430,945.27	4.70	6.533	357	73.73	643	42.48
13.500 - 13.999	180	49,635,543.60	12.67	7.043	357	78.31	637	41.87
14.000 - 14.499	198	49,697,493.24	12.68	7.490	357	80.04	625	42.73
14.500 - 14.999	317	74,996,540.72	19.14	7.873	357	81.21	631	41.13
15.000 - 15.499	231	52,167,132.46	13.31	8.353	357	81.31	624	40.48
15.500 - 15.999	225	48,876,127.93	12.47	8.816	358	82.00	621	41.36
16.000 - 16.499	181	35,013,596.51	8.94	9.304	357	83.59	605	42.28
16.500 - 16.999	142	25,116,512.80	6.41	9.754	358	85.43	590	39.66
17.000 - 17.499	74	12,434,789.21	3.17	10.233	358	86.23	602	38.60
17.500 - 17.999	38	4,792,576.70	1.22	10.816	358	90.04	584	36.25
18.000 - 18.499	37	4,163,645.03	1.06	11.229	358	88.82	574	42.53
18.500 - 18.999	28	3,792,164.24	0.97	11.665	358	87.51	573	36.94
19.000 - 19.499	11	1,298,715.74	0.33	12.196	358	84.87	565	35.98
19.500 - 19.999	6	473,277.86	0.12	12.724	358	93.29	565	37.05
20.000 - 20.499	2	823,584.94	0.21	13.079	359	90.00	639	45.29
20.500 - 20.999	2	144,372.03	0.04	13.730	359	95.00	546	41.92
Total:	1,775	$391,854,960.42	100.00%	8.265%	357	81.27%	622	41.29%

Initial Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	13	$3,133,163.19	0.80%	8.211%	358	74.49%	584	44.22%
1.500	1,392	309,112,226.34	78.88	8.282	357	81.42	623	41.16
2.000	13	3,486,999.23	0.89	7.841	356	78.56	614	41.88
2.990	1	128,440.05	0.03	9.010	356	95.00	579	52.96
3.000	352	75,321,904.86	19.22	8.211	357	81.00	622	41.62
5.000	1	109,531.87	0.03	6.750	352	80.00	652	48.73
6.000	3	562,694.88	0.14	8.954	357	86.77	544	42.74
Total:	1,775	$391,854,960.42	100.00%	8.265%	357	81.27%	622	41.29%

Subsequent Periodic Cap (%)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1.000	330	$71,150,497.09	18.16%	8.247%	357	80.91%	621	41.68%
1.500	1,443	320,411,517.79	81.77	8.269	357	81.36	622	41.20
2.000	2	292,945.54	0.07	7.846	355	76.87	566	49.00
Total:	1,775	$391,854,960.42	100.00%	8.265%	357	81.27%	622	41.29%

Months to Next Rate Adjustment (months)	# of Loans	Current Principal Balance ($)	Pct by Curr Prin Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV (%)	Weighted Average FICO	Weighted Average DTI (%)
1 - 3	4	$1,546,914.39	0.39%	8.249%	357	63.81%	571	45.55%
4 - 6	6	1,170,773.06	0.30	8.226	358	84.80	593	46.73
16 - 18	11	2,469,944.16	0.63	7.514	353	83.17	630	41.10
19 - 21	740	159,538,373.28	40.71	8.064	357	81.09	626	41.24
22 - 24	665	159,311,994.29	40.66	8.416	358	82.13	620	41.45
25 - 27	5	1,801,035.94	0.46	7.425	351	88.92	645	41.94
28 - 30	6	794,459.83	0.20	7.509	353	81.92	652	37.94
31 - 33	279	53,465,431.72	13.64	8.410	356	79.87	620	40.61
34 - 36	59	11,756,033.75	3.00	8.628	358	78.88	605	42.00
Total:	1,775	$391,854,960.42	100.00%	8.265%	357	81.27%	622	41.29%

Contact List

North American ABS – Home Equity			Syndicate/Sales Desk
Origination:	Brian Bernard	834-5139	Brian McDonald	834-4154
	Paul White	834-5440	Andy Cherna	834-4154
	Tom Roh	834-5936	Randall Outlaw	834-4154
	Jamie Gordon	834-5409	Melissa Traylor	834-4154
	Swapna Putcha	834-5435
	Alex Louis-Jeune	834-5033
	Kathryn Bauer	834-9986
	Shilla Kim-Parker	834-5006

Structuring/
Home Equity Trading:	Robert Miller	834-2428
	Raj Kothari	834-3339
	Kevin Lynn	834-2394	Asset-Backed Trading
	Haroon Jawadi	834-5308	Peter Basso	834-3720
	Osmin Rivera	834-2151	Maria Lopes	834-3720
	Alissa Smith	834-5432	Vikas Sarna	834-3720
			Nick Sykes	834-3720

Rating Agency Contacts

Standard & Poor’s	Sudhir Sharma
(212) 553-1456
sudhir_sharma@standardandpoors.com

Moody’s	Nestor Macias
(212) 553-1456
nestor.macias@moodys.com

Fitch	Gregory Hackett
(212) 908-0686
gregory.hackett@fitchratings.com

Please Direct All Questions to the Syndicate Desk (x4-4154) Brian McDonald Andy Cherna Randall Outlaw Melissa Traylor